SCHEDULE 14-A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the  Registrant [x]

Filed by a Party other than the Registrant []

Check the appropriate box:

[ ]  Revised Preliminary Proxy Statement

[ ]  Confidential for use of the Commission only (as permitted by Rule
     14a-6(e)(2))

[x]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                         Leeds Federal Bankshares, Inc.
               -------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                       N/A
            --------------------------------------------------------
                   (Name of Person(s) Filling Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

[ ] No fee required

[x] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         1) Title of each class of securities to which transaction applies:

            Common stock, par value $1.00 per share
         .......................................................................
         2) Aggregate number of securities to which transaction applies:

            1,238,181
         .......................................................................
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

            1,238,181 shares x $32 (cash consideration) plus 138,500 options x $24.08 (option cash out value), and multiplying that sum by 1/50th of 1%
         .......................................................................
         4) Proposed maximum aggregate value of transaction:

            $42,956,900
         .......................................................................
         5)  Total fee paid:

             $8,600
         .......................................................................

[x] Fee previously paid with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

                   [LEEDS FEDERAL BANKSHARES, INC. LETTERHEAD]

December 3, 2002

Dear Stockholder:

     We cordially invite you to attend the annual meeting of the stockholders of Leeds Federal Bankshares, Inc. The meeting will be held at our headquarters, located at 1101 Maiden Choice Lane, Baltimore, Maryland, on Thursday, December 26, 2002 at 3:00 p.m., Eastern Time.

     At the annual meeting, you will be asked to approve a Merger Agreement by and among Northwest Savings Bank, Northwest Bancorp, Inc. and Northwest Bancorp, MHC and Leeds Federal Savings Bank, Leeds Federal Bankshares, Inc. and Leeds Federal Bankshares, MHC. As a result of the merger, you will be entitled to receive a cash payment of $32.00 for each share of Leeds Federal Bankshares, Inc. stock that you own. Moreover, as a result of the merger you will not own any stock or other interest in Leeds Federal Bankshares, Inc. nor will you receive, as a result of the merger, any stock of Northwest Bancorp, Inc., Northwest Savings Bank, or Northwest Bancorp, MHC.

     At the annual meeting, you also will be asked to consider and vote upon the election of one director of Leeds Federal Bankshares, Inc. and the ratification of the appointment of KPMG LLP as our auditors for the fiscal year ending June 30, 2003. The director will serve until the merger is completed or, in the event the merger is not completed, until the expiration of his term or until his successor is elected and qualified.

     Your exchange of shares of Leeds Federal Bankshares, Inc. stock for cash generally will cause you to recognize a taxable gain or loss for federal, and possibly state and local, income tax purposes. You should consult your personal tax advisor for a full understanding of the tax consequences of the merger to you.

     The completion of the merger is subject to certain conditions, including the approval of the Merger Agreement by the stockholders of Leeds Federal Bankshares, Inc. and the receipt of all required regulatory approvals.

     YOUR VOTE IS VERY IMPORTANT. THE MERGER AGREEMENT MUST BE APPROVED BY THE AFFIRMATIVE VOTE OF:

  o TWO-THIRDS OF ALL VOTES ENTITLED TO BE CAST AT THE MEETING BY ALL LEEDS FEDERAL BANKSHARES, INC. STOCKHOLDERS, INCLUDING LEEDS FEDERAL BANKSHARES, MHC; AND

  o A MAJORITY OF ALL VOTES ENTITLED TO BE CAST AT THE MEETING BY ALL LEEDS FEDERAL BANKSHARES, INC. STOCKHOLDERS, OTHER THAN LEEDS FEDERAL BANKSHARES, MHC.

     We urge you to read the attached proxy statement carefully. It describes the Merger Agreement in detail and includes a copy of the Merger Agreement as Appendix A.

     YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT. YOUR BOARD OF DIRECTORS ALSO RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF THE DIRECTOR NOMINEE NAMED IN THIS PROXY STATEMENT AND "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR AUDITORS.

     Whether or not you plan to attend the annual meeting, please complete, date and sign the enclosed proxy form and return it promptly in the postage-paid envelope provided. On behalf of the board of directors, I thank you for your prompt attention to this important matter.

                                        Sincerely,

                                        /s/ Gordon E. Clark
                                        ----------------------------------------
                                        Gordon E. Clark
                                        President and Chief Executive Officer

                         LEEDS FEDERAL BANKSHARES, INC.
                             1101 MAIDEN CHOICE LANE
                            BALTIMORE, MARYLAND 21229
                                 (410) 242-1234

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON DECEMBER 26, 2002

     Notice is hereby given that the annual meeting of stockholders of Leeds Federal Bankshares, Inc. will be held at its headquarters located at 1101 Maiden Choice Lane, Baltimore, Maryland on December 26, 2002 at 3:00 p.m., Eastern Time, for the following purposes:

     1. The approval of the Agreement and Plan of Merger, dated as of August 16, 2001, by and among Northwest Savings Bank, Northwest Bancorp, Inc. and Northwest Bancorp, MHC, and Leeds Federal Savings Bank, Leeds Federal Bankshares, Inc. and Leeds Federal Bankshares, MHC, as amended on April 30, August 28 and November 22, 2002 (the "Merger Agreement"). Upon completion of the merger, you will be entitled to receive $32.00 in cash for each share of Leeds Federal Bankshares, Inc. stock that you own. A copy of the Merger Agreement, as amended, is included as Appendix A to the accompanying proxy statement;

     2.   The election of one director to serve for a term of three years;

     3. The ratification of the appointment of KPMG LLP as auditors for Leeds Federal Bankshares, Inc. for the fiscal year ending June 30, 2003; and

     4. To transact such other business as may properly come before the meeting or any adjournment thereof. The board of directors is not aware of any other business to come before the meeting.

     Any action may be taken on the foregoing proposals at the meeting on the date specified above, or on any date or dates to which the meeting may be adjourned. Only stockholders of record at the close of business on November 7, 2002 are entitled to vote at the meeting or any adjournments of the meeting.

                           YOUR VOTE IS VERY IMPORTANT

     You are requested to complete and sign the enclosed proxy card which is solicited on behalf of the board of directors, and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend the meeting and vote in person. Remember, if your shares are held in the name of a broker, only your broker can vote your shares and only after receiving your instructions on the merger proposal. Please contact the person responsible for your account and instruct him/her to execute a proxy card on your behalf. You should also sign, date and mail your proxy at your earliest convenience. Please review the document accompanying this notice for more complete information regarding the matters proposed for your consideration at the annual meeting. Should you have any questions or require assistance, please call us at (410) 242-1234.

                                        BY ORDER OF THE BOARD OF DIRECTORS

                                        /s/ Susan L. Ring
                                        --------------------------------
                                        Susan L. Ring
                                        Secretary
Baltimore, Maryland
December 3, 2002

--------------------------------------------------------------------------------
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE LEEDS FEDERAL BANKSHARES, INC. THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES. THE BOARD OF DIRECTORS OF LEEDS FEDERAL BANKSHARES, INC. UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE MERGER AGREEMENT. YOUR SUPPORT IS APPRECIATED.
--------------------------------------------------------------------------------

                                   PLEASE NOTE

     No one has been authorized to provide Leeds Federal Bankshares, Inc. stockholders with any information other than the information included in this proxy statement and the documents that are referred to in this proxy statement. Stockholders of Leeds Federal Bankshares, Inc. should not rely on other information as being authorized by Leeds Federal Bankshares, Inc.

     This proxy statement is first being mailed to stockholders on or about December 3, 2002.

     As used in this proxy statement, Leeds Federal Savings Bank is sometimes referred to as "Leeds Federal," Leeds Federal Bankshares, Inc. is sometimes referred to as "Leeds Bankshares," and Leeds Federal Bankshares, MHC is sometimes referred to as "Leeds MHC." Leeds Federal, Leeds Bankshares and Leeds MHC are sometimes collectively referred to as "Leeds." Additionally, Northwest Bancorp, Inc. is sometimes referred to as "Northwest Bancorp" and Northwest Bancorp, MHC is sometimes referred to as "Northwest MHC." Northwest Savings Bank, Northwest Bancorp and Northwest MHC are sometimes collectively referred to as "Northwest."

                       WHO CAN HELP ANSWER YOUR QUESTIONS

     If you want additional copies of this document, or if you want to ask any questions about the Merger Agreement you should contact:

                               Mr. Gordon E. Clark
                               President and Chief Executive Officer
                               Leeds Federal Bankshares, Inc.
                               1101 Maiden Choice Lane
                               Baltimore, Maryland 21229
                               Telephone: (410) 242-1234

                                TABLE OF CONTENTS

TABLE OF CONTENTS............................................................iii
SUMMARY TERM SHEET.............................................................1
QUESTIONS AND ANSWERS ABOUT THE VOTING PROCEDURES FOR THE ANNUAL MEETING.......5
THE ANNUAL MEETING.............................................................6
   Place, Time and Date........................................................6
   Matters to be Considered....................................................6
   Voting Rights of Stockholders; Votes Required for Approval..................6
   Solicitation and Revocability of Proxies....................................7
   Principal Stockholders......................................................7
   Security Ownership of Directors and Management..............................8
PROPOSAL I - THE MERGER........................................................9
   Overview....................................................................9
   The Parties to the Merger..................................................10
   Background to the Merger...................................................11
   Leeds Reasons for the Merger...............................................13
   Opinion of Financial Advisor...............................................14
   Interests of Certain Persons in the Merger and Related Transactions........18
   Conditions of the Merger...................................................21
   Federal Income Tax Consequences of the Merger to You.......................22
   Accounting Treatment of the Merger.........................................22
   Effective Time.............................................................22
   Procedures for Surrendering Your Certificates..............................23
   Regulatory Approvals.......................................................23
   Time Period for Completing the Merger......................................24
   Other Provisions of the Merger Agreement...................................24
   Voting Agreements..........................................................25
   No Dissenters' Rights......................................................26
PROPOSAL II - ELECTION OF DIRECTOR............................................26
   Meetings and Committees of the Board of Directors..........................27
   Audit Committee Report.....................................................28
   Ownership Reports by Officers and Directors................................28
   Directors' Compensation....................................................28
   Compensation Committee Interlocks and Insider Participation................30
   Report of the Compensation Committee.......................................30
   Stock Performance Graph....................................................31
   Executive Compensation.....................................................32
   Employment Agreement.......................................................32
   Supplemental Executive Retirement Plan.....................................33
   1994 Incentive Stock Option Plan...........................................34
   Transactions With Certain Related Persons..................................35
PROPOSAL III - RATIFICATION OF THE APPOINTMENT OF AUDITORS....................36
OTHER MATTERS.................................................................36
STOCKHOLDER PROPOSALS.........................................................36
WHERE YOU CAN FIND MORE INFORMATION...........................................37

Appendix A - Agreement and Plan of Merger....................................A-1
Appendix B - Opinion of RP Financial, LC.....................................B-1

                         LEEDS FEDERAL BANKSHARES, INC.
               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

                               SUMMARY TERM SHEET

     This summary term sheet highlights selected information from this proxy statement regarding the merger proposal and may not contain all of the information that is important to you. You should carefully read this entire document and the other documents we refer to in this document. These will give you a more complete description of the transactions we are proposing. We have included page references in this summary term sheet to direct you to other places in this proxy statement where you can find a more complete description of the topics we discuss below.

THE COMPANIES (SEE PAGES 10 THROUGH 11).

     Leeds Bankshares is a federally chartered stock holding company headquartered in Baltimore, Maryland. Leeds Bankshares operates through its wholly-owned subsidiary bank, Leeds Federal, a federally chartered savings bank headquartered in Baltimore, Maryland, with two branch offices in Baltimore and Elkridge, Maryland. Leeds MHC, a federal mutual holding company, also headquartered in Baltimore, Maryland, owns 72.7% of the common stock of Leeds Bankshares.

     Northwest Bancorp is a federally chartered stock holding company headquartered in Warren, Pennsylvania. Northwest Bancorp operates through its wholly-owned subsidiaries, Northwest Savings Bank, a Pennsylvania-chartered savings bank, and Jamestown Savings Bank, a New York-chartered savings bank. Northwest Bancorp, through its subsidiaries, provides a wide range of commercial and consumer banking services through 130 community banking offices throughout its market area in northwest, southwest and central Pennsylvania, southwestern New York and northeastern Ohio.

OUR REASONS FOR THE MERGER (SEE PAGES 13 THROUGH 14).

     Our board of directors believes that the merger is in the best interests of Leeds Bankshares and its stockholders. The merger will enable our stockholders to realize significant value on their investment in Leeds Bankshares. The board of directors of Leeds MHC believes that the merger is in the best interests of Leeds MHC and its members. In reaching its decision to approve the Merger Agreement, our board considered various factors which are discussed in detail in this proxy statement.

OUR BOARD OF DIRECTORS RECOMMENDS STOCKHOLDER APPROVAL (SEE PAGES 13 THROUGH
14).

         Our board of directors believes that the transactions contemplated by the Merger Agreement are in the best interests of Leeds Bankshares and all of our stockholders. The board has approved the Merger Agreement. Our board of directors recommends that you vote "FOR" approval of the Merger Agreement.

OUR FINANCIAL ADVISOR SAYS THE MERGER CONSIDERATION IS FAIR FROM A FINANCIAL POINT OF VIEW (SEE PAGES 14 THROUGH 18).

     Our financial advisor, RP Financial, LC., has given our board of directors a written opinion, dated August 16, 2001 and updated as of December 3, 2002, that states the cash consideration to be paid to our stockholders is fair to the holders of our common stock from a financial point of view and the merger is fair to the members of Leeds MHC. A copy of the updated opinion is attached to this proxy statement as Appendix B. You should read it completely to understand the assumptions made, matters considered and limitations on the review performed by our financial advisor in issuing its opinion. We have agreed to pay RP Financial a fee of approximately $500,000 as consideration for its services. Of this amount, $60,000 has been paid.

SOME MATERIAL TERMS OF THE MERGER AGREEMENT (SEE PAGES 9 THROUGH 26).

  o Leeds Bankshares will exchange its charter for an interim stock savings association charter to become Leeds Interim Savings Bank, and Leeds Interim Savings Bank will then merge with and into Leeds Federal with Leeds Federal as the surviving association. The separate existence of Leeds Bankshares and Leeds Interim Savings Bank will cease.

  o As part of the merger of Leeds Interim Savings Bank into Leeds Federal, each issued and outstanding share of Leeds Bankshares common stock held by minority stockholders will cease to be outstanding, will cease to exist and will be converted automatically into the right to receive $32.00 in cash. Each issued and outstanding share of Leeds Bankshares common stock held by Leeds MHC will be exchanged for all of the outstanding shares of Leeds Federal.

  o On the effective date of the merger, Leeds Federal will become a wholly-owned subsidiary of Leeds MHC.

  o Leeds MHC will then merge with and into Northwest MHC, with Northwest MHC as the resulting entity. The separate existence of Leeds MHC will cease.

  o As a result of the above merger, each issued and outstanding share of Leeds Federal common stock held by Leeds MHC will be transferred to Northwest MHC as the surviving entity in that merger, and Leeds Federal will become a wholly-owned subsidiary of Northwest MHC.

  o All deposit accounts established at Leeds Federal prior to the merger effective date will confer on each depositor the same rights and privileges in Northwest MHC as if such deposit account had been established at Northwest Savings Bank on the date established at Leeds Federal. To the extent permitted by regulatory authorities, any borrower members of Leeds MHC as of the merger effective date (i.e., borrowers of Leeds Federal as of April 28, 1994 who continue their borrower relationship as of the merger effective date), whose borrowings remain outstanding as of the date established to determine depositors eligible to vote on any mutual-to-stock conversion of Northwest MHC, will be given subscription rights in any conversion of Northwest MHC to stock form that occurs prior to any merger of Leeds Federal with and into Northwest Savings Bank.

  o The merger cannot occur unless: (1) our stockholders approve the Merger Agreement; (2) the members of Leeds MHC approve the Merger Agreement; (3) we receive required regulatory approvals; and (4) certain other conditions to the merger are satisfied or waived.

  o If the merger is not completed on or before January 31, 2003, the Merger Agreement may be terminated by either Leeds or Northwest, unless the failure to close is due to a breach of the party seeking to terminate.

  o We have agreed not to solicit or encourage a competing transaction to acquire us. However, if its fiduciary duties require it, our board of directors may furnish information to or negotiate with someone who makes an unsolicited proposal that would be superior to Northwest Bancorp's proposal.

  o If we terminate the Merger Agreement with Northwest because we receive a superior proposal, or if our board of directors changes its recommendation to approve of the Merger Agreement, we will pay Northwest Bancorp a fee of $2.2 million.

AMENDMENT OR TERMINATION OF THE MERGER AGREEMENT (SEE PAGE 25).

     Leeds Bankshares and Northwest Bancorp may mutually agree to terminate the Merger Agreement and elect not to complete the merger at any time before the effective date of the merger.

     The parties also may terminate the merger if other circumstances occur that are described in the Merger Agreement, including the failure to complete the merger by January 31, 2003.

     The Merger Agreement may be amended by the written agreement of Leeds and Northwest. However, after you approve the Merger Agreement, any subsequent amendment or waiver that reduces or changes the amount or form of the consideration that you will receive as a result of the merger transactions cannot be completed without your prior approval. Similarly, if any subsequent amendment or waiver results in a negative taxable event to you, we must first obtain your approval.

MERGER CONSIDERATION TO BE RECEIVED BY LEEDS BANKSHARES STOCKHOLDERS (SEE PAGE
9).

     All Leeds Bankshares stockholders, except for Leeds MHC, will be entitled to receive $32.00 in cash for each share of Leeds Bankshares common stock that they own on the effective date of the merger.

LEEDS BANKSHARES STOCK OPTIONS (SEE PAGES 20 THROUGH 21).

     The Leeds Bankshares stock option plan will terminate on the effective date of the merger. In addition, stock options to purchase Leeds Bankshares common stock made pursuant to the Leeds Bankshares stock option plans will become immediately vested and holders of these options will receive a cash payment in accordance with the calculation presented in the Merger Agreement.

VOTES REQUIRED BY LEEDS BANKSHARES STOCKHOLDERS (SEE PAGES 6 THROUGH 7).

The Merger Agreement must be approved by the affirmative vote of:

  o Two-thirds of all votes entitled to be cast at the meeting by all Leeds Bankshares stockholders, including Leeds MHC, and

  o A majority of all votes entitled to be cast at the meeting by all Leeds Bankshares stockholders, other than Leeds MHC.

Leeds MHC, which owns 72.7% of our common stock, is required to vote for the Merger Agreement, pursuant to the terms thereof.

THE MERGER WILL BE TAXABLE TO OUR STOCKHOLDERS (SEE PAGE 22).

     Our stockholders will generally recognize gain for federal, and possibly state and local, income tax purposes, on the exchange of their Leeds Bankshares common stock for cash. You will recognize gain equal to the difference between the amount of cash you receive and your tax basis in your Leeds Bankshares common stock. The actual tax consequences of the exchange to you will depend on your specific situation and factors not within our control. You should consult your personal tax advisor for a full understanding of the tax consequences of the merger to you.

ACCOUNTING TREATMENT (SEE PAGE 22).

     Northwest Bancorp intends to account for the merger transactions under both the "pooling of interests" and "purchase" accounting methods for financial reporting purposes.

YOU DO NOT HAVE DISSENTERS' RIGHTS (SEE PAGE 26).

     Under federal law, you do not have dissenters' appraisal rights with respect to your Leeds Bankshares shares.

THE MERGER AND RELATED TRANSACTIONS ARE EXPECTED TO BE COMPLETED BY JANUARY 31, 2003 (SEE PAGES 22 THROUGH 23).

     The merger and the related transactions will only occur after all the conditions to its completion have been satisfied or waived. Currently, we anticipate that the merger transactions will be completed by January 31, 2003.

REGULATORY APPROVALS (SEE PAGES 23 THROUGH 24).

     The merger and related acquisition of Leeds by Northwest must be approved by the Office of Thrift Supervision. The U.S. Department of Justice also may review the impact of the merger on competition.

     Northwest has filed all the regulatory applications and notices with the Office of Thrift Supervision. We cannot assure you that these regulatory approvals will be received, or that regulatory approvals received will not contain a condition or requirement that fails to satisfy the conditions set forth in the Merger Agreement.

FINANCIAL INTERESTS OF LEEDS' OFFICERS AND DIRECTORS IN THE MERGER (SEE PAGES 18 THROUGH 21).

     Our directors and executive officers have interests in the merger as individuals in addition to their interests as stockholders, such as receiving severance payments, indemnification and insurance coverage, and other benefits.

     Our board of directors was aware of these interests and considered them in its decision to approve the Merger Agreement.

--------------------------------------------------------------------------------
                         QUESTIONS AND ANSWERS ABOUT THE
                    VOTING PROCEDURES FOR THE ANNUAL MEETING
--------------------------------------------------------------------------------

Q:   What do I need to do now?

A: After you have carefully read this proxy statement, indicate on your proxy form how you want your shares to be voted. Then sign, date and mail your proxy form in the enclosed prepaid return envelope as soon as possible. This will enable your shares to be represented and voted at the annual meeting.

     If you sign, date and send in your proxy but you do not indicate how you want to vote, your proxy will be voted in favor of the proposal to approve the Merger Agreement, in favor of the nominee for director and in favor of the ratification of the appointment of auditors.

     If you do not sign and send in your proxy or attend and vote at the annual meeting, it will have the effect of a vote against the Merger Agreement, but will have no effect on the election of the director or ratification of the appointment of auditors.

Q: If my shares are held in street name by my broker, will my broker automatically vote my shares for me to approve the Merger Agreement?

A: No. Your broker will not be able to vote your shares to approve the Merger Agreement without instructions from you. You should instruct your broker to vote your shares on the Merger Agreement, following the directions your broker provides.

Q:   What if I fail to instruct my broker?

A: If you fail to instruct your broker to vote your shares, your shares will not be voted on the Merger Agreement and it will have the same effect as a vote against the Merger Agreement. However, your broker will be able to vote your shares to approve the director nominee and the appointment of auditors.

Q:   May I attend the meeting and vote my shares in person?

A: Yes. All stockholders are invited to attend the annual meeting. Stockholders of record can vote in person at the annual meeting. If your shares are held in street name, then you are not the stockholder of record and you must ask your broker or other nominee how you can vote at the annual meeting.

Q:   May I change my vote after I have mailed my signed proxy card?

A: Yes. If you have not voted through your broker or other nominee, there are three ways you can change your vote after you have sent in your proxy card.

   o First, you may send a written notice to the person to whom you submitted your proxy stating that you would like to revoke your proxy.

   o Second, you may complete and submit a new proxy form. Any earlier proxies will be revoked automatically.

   o Third, you may attend the annual meeting and vote in person. Any earlier proxy will be revoked. However, simply attending the annual meeting without voting in person will not revoke your proxy.

     If you have instructed a broker or other nominee to vote your shares, you must follow directions you received from your broker or other nominee to change your vote.

Q:   Should I send in my stock certificates now?

A: No. You should not send in your stock certificates at this time. Instructions for surrendering your stock certificates in exchange for $32.00 per share in cash will be sent to you after we complete the merger.

Q:   Whom should I call with questions?

A:   You should call us at (410) 242-1234.

--------------------------------------------------------------------------------
                               THE ANNUAL MEETING
--------------------------------------------------------------------------------

PLACE, TIME AND DATE

     The annual meeting is scheduled to be held at our corporate headquarters, 1101 Maiden Choice Lane, Baltimore, Maryland at 3:00 p.m. on Thursday, December 26, 2002.

MATTERS TO BE CONSIDERED

     At the annual meeting you will be asked to approve the Merger Agreement as more fully discussed on pages 9 through 26. At the annual meeting, you also will be asked to consider and vote upon the election of one director of Leeds Bankshares and the ratification of the appointment of KPMG LLP as our independent auditors for the fiscal year ending June 30, 2003. You may also consider and vote upon any other matters that may properly come before the Leeds Bankshares annual meeting, including approval of any adjournment of the annual meeting. No proxy that is voted against approval of the Merger Agreement will be voted in favor of an adjournment to solicit additional proxies for this proposal. As of the date of this document, the board of directors of Leeds Bankshares is not aware of any other business to be presented for consideration at the meeting.

VOTING RIGHTS OF STOCKHOLDERS; VOTES REQUIRED FOR APPROVAL

     The Leeds Bankshares board has fixed the close of business on November 7, 2002, as the record date for determining Leeds Bankshares stockholders entitled to receive notice of and to vote at the annual meeting. Each share of Leeds Bankshares common stock you own entitles you to one vote. Only holders of record of Leeds Bankshares common stock as of the record date are entitled to notice of and to vote at the annual meeting. As of the record date, there were issued and outstanding 4,563,984 shares of Leeds Bankshares common stock.

     The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Leeds Bankshares common stock entitled to vote is necessary to constitute a quorum at the annual meeting. Abstentions and broker non-votes (as described below) will be counted solely for the purpose of determining whether a quorum is present. Under the applicable rules of the National Association of Securities Dealers ("NASD"), brokers or members who hold shares in street name for customers who are the beneficial owners of such shares are prohibited from giving a proxy to vote those shares with respect to the approval of the Merger Agreement in the absence of specific instructions from such customers ("broker non-votes"). Abstentions and broker non-votes will not be deemed to be cast either "FOR" or "AGAINST" the Merger Agreement.

     Approval of the merger requires the affirmative vote of:

  o Two-thirds of all votes entitled to be cast at the meeting by all Leeds Bankshares stockholders, including Leeds MHC, and

  o A majority of all votes entitled to be cast at the meeting by all Leeds Bankshares stockholders, other than Leeds MHC.

     Under this voting standard, an abstention, broker non-vote or failure to vote will have the same effect as a vote "AGAINST" the Merger Agreement.

     Directors are elected by a plurality of votes cast. The ratification of the appointment of auditors requires the affirmative vote of stockholders holding a majority of the total votes present at the annual meeting in person or by proxy, without regard to broker non-votes. Shares as to which the "ABSTAIN" box has been selected on the proxy will have the same effect as a vote AGAINST the ratification of the appointment of auditors.

     Leeds MHC is the mutual holding company for Leeds Federal. As indicated under "-Principal Stockholders," Leeds MHC owns 72.7%, or 3,300,000 shares, of the outstanding common stock of Leeds Bankshares. While Leeds MHC is expected to vote such shares "FOR" the approval of the Merger Agreement, the proposal to adopt the Merger Agreement also requires the approval of a majority of the total votes of the Leeds Bankshares common stock outstanding as of November 7, 2002, the record date for voting, exclusive of the shares owned by Leeds MHC. Leeds MHC is also expected to vote its shares "FOR" the election of the director and "FOR" the ratification of the appointment of auditors. Such vote would guarantee the approval of the director and auditor proposals.

     The directors and executive officers of Leeds are entitled to vote approximately 2.4% of the outstanding shares of Leeds Bankshares common stock in their individual capacities. These directors and executive officers have already agreed to vote their shares in favor of the Merger Agreement. Pursuant to the Merger Agreement, Leeds MHC is required to vote all of its shares to approve the Merger Agreement.

SOLICITATION AND REVOCABILITY OF PROXIES

     Proxies in the form accompanying this document are being solicited by the board. Shares represented by properly executed proxies, if such proxies are received in time and are not revoked, will be voted in accordance with the instructions indicated on the proxies. Except for broker non-votes, if no instructions are indicated on a properly executed proxy, such proxies will be voted "FOR" approval of the Merger Agreement, "FOR" the election of the director and "FOR" the ratification of the appointment of auditors, and as determined by a majority of the board as to any other matter that may come before the annual meeting including, among other things, a motion to adjourn or postpone the annual meeting to another time and/or place, for the purpose of soliciting additional proxies or otherwise. No proxy with instructions to vote against the proposal to approve the Merger Agreement, however, will be voted in favor of any adjournment or postponement of the annual meeting.

     A stockholder who has given a proxy may revoke it at any time prior to its exercise at the annual meeting by:

  o  giving written notice of revocation to the Secretary of Leeds Bankshares;

  o  properly submitting a duly executed proxy bearing a later date; or

  o  voting in person at the annual meeting.

     All written notices of revocation and other communications with respect to the revocation of proxies should be addressed to Susan L. Ring, Secretary, 1101 Maiden Choice Lane, Baltimore, Maryland 21229. A stockholder whose shares are held in street name should follow the instructions of his or her broker regarding revocation of proxies. A proxy appointment will not be revoked by the death or incapacity of the stockholder executing the proxy unless, before the shares are voted, notice of such death or incapacity is filed with the Secretary of Leeds Bankshares or other person responsible for tabulating votes on behalf of Leeds Bankshares.

     In addition to this mailing, Leeds directors, officers and employees may also solicit proxies personally, or by telephone, or by other forms of communication. Leeds may also retain a professional proxy solicitation firm to assist in the solicitation of proxies. For this service, it is expected that Leeds would pay a fee of up to $5,000 plus expenses to help with the solicitation. Leeds also will reimburse brokers and other nominees for their expenses in sending these materials to you and obtaining your voting instructions.

PRINCIPAL STOCKHOLDERS

     Persons and groups owning in excess of 5% of Leeds Bankshares common stock are required to file certain reports regarding such ownership pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The following table sets forth, as of November 7, 2002, persons or groups who own more than 5% of the common stock. Other than as noted below, management knows of no person or group that owns more than 5% of the outstanding shares of common stock as of such date.

                                                                      PERCENT OF
     NAME AND ADDRESS                          AMOUNT AND NATURE OF   SHARES OF COMMON
     OF BENEFICIAL OWNER                       BENEFICIAL OWNERSHIP   STOCK OUTSTANDING (%)
     -------------------                       --------------------   ---------------------

     Leeds Federal Bankshares, MHC             3,300,000              72.7%
     1101 Maiden Choice Lane
     Baltimore, Maryland

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

     On the record date, Leeds Bankshares directors and executive officers beneficially owned 216,651 shares (inclusive of 112,697 stock options, which cannot be voted unless they are exercised), or approximately 5.0% of the outstanding shares of Leeds Bankshares common stock. Our directors and executives have already agreed to vote their shares in favor of the Merger Agreement pursuant to voting agreements entered into by each individual director and executive officer. For a more detailed description of the voting agreements entered into by each individual director and executive officer of Leeds Bankshares, please refer to "Voting Agreements," elsewhere in this proxy statement.

     The following table shows Leeds Bankshares' common stock beneficially owned by each director and executive officer of Leeds Bankshares and all directors and executive officers of Leeds Bankshares as a group, as of November 7, 2002.

                                                             AMOUNT AND NATURE OF       PERCENT OF COMMON STOCK
NAME(1)                         TITLE                        BENEFICIAL OWNERSHIP (2)   OUTSTANDING
------------------------------  ---------------------------  -------------------------- -----------------------
John F. Amer                    Chairman                     23,714(3)                  *
Marguerite E. Wolf              Vice Chairman and Director   22,325(4)                  *
Gordon E. Clark                 President, Chief Executive   85,275(5)                  1.5%
                                Officer and Director
Raymond J. Hartman, Jr.         Director                     17,332(6)                  *
Joan H. McCleary                Director                     11,815                     *
Dale R. Douglas                 Senior Vice President        31,591(7)                  *
Kathleen G. Trumpler            Treasurer                    33,349(8)                  *

All directors and executive
officers as a group (7
persons)                                                     216,651(9)                 5.0%

---------------------------
* Less than 1%.
(1) The mailing address for each person listed is 1101 Maiden Choice Lane, Baltimore, Maryland 21229. Each of the directors listed is also a director of Leeds MHC, which owns the majority of the issued and outstanding shares of common stock.
(2) In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner for purposes of this table, of any shares of common stock if he has shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the date as of which beneficial ownership is being determined. As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares. Includes all shares held directly as well as by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting and investment power.
(3)  Includes options to purchase 20,714 shares of common stock.
(4)  Includes options to purchase 14,541 shares of common stock.
(5)  Includes options to purchase 36,000 shares of common stock.
(6)  Includes options to purchase 13,692 shares of common stock.
(7)  Includes options to purchase 12,750 shares of common stock.
(8)  Includes options to purchase 15,000 shares of common stock.
(9)  Includes options to purchase 112,697 shares of common stock.

--------------------------------------------------------------------------------
                             PROPOSAL I - THE MERGER
--------------------------------------------------------------------------------

     The following information describes certain information pertaining to the merger. This description is not complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Appendix A and incorporated by reference herein. All stockholders are urged to read the Merger Agreement in its entirety, as well as the opinion of our financial advisor attached as Appendix B.

OVERVIEW

     As soon as possible after the conditions to consummation of the merger described below have been satisfied or waived, and unless the Merger Agreement has been terminated or an alternative structure used as discussed below, the merger will be effected as follows:

  o Leeds Bankshares will exchange its charter for an interim stock savings association charter to become Leeds Interim Savings Bank, and Leeds Interim Savings Bank will then merge with and into Leeds Federal with Leeds Federal as the surviving association. The separate existence of Leeds Bankshares and Leeds Interim Savings Bank will cease.

  o As part of the merger of Leeds Interim Savings Bank into Leeds Federal, each issued and outstanding share of Leeds Bankshares common stock held by minority stockholders will cease to be outstanding, will cease to exist and will be converted automatically into the right to receive $32.00 in cash. Each issued and outstanding share of Leeds Bankshares common stock held by Leeds MHC will be exchanged for all of the outstanding shares of Leeds Federal.

  o On the effective date of the merger, Leeds Federal will become a wholly-owned subsidiary of Leeds MHC.

  o Leeds MHC will then merge with and into Northwest MHC, with Northwest MHC as the resulting entity. The separate existence of Leeds MHC will cease.

  o As a result of the above merger, each issued and outstanding share of Leeds Federal common stock held by Leeds MHC will be transferred to Northwest MHC as the surviving entity in that merger, and Leeds Federal will become a wholly-owned subsidiary of Northwest MHC.

  o All deposit accounts established at Leeds Federal prior to the merger effective date will confer on each depositor the same rights and privileges in Northwest MHC as if such deposit account had been established at Northwest Savings Bank on the date established at Leeds Federal. To the extent permitted by regulatory authorities, any borrower members of Leeds MHC as of the merger effective date (i.e., borrowers of Leeds Federal as of April 28, 1994 who continue their borrower relationship as of the merger effective date), whose borrowings remain outstanding as of the date established to determine depositors eligible to vote on any mutual-to-stock conversion of Northwest MHC, will be given subscription rights in any conversion of Northwest MHC to stock form that occurs prior to any merger of Leeds Federal with and into Northwest Savings Bank.

     The Merger Agreement provides that Northwest Bancorp may modify the structure of the acquisition of Leeds provided that:

  o the consideration to be received by Leeds Bankshares' stockholders is not changed or reduced;

  o  there are no adverse tax consequences for Leeds Bankshares' stockholders;
     or,

  o  the merger is not materially delayed or jeopardized.

THE PARTIES TO THE MERGER

     LEEDS. Leeds MHC is a federally chartered mutual holding company that currently owns approximately 72.7% of the outstanding shares of common stock of Leeds Bankshares. As a mutual holding company, Leeds MHC has no stockholders. Leeds MHC has no significant operations. Leeds Bankshares is a federally chartered mid-tier stock holding company that owns 100% of the outstanding shares of common stock of Leeds Federal. Leeds Bankshares was organized in connection with the two-tier reorganization of Leeds that was completed in January 1998. The principal business activity of Leeds Bankshares is the ownership of 100% of the common stock of Leeds Federal.

     Leeds Federal is a federally-chartered savings bank headquartered in Baltimore, Maryland. Leeds Federal's deposits are insured by the Federal Deposit Insurance Corporation ("FDIC") under the Savings Association Insurance Fund ("SAIF"). Leeds Federal has been a member of the Federal Home Loan Bank ("FHLB") System since 1938.

     Leeds Federal is a community-oriented savings bank that is engaged primarily in the business of accepting deposits from the general public in Leeds Federal's market area, and investing such deposits in fixed-rate one- to four-family residential mortgage loans and adjustable rate home equity loans and, to a lesser extent, commercial real estate loans and consumer loans. To the extent available funds exceed local mortgage loan demand, Leeds Federal also invests in mortgage-backed securities issued or guaranteed by the United States Government or agencies thereof, secured short-term loans to commercial banks, interest-earning deposits in other institutions, and other short- and medium-term investments. At September 30, 2002, Leeds Bankshares had total consolidated assets of approximately $454.6 million, total consolidated deposits of approximately $396.3 million, and total consolidated stockholders' equity of approximately $53.3 million.

     The executive offices of Leeds Bankshares, Leeds Federal and Leeds MHC are located at 1101 Maiden Choice Lane, Baltimore, Maryland 21229. Their telephone number at that address is (410) 242-1234.

     NORTHWEST. Northwest MHC is a federally chartered mutual holding company that currently owns approximately 74.6% of the common stock of Northwest Bancorp. As a mutual holding company, Northwest MHC has no stockholders. Northwest MHC has no significant operations. Northwest Bancorp is a federally chartered mid-tier stock holding company that owns 100% of the outstanding common stock of Northwest Savings Bank and Jamestown Savings Bank ("Jamestown"). Northwest Bancorp became the stock holding company of Northwest Savings Bank in a two-tier reorganization that was completed in February 1998. The principal business activity of Northwest Bancorp is the ownership of all of the issued and outstanding common stock of Northwest Savings Bank and of Jamestown.

     Northwest Savings Bank is a Pennsylvania-chartered stock savings bank headquartered in Warren, which is located in northwestern Pennsylvania. Northwest Savings Bank's deposits are insured by the FDIC. Northwest Savings Bank is a member of the FHLB System. Northwest Savings Bank is a community bank that offers traditional deposit and loan products, and through a subsidiary, consumer finance services. Northwest Savings Bank's mutual savings bank predecessor was founded in 1896. Northwest Savings Bank in its current stock form was established on November 2, 1994, as a result of the reorganization of Northwest Savings Bank's mutual predecessor into a mutual holding company structure. Jamestown was formed in November of 1995 as a de novo New York-chartered savings bank headquartered in Jamestown, New York. At September 30, 2002, Northwest Bancorp has total consolidated assets of approximately $4.8 billion, total consolidated deposits of approximately $3.9 billion and total consolidated stockholders' equity of approximately $323.9 million.

     As of September 30, 2002, Northwest Savings Bank and Jamestown operated 130 community banking offices throughout its market area in northwest, southwest and central Pennsylvania, southwestern New York, and northeastern Ohio. Northwest Savings Bank and its wholly owned subsidiaries also operate 47 consumer lending offices throughout Pennsylvania and two consumer lending offices in New York. Northwest Savings Bank has focused its lending activities primarily on the origination of loans secured by first mortgages on owner-occupied, one- to four-family residences. Northwest Savings Bank, directly or through its subsidiaries, also emphasizes the origination of consumer loans, including home equity, second mortgage, education and other consumer loans. To a lesser extent, Northwest Savings Bank also originates multifamily residential and commercial real estate loans and commercial business loans.

     Northwest Savings Bank's principal sources of funds are deposits, borrowed funds and the principal and interest payments on loans and marketable securities. Its principal source of income is interest received from loans and marketable securities. Northwest Savings Bank's principal expenses are the interest paid on deposits and the cost of employee compensation and benefits.

         The principal executive offices of Northwest Bancorp, Northwest Savings Bank and Northwest MHC are located at Liberty and Second Streets, Warren, Pennsylvania. Their telephone number at that address is (814) 726-2140.

BACKGROUND TO THE MERGER

     In September 2000, a large mutual savings institution ("Institution #1"), through its financial advisor, approached senior management of Leeds to express an interest in pursuing a business combination. In such a transaction, Institution #1 proposed to convert the deposits of Leeds Federal into deposits of Institution #1 and pay cash for the shares of Leeds Bankshares common stock not held by Leeds MHC. In order to consider this expression of interest and the strategic alternatives generally, the boards of directors retained RP Financial in September 2000 as a financial advisor. RP Financial was retained because of its expertise in advising financial institutions in merger transactions, its knowledge of Leeds' operations gained in conjunction with Leeds Federal's 1994 mutual holding company reorganization and stock offering, and its extensive experience providing financial advisory and planning services to mutual holding companies.

     Specifically, the boards requested that RP Financial evaluate Leeds' current business plan to identify alternative business strategies that might be available to Leeds, including a possible merger, and to make recommendations to the boards regarding those strategies that would benefit the depositors of Leeds Federal and increase stockholder value. On September 20, 2000, representatives of RP Financial met with the Leeds boards and presented a strategic options analysis. The analysis included a market overview, a situation analysis, and a presentation of alternative strategic options available to Leeds. The options included remaining in mutual holding company structure and continuing to implement the current business plan, pursuing a second step conversion to a full public company in the current market, completing a second step conversion in the future, and pursuing a merger with a mutual institution. RP Financial reviewed the potential impact of each alternative on the depositors of Leeds Federal as well as on the holders of Leeds Bankshares common stock. Leeds' legal counsel also attended this meeting and discussed the fiduciary responsibilities of the boards of directors of Leeds Bankshares and Leeds MHC. Legal counsel then reviewed and discussed the regulatory issues associated with each of the alternatives presented by RP Financial in the strategic options analysis. After considering the RP Financial presentation, advice from counsel, the treatment of and the potential benefits accruing to depositors and customers of Leeds as proposed by Institution #1, and the offer to pay cash for the Leeds Bankshares' common stock, the Leeds boards authorized counsel and RP Financial to continue discussions with Institution #1 with the objective of determining whether mutually agreeable terms could be reached regarding a potential business combination.

     Informal conversations between Institution #1 and the senior management of Leeds regarding the purchase price for the Leeds Bankshares' common stock and the treatment of Leeds MHC's members continued during December 2000 and January 2001. In late December and early January 2001, Institution #1, through its financial advisor, orally indicated an interest in a business combination that included a cash payment to minority stockholders ranging from $30 to $31 for each share of Leeds Bankshares common stock. The price per share of this nonbinding indication of interest was consistent with the potential value that RP Financial estimated could be created for Leeds Bankshares stockholders under an optimistic stand-alone business plan. After assessing Institution #1's proposed treatment of depositors, the proposed per share price and other factors, the Leeds boards authorized counsel and RP Financial to initiate the due diligence process. The Leeds boards retained RP Financial in January 2001 to provide certain financial advisory and investment banking services in connection with a potential merger transaction.

     In January 2001, both Leeds and Institution #1 executed confidentiality agreements. During February 2001, Leeds and Institution #1 exchanged certain due diligence documents and materials. On February 20, 2001, senior management of Leeds traveled to Institution #1 to meet with senior management and review operations. On March

9, 2001, RP Financial received the proposed terms under which Institution #1 would be willing to proceed, including conversion of the deposits of Leeds Federal into deposits of Institution #1 and payment of $24 per share in cash for each share of Leeds Bankshares common stock held by minority stockholders. On March 14, 2001, representatives of RP Financial met with the Leeds boards to review the proposal. Since the purchase price indicated in the March 9, 2001 proposal was considerably lower than the previous oral indication of interest, the Leeds boards elected to suspend discussions with Institution #1 and to explore other alternatives.

     In early April 2001, RP Financial provided to the Leeds boards a list of several alternative merger partners that could pursue a transaction under the same general terms as originally proposed by Institution #1. This list consisted of a limited number of large mutual savings institutions that possessed the financial resources and geographic proximity that would make them viable merger partners. In mid-April 2001, the Leeds boards authorized RP Financial to approach the mutual institution ("Institution #2") identified by RP Financial as having the greatest likelihood of having an interest in pursuing a business combination with Leeds. In late April 2001, after executing a confidentiality agreement and reviewing certain due diligence materials provided by Leeds, Institution #2 indicated that it would not pursue a business combination with Leeds.

     At the same time as RP Financial was contacting Institution #2, RP Financial and senior management of Leeds engaged in limited discussions with Institution #1 regarding its proposal, with the objective of negotiating an increase in the price to $30 to $31 per share. As a result of these discussions, in a letter dated May 2, 2001, Institution #1 modified certain terms of its proposal, including increasing the proposed purchase price for the Leeds Bankshares common stock held by minority stockholders to $26 per share. In a teleconference with the Leeds boards on May 23, 2001, RP Financial reviewed the revised proposal from Institution #1. The Leeds boards concluded that the purchase price was insufficient and authorized RP Financial to continue to negotiate with Institution #1. In a letter dated June 18, 2001, Institution #1 modified certain terms of its proposal, including increasing the proposed purchase price to $27 per share. In a June 27, 2001 meeting, RP Financial met with the Leeds boards to review the most recent proposal from Institution #1. The Leeds boards authorized RP Financial to continue negotiations with Institution #1.

     In mid-June 2001, Northwest Bancorp and Northwest MHC requested guidance from the Office of Thrift Supervision (the "OTS") as to whether a combination of two publicly traded companies in the mid-tier mutual holding company form of organization would be approvable under OTS regulations and policy if the business combination were structured to satisfy the standards addressed in the merger application submitted in connection with the OTS approval of the merger of North Shore Bank, F.S.B. and Marquette Savings Bank, S.A. (the "North Shore Transaction"). Northwest submitted a letter to the OTS in order to determine whether it was advisable to initiate preliminary discussions regarding a business combination with one or more mutual holding companies. At the time Northwest submitted the letter to the OTS, Northwest was not considering a possible business combination with Leeds, and was not aware that Leeds was in discussions regarding a possible business combination. On June 29 and again on July 3, the OTS staff informed Northwest that a combination of two publicly traded companies in the mid-tier mutual holding company form of organization involving the cash-out of minority stockholders would be approvable under OTS regulations and policy if the business combination were structured to satisfy the standards addressed in the merger application submitted in connection with the OTS approval of the North Shore Transaction.

     On July 3 in a conference call between Leeds management, Leeds counsel and RP Financial, Leeds counsel advised Leeds management that the OTS staff had indicated that a combination of two publicly traded companies in the mid-tier mutual holding company form of organization would be approvable under OTS regulations and policy if the business combination were structured in a manner similar to the North Shore Transaction. RP Financial provided to Leeds management a limited list of potential merger partners, consisting of large mutual holding company institutions with public stockholders that could be potential merger partners, including Northwest. Leeds management concluded that Northwest was the most attractive merger partner based upon Northwest's financial resources, business strategy, geographic proximity and track record of successful merger transactions. Leeds management authorized its legal counsel and financial advisor to contact senior management of Northwest to ascertain the level of interest in a potential business combination with Leeds. Legal counsel, followed by Leeds' financial advisor, contacted Northwest, which indicated preliminarily that it had an interest in discussing a business combination with Leeds. Northwest executed a confidentiality agreement and exchanged due diligence materials with Leeds. In a letter dated July 6, 2001, Northwest proposed a transaction structure that included initially retaining Leeds Federal as a separate savings association subsidiary, converting the depositor rights in Leeds into similar rights in Northwest MHC, and purchasing the shares of Leeds Bankshares common stock held by minority stockholders for a price of $32 per share in cash. In a teleconference with the Leeds boards on July 11, 2001, RP Financial reviewed the Northwest proposal. RP Financial indicated that the proposed price was acceptable and supportable in relation to the value that could be created under Leeds' strategic alternatives. After considering Northwest's proposal, the Leeds boards authorized counsel and RP Financial to initiate the due diligence process with Northwest.

     During the following weeks, senior management of Northwest completed its due diligence analysis of Leeds, and engaged in extensive negotiations with senior management of Leeds, legal counsel, and RP Financial. During this period, the specific characteristics of the proposed transaction were negotiated, including the conversion of the rights of Leeds Federal depositors. Also during this week, Northwest and Leeds agreed to the $32.00 per share purchase price for the Leeds Bankshares common stock held by minority stockholders. On August 15, 2001, at a meeting with the Leeds boards and its legal counsel, RP Financial reviewed its fairness opinion analysis and provided a written fairness opinion to the Leeds boards. At the same meeting, legal counsel to Leeds reviewed the Merger Agreement with the Leeds boards. After extensive deliberations regarding the merits of the proposed merger, the Leeds boards reviewed and authorized management to execute the Merger Agreement. The Merger Agreement was executed on August 16, 2001. The Merger Agreement was amended on April 30, 2002 to extend the deadline for the closing date to August 28, 2002. The Merger Agreement was further amended on August 28, 2002 to extend the deadline for the closing date to December 31, 2002 and to change the legal structure of the merger and the manner in which Northwest will own Leeds in the future. The Merger Agreement was further amended on November 22, 2002 to extend the deadline for the closing date to January 31, 2003.

LEEDS REASONS FOR THE MERGER

     Our board of directors believes that the terms of the Merger Agreement, which are the product of arm's length negotiations between representatives of Leeds and Northwest, are in the best interests of our stockholders. In the course of reaching its determination, our board of directors considered the following factors:

  o the merger consideration to be paid to our minority stockholders in relation to the market value, book value and earnings per share of our common stock;

  o information concerning our financial condition, results of operations, capital levels, asset quality and prospects;

  o our assessment of Northwest Bancorp's ability to pay the aggregate merger consideration;

  o the opinion of our financial advisor as to the fairness of the merger consideration from a financial point of view to the minority stockholders of Leeds Bankshares;

  o the opinion of our financial advisor as to the fairness of the merger to the members of Leeds MHC;

  o  industry and economic conditions;

  o the general structure of the transaction and the compatibility of management and business philosophy;

  o the greater resources and expanded branch network that Northwest Bancorp, through its subsidiaries, will have after the merger;

  o depositors of Leeds Federal will have the same rights in Northwest MHC, as other depositors of Northwest Savings Bank;

  o in the event of a stock offering transaction by Northwest MHC, depositors of Leeds Federal will retain their subscription rights as of the date of their original deposit at Leeds Federal;

  o to the extent permitted by regulatory authorities, any borrower members of Leeds MHC as of the merger effective date, whose borrowings remain outstanding as of the date established to determine depositors eligible to vote on any mutual-to-stock conversion of Northwest MHC, will be given subscription rights in any conversion of Northwest MHC to stock form that occurs prior to any merger of Leeds Federal with and into Northwest Savings Bank.

  o the results of our due diligence investigation of Northwest, including the likelihood of receiving the requisite regulatory approvals in a timely manner;

  o the ability of Northwest after the merger to compete in relevant banking and non-banking markets; and

  o our strategic alternatives to the merger, including the continued operation of Leeds Federal as an independent financial institution.

     In making its determination, our board of directors did not ascribe any relative or specific weights to the factors which it considered. The foregoing discussion of the factors considered by our board is not intended to be exhaustive, but it does include the material factors considered by our board.

     Our board of directors believes that the merger is in the best interests of Leeds Bankshares and our stockholders. Accordingly, our board of directors unanimously recommends that our stockholders vote "FOR" the approval of the Merger Agreement.

OPINION OF FINANCIAL ADVISOR

     On August 15, 2001, at a meeting in which the Leeds boards reviewed the terms of the Merger Agreement, RP Financial rendered its opinion to the Leeds boards that, as of the date thereof, the merger consideration was fair to the holders of Leeds Bankshares common stock from a financial point of view and the merger was fair to the members of Leeds MHC. The effective date of the RP Financial opinion was August 16, 2001, the date that the Merger Agreement was executed. The opinion was updated as of the date of this proxy statement. In connection with its opinion, dated the date of this proxy statement, RP Financial also confirmed the appropriateness of the analysis used to render its August 16, 2001 opinion by confirming the appropriateness of the procedures and assumptions used.

     The full text of the opinion of RP Financial, which sets forth the assumptions made, matters considered and limitations on the review undertaken, is attached as Appendix B to this proxy statement and is incorporated herein by reference. Holders of Leeds Bankshares common stock and members of Leeds are urged to read the opinion in its entirety.

     THE OPINION OF RP FINANCIAL IS DIRECTED TO THE LEEDS BOARDS IN THEIR CONSIDERATION OF THE MERGER CONSIDERATION AS DESCRIBED IN THE MERGER AGREEMENT, AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER OF LEEDS AS TO ANY ACTION THAT SUCH STOCKHOLDER SHOULD TAKE IN CONNECTION WITH THE MERGER AGREEMENT, OR OTHERWISE. IT IS FURTHER UNDERSTOOD THAT THE OPINION OF RP FINANCIAL IS BASED ON MARKET CONDITIONS AND OTHER CIRCUMSTANCES EXISTING ON THE DATE HEREOF.

     The opinion states that RP Financial reviewed the following material: (1) the Merger Agreement, including exhibits; (2) the following information from Leeds -- (a) Leeds Bankshares' audited financial statements for the fiscal years ended June 30, 1998 through 2002, and (b) stockholder, regulatory and internal financial and other reports through September 30, 2002 -- all with regard to balance sheet and off-balance sheet composition, profitability, interest rates, volumes, maturities, market values, trends, credit risk, interest rate risk, liquidity risk and operations; (3) discussions with Leeds management regarding past and current business, operations, financial condition, and future prospects; (4) an analysis of the pro forma impact on stockholders and depositors of Leeds of alternative strategies as an independent institution, including the option of remaining in mutual holding company form and various options regarding the timing and pro forma impact of pursuing a second step conversion; (5) competitive, economic and demographic characteristics in the local market area; (6) the potential impact of regulatory and legislative changes on savings institutions; (7) the financial terms of recently completed second step conversions of mutual holding companies, regionally and nationally, and the terms of the recent similar transactions announced involving the merger of mutual holding companies with and into larger mutual institutions; (8) the impact on members resulting from having their rights in Leeds MHC converted into rights in Northwest MHC and gaining access to the broader product line, significantly greater number of branches and ATMs and greater resources of Northwest Bancorp; and (9) Northwest Bancorp's financial condition as of September 30, 2002 and its impact on Northwest's ability to complete the merger from a cash and capital perspective.

     In addition, RP Financial stated that it reviewed financial, operational, market area and stock price and trading characteristics of Leeds Bankshares common stock relative to publicly traded savings institutions with comparable resources, financial condition, earnings, operations and markets. RP Financial also considered the economic and demographic characteristics in the local market area, and the potential impact of the regulatory, legislative and economic environments on operations of Leeds and the public perception of the thrift and banking industries. In rendering its opinion, RP Financial stated that it relied, without independent verification, on the accuracy and completeness of the information concerning Leeds furnished to RP Financial for review, as well as publicly-available information regarding other financial institutions and economic and demographic data. RP Financial stated that Leeds did not restrict RP Financial as to the material it was permitted to review. The opinion further states that RP Financial did not perform or obtain any independent appraisals or evaluations of the assets and liabilities and potential and/or contingent liabilities of Leeds. RP Financial further indicated that the financial forecasts and budgets reviewed by RP Financial were prepared by the management of Leeds, that Leeds does not publicly disclose internal management forecasts or budgets of the type provided to RP Financial in connection with the review of the merger, and such financial forecasts were not prepared with a view towards public disclosure. The financial forecasts and budgets were based upon numerous variables and assumptions which are inherently uncertain, including, without limitation, factors related to general economic and competitive conditions, as well as trends in asset quality. Accordingly, RP Financial cautioned that actual results could vary significantly from those set forth in such financial forecasts.

     In connection with rendering its opinion dated August 16, 2001 and updated as of the date of this proxy statement, RP Financial performed a variety of analyses, which are summarized below. The preparation of a fairness opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analyses or summary description. RP Financial stated that its analyses must be considered as a whole and that selecting portions of such analyses and of the factors considered by RP Financial without considering all such analyses and factors could create an incomplete view of the process underlying RP Financial's opinion. In its analyses, RP Financial made numerous assumptions with respect to industry performance, business and economic conditions, applicable laws and regulations, and other matters, many of which are beyond the control of Leeds. Any estimates contained in RP Financial's analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than such estimates. No company or transaction utilized in RP Financial's analyses was identical to Leeds, Northwest or the merger. None of the analyses performed by RP Financial was assigned a greater significance by RP Financial than any other.

     The following is a summary of the material financial analyses performed by RP Financial in connection with providing its opinion as of the date of this proxy statement.

     (a) TRANSACTION SUMMARY. RP Financial summarized the terms of the merger, including the conversion of rights of members of Leeds MHC into rights in Northwest MHC, and the conversion of each share of Leeds Bankshares common stock held by stockholders other than the Leeds MHC into the right to receive the merger consideration. RP Financial also summarized the total deal value, the treatment of the Leeds Bankshares stock options, and the termination provisions of the Merger Agreement.

     (b) EVALUATION OF IMPLIED PRICING. RP Financial evaluated the pricing ratios indicated by the merger consideration relative to the book value, historical earnings and assets of Leeds Bankshares on a fully converted basis. RP Financial then compared the indicated pricing ratios to two groups of institutions. The first group is a peer group of public companies consisting of the entire universe of 19 publicly traded mutual holding companies (the "Peer Group"). The second group consists of the six transactions in which a mutual holding company merged with a larger mutual institution (the "Comparable Transactions"). RP Financial selected the Peer Group because the trading prices of

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

          public mutual holding company shares are affected by the same factors affecting the value of the Leeds Bankshares common stock: the minority ownership interest represented by the public shares, the regulatory treatment of dividends, and the lower level of liquidity in the shares of public mutual holding companies versus their fully converted counterparts. On a fully converted basis, adjusting for the potential sale of the majority ownership interest in a hypothetical second step conversion, the merger consideration equaled 99.6% of fully converted tangible book value per share versus an average for the Peer Group of 91.5% (and a maximum of 114.8%). The merger consideration was equal to 42.3x fully converted earnings per share versus an average of 26.9x for the Peer Group (and a maximum of 55.2x). Moreover, the merger consideration equaled 26.5% of fully converted assets per share versus an average of 19.9% for the Peer Group (and a maximum of 40.2%). Because the pricing ratios indicated by the merger consideration were near the top of the range indicated by current pricing for the Peer Group, RP Financial concluded that the analysis of the current pricing ratios supported the fairness conclusion. The Comparable Transactions included the sale of mutual holding company institutions Marquette Savings Association, West Allis, Wisconsin; Ridgewood Financial, Inc., Ridgewood, New Jersey; RFS Bancorp, Inc., Revere, Massachusetts; Pulaski Bancorp, Inc., Springfield, New Jersey; West Essex Bancorp, Inc., Caldwell, New Jersey; and Liberty Bancorp, Inc., Avenal, New Jersey. The fully converted tangible price-to-book value indicated by the merger consideration of 99.6% approximated the average of the Comparable Group of 105.4%. The fully converted price-to-earnings multiple of 42.3x was higher than the average of the Comparable Group of 37.3x. And the fully converted price-to-assets ratio indicated by the merger consideration of 26.6% exceeded the average of the Comparable Group of 23.6%. Because the pricing ratios indicated by the merger consideration approximated or exceeded the averages of the Comparable Transactions relative to fully converted book value and assets, RP Financial concluded that the Comparable Transactions support the fairness conclusions.

     (c) DISCOUNTED CASH FLOW ANALYSIS. RP Financial prepared several discounted cash flow ("DCF") analyses, all of which incorporated a projection of financial operations and a cash flow analysis to stockholders over a period of five years. The DCF analyses incorporated several specific assumptions for Leeds as a stand-alone company: growth prospects in the local market, the level of competition from other financial institutions, continued share repurchases at a rate approximating current repurchase activity, and future earnings estimates under a stand-alone business plan. The projections of future cash flows to stockholders included a policy of continuing to pay a $0.60 per share annual cash dividend and the receipt of consideration at the end of each year of operations, assuming a terminal value for the Leeds Bankshares common stock equal to an assumed trading value. The projected cash flows were discounted to present value using a range of reasonable market rates ranging from 10% to 14%. Since the public shares of Leeds Bankshares common stock do not represent a controlling interest, RP Financial omitted the use of "sale of control" pricing in its calculation of terminal value for the cash flow analyses. RP Financial examined three alternative operating scenarios. In the "Stay the Course" scenario, RP Financial assumed Leeds remained in mutual holding company form, introduced additional services as resources allowed, pursued stock repurchases, and eventually realized a terminal value for holders of Leeds common stock equal to a slight premium to the current average trading price of public mutual holding companies equal to 95% of book value per share (fully converted basis). In the "Stay the Course" scenario, the depositors of Leeds Federal realized improvements in services only as resources would allow, and the holders of Leeds Bankshares common stock realized a present value benefit assuming the terminal value was achieved in year three ranging from $26.37 to $28.69 per share (ranging from $24.43 to $28.28 per share assuming the terminal value was realized in year five). In the "Second Step Conversion Today" scenario, RP Financial assumed Leeds immediately pursued a second step conversion, thereby becoming a full public company by selling the majority ownership interest owned by Leeds MHC in a subscription and community offering. Under this scenario, RP Financial assumed that depositors would benefit by a slight acceleration of additional services due to greater capital resources of the pro forma company, and depositors would be allowed to exercise their rights to purchase second step conversion stock pursuant to their subscription rights. RP Financial estimated the present value to the holders of Leeds Bankshares common stock under this scenario assuming a range of second step values from 90% of pro forma book value per share to 100% of pro forma book value per share indicating a range of value of $24.74 to $32.34 per share. In the "Second Step in the Future" scenario, RP Financial assumed Leeds continued to implement its current business plan, continuing stock repurchases and pursuing a second step conversion in favorable market conditions such that Leeds conversion stock would be priced with a pro forma price-to-book value ratio ranging between 95% and 105% (historical second step conversions were priced at pro forma ratios of 94.3%, 106.4%, 90.1%, 78.1%, 80.1% and
          100.1% in 1997, 1998, 1999, 2000, 2001 and 2002 respectively). RP
          Financial concluded that under a realistic scenario, the second step conversion could be completed at a pricing of 100% of pro forma book value. Under this scenario, depositors continued to benefit from the gradual introduction of additional products and services as resources permitted and the terminal value of the cash flows was equal to the appraised value in the second step conversion. In the "Second Step in the Future" scenario, assuming realistic second step pricing at 100% of pro forma book value, the depositors of Leeds Federal realized improvements in services only as resources would allow and the holders of Leeds Bankshares common stock realized a present value benefit assuming the terminal value was achieved in year three ranging from $30.26 to $32.94 per share. Because the merger consideration was similar to the present value benefit accruing to the holders of the Leeds Bankshares common stock, and because the terminal values were not based on sale-of-control pricing consistent with the minority ownership interest of the public shares, RP Financial concluded the discounted cash flow analyses supported the fairness conclusions.

     (d) DEPOSITOR AND BORROWER MEMBER CONSIDERATIONS. RP Financial considered the impact of the merger on the depositors and borrower members of Leeds MHC, particularly evaluating the merger's impact on continuity of depositor and borrower member rights, services to depositors, and the fairness of the purchase price. The factors considered include:
          (i) depositors and borrower members will no longer have voting rights after the merger except that depositors (but not borrowers) will have voting rights in the event of a second step conversion of Northwest MHC, but depositors (and to the extent permitted by regulatory authorities, borrower members prior to any merger of Leeds Federal with and into Northwest Savings Bank) will have continuity of ownership without curtailment of subscription rights in the event of a second step conversion of Northwest MHC; (ii) the continuity of board oversight and operating strategy will be preserved; (iii) Northwest offers a broad product line, including services not offered by Leeds Federal such as internet banking, consumer finance, business lending, financial planning and trust services; (iv) depositors will benefit from Northwest's significantly greater technological resources than available at Leeds Federal; and (v) the purchase price to be received by minority stockholders does not exceed the value that could be realized by the Leeds Bankshares common stock were Leeds to remain independent and pursue a second step conversion in the future in a favorable market. RP Financial also considered Northwest's track record of introducing new products to new customers. RP Financial also considered that Leeds Federal depositors could have their liquidation benefits reduced as a result of the lower pro forma equity-to-deposits ratio after the merger, but ultimately concluded that any potential curtailment of liquidation benefits is minimized by the ability of Northwest to raise substantial capital in a second step conversion to avoid liquidation and the remote possibility that either Leeds Federal or Northwest would be liquidated as a going concern. Based on this comparison, RP Financial concluded that the anticipated benefits of the merger with Northwest supported the fairness conclusions regarding the impact of the merger on depositors and borrower members.

     On the basis of these analyses and other considerations, RP Financial concluded that the merger consideration, as described in the Merger Agreement, is fair to the holders of Leeds Bankshares common stock from a financial point of view and the merger is fair to the depositor and borrower members of Leeds MHC. As described above, RP Financial's opinion and presentation to the Leeds boards was one of many factors taken into consideration by the Leeds boards in making their determination to approve the Merger Agreement. Although the foregoing summary describes the material components of the analyses presented by RP Financial to the Leeds boards, it does not purport to be a complete description of all the analyses performed by RP Financial and is qualified by reference to the written opinion of RP Financial set forth as Appendix B hereto, which the holders of Leeds Bankshares common stock are urged to read in its entirety.

     RP Financial had previously provided valuation and business planning services to Leeds in conjunction with Leeds' May 1994 mutual holding company reorganization and minority stock offering. Pursuant to the engagement letter dated January 5, 2001, RP Financial estimates that it will receive from Leeds total fees of $500,000, of which $60,000 has been paid to date, plus reimbursement of certain out-of-pocket expenses, for its services in connection with the merger. The majority of the remaining fees payable to RP Financial are contingent on a successful completion of the merger. In addition, Leeds has agreed to indemnify RP Financial against certain liabilities, including liabilities under the federal securities laws.

INTERESTS OF CERTAIN PERSONS IN THE MERGER AND RELATED TRANSACTIONS

     GENERAL. Some members of our management and board of directors may have interests in the merger and related transactions that are in addition to or different from the interests of our stockholders. Our board of directors was aware of these interests and considered them in approving the Merger Agreement and the transactions contemplated by it. Included below is a summary of some of the benefit plans under which officers or directors participate, and under which benefits will be paid in accordance with the Merger Agreement.

     TERMINATION OF EMPLOYMENT AGREEMENT WITH GORDON E. CLARK; ADOPTION OF NEW EMPLOYMENT AGREEMENTS WITH GORDON E. CLARK AND DALE R. DOUGLAS. The Merger Agreement provides that Gordon E. Clark, our President and Chief Executive Officer, will execute a termination and release to his existing employment agreement with Leeds Federal that will provide that the employment agreement will terminate on the date of the merger, and in lieu of any payments under the employment agreement, Mr. Clark will be entitled to $779,154, subject to reduction to the extent that such amount, combined with any other payments to the executive, would constitute an excess parachute payment under the Internal Revenue Code of 1986, as amended.

     At the time of the completion of the merger, Leeds Federal and Northwest Bancorp will each enter into new employment agreements with Mr. Clark and Dale
R. Douglas, our Senior Vice President, pursuant to which the executives will serve as the President and Senior Vice President, respectively, of Leeds Federal, and Vice Presidents of Northwest Bancorp. Mr. Clark's agreement with Leeds Federal will provide for an annual base salary of $142,600 and Mr. Douglas' agreement will provide for an annual base salary of $102,900. Under the agreements with Northwest Bancorp, Messrs. Clark and Douglas also will each receive annual base salaries of $25,000. All four agreements will have terms of 36 months, will be renewable annually for an additional 12 months, and will provide for the reimbursement of reasonable business expenses and participation in all employee benefit plans available to other full-time employees. In addition, Mr. Clark will receive payment of club dues up to $5,400 per year and use of a company automobile. Mr. Douglas will receive an automobile allowance of up to $200 per month. Each executive will also continue to receive health and dental benefits during the term of the agreements. The agreements provide that upon occurrence of an "event of termination," each executive will be entitled to a lump sum payment of his pro-rated base salary due for the remaining term of the agreement. In the case of an event of termination, the agreements between the executives and Leeds Federal provide that any incentive compensation that would have been paid during the remaining term of the agreement will be paid in connection with such termination and the executive will receive life, medical and dental coverage for the remaining term of the agreement. An "event of termination" is defined to include termination of employment:

  o by Leeds Federal or Northwest Bancorp, for any reason other than death, disability or termination for cause;

  o by the executive, following a relocation of his principal place of employment by more than 30 miles, a material reduction in his salary and benefits or a material reduction in his duties and responsibilities;

  o by the executive, upon failure to be elected or reelected, appointed or reappointed to his executive position;

  o by the executive, upon liquidation or dissolution of Leeds Federal or Northwest Bancorp other than liquidations or dissolutions due to reorganizations that do not affect the status of the executive;

  o by the executive, following a change in control (as defined) followed by a reduction in the executive's salary and benefits or a reduction in his duties and responsibilities; or

  o by the executive, upon a breach of the agreement by Leeds Federal or Northwest Bancorp.

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

     In the case of termination for cause, the executive will receive his salary and benefits through the date of termination. In the event of disability, he will continue to receive his base salary for the remaining term of the agreement plus any unpaid incentive compensation. If the executive dies during the term of the agreement while employed, his estate, or such other person as may be designated by the executive, will receive the executive's base salary, unpaid incentive compensation and the executive's family will continue to receive medical and dental benefits for the remaining term of the agreement. Each agreement will terminate in accordance with its terms on the last day of the month in which the executive turns age 65.

     INCENTIVE COMPENSATION PLAN. Northwest Bancorp will also implement an Incentive Compensation Plan pursuant to which Messrs. Clark and Douglas will receive annual incentive compensation of up to $70,000 if Leeds Federal's net income reaches a certain target and the nonemployee directors of Leeds Federal determine to make such award after considering Leeds Federal's level of nonperforming and classified assets, interest rate risk and other performance measures. If Leeds Federal is merged into Northwest Savings Bank, then the net income targets and other performance measures will apply to the business of Northwest Savings Bank that formerly comprised the business of Leeds Federal.

     NONCOMPETITION AGREEMENTS. The Merger Agreement provides that Messrs. Clark and Douglas will enter into noncompetition agreements pursuant to which the executives will not engage in any competing banking activities within Baltimore or Howard County for a period of five years following the merger effective date. The noncompetition agreements will provide that Messrs. Clark and Douglas will each receive $150,000, payable in three equal installments of $50,000 beginning one year after the effective date of the noncompetition agreements.

     SUPPLEMENTAL EXECUTIVE RETIREMENT PLANS FOR SENIOR OFFICERS. Officers Clark, Douglas and Kathleen Trumpler, our Treasurer, are each participants in a supplemental executive retirement plan. All such officers are fully vested in all payments made to date on their behalf under the supplemental executive retirement plan, and the change in control that results from the merger does not affect the rights of these officers to these payments. Beginning in the year when each officer reaches the age of 65, the officer will begin to receive benefits under the supplemental executive retirement plan relating to these previously made payments, regardless of whether the merger occurs. In order for each officer to receive the full benefit under the supplemental executive retirement plan, additional annual payments must be made for each officer until that officer reaches age 65. These future payments will increase the annual benefit that each participant receives when he or she reaches age 65. Under the terms of the supplemental executive retirement plan, Leeds Federal is required to make these future payments for each year that a participant continues as an employee. The supplemental executive retirement plan provides that if a participant is actually or constructively terminated within 36 months of a change in control, such as the merger, or if the supplemental executive retirement plan is terminated following a change in control, then Leeds Federal (or its successor) will be required to make a final contribution to the supplemental executive retirement plan equal to the present value of all remaining contributions that would have been required to be made if the participant had remained an employee until reaching age 65. The approximate present values of the remaining future contributions to the supplemental executive retirement plan for officers Clark and Douglas are approximately $392,992 and $131,129 (based on a 6% discount rate). The last SERP contribution for Ms. Trumpler will be made in January 2003 and will not be accelerated due to the change in control. The Merger Agreement permits Northwest Bancorp, generally, to require Leeds Federal to pay the present value of all remaining contributions to the secular trusts under the supplemental executive retirement plan prior to the completion of the merger. Joan McCleary, who is retired, is fully vested and receives payments under the supplemental executive retirement plan. For additional information regarding the supplemental executive retirement plan, see "Proposal II-Election of Directors-Supplemental Executive Retirement Plan."

     1993 AND 1998 DIRECTORS DEFERRED COMPENSATION PLANS. Participants' rights in the directors deferred compensation plans do not change as a result of the merger, except that participants under the 1998 Deferred Compensation Plan may apply for an immediate distribution of their benefit that has been accrued through the date of the change in control. After the merger, only one current director, Mr. Hartman, will continue to receive advisory board fees that may be deferred under the plan, and Mr. Hartman is expected to receive these fees through June 2003. Under the directors deferred compensation plans, for the 10 years after the participants achieve a designated age, the participants will receive annual payments of the annuitized value of Leeds Federal's accrued liability under the plan to that participant. For additional information regarding the directors deferred compensation plans, see "Proposal II-Election of Directors-Deferred Compensation Plans."

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

     1997 DIRECTORS RETIREMENT PLAN. The 1997 Directors Retirement Plan guarantees each director an annual payment equal to 75% of the director's highest rate of regular board fees beginning at the director's benefit age for the longer of 10 years or until death. Prior to the merger effective date, the Director Retirement Plan will be amended to increase the annual retirement benefit to 90% from 75%. Under the Merger Agreement, Mr. Clark will receive an annual amount of $38,483, beginning January 2012, regardless of whether he is employed by Leeds Federal or Northwest Bancorp. This amount was calculated based on the assumption that if the merger had not occurred Mr. Clark would retire as an executive officer at age 65 and continue as a director through age 70 (January 2012), at which time his director fees would be $42,760. Mr. Clark is currently entitled to receive benefits under the 1997 Directors Retirement Plan, although if he retired from the board at the completion of the merger, the benefit would be based on 75% (or 90%) of his highest rate of director's regular board fees at that time (i.e., $3,300). See "Proposal II-Election of Directors-Directors' Retirement Plan" for additional information regarding the Director Retirement Plan.

     SUPPLEMENTAL HEALTH BENEFITS. Leeds Federal sponsors a supplemental health benefit plan for employees with 15 years of service, officers with 10 years of service and directors with five years of service who attained age 65 prior to termination of service. Leeds Federal's largest annual expense for any of the nine current participants is $1,800. The supplemental health plan provides coverage supplementing the medicare coverage of participants who retire after age 65. The Merger Agreement does not affect the rights to supplemental health benefits of directors Amer, Wolf and McCleary who are vested in this benefit. The Merger Agreement changes the supplemental health benefits to be provided to Mr. Clark, who will be entitled to receive supplemental health benefits commencing at age 65 regardless of whether he is employed by or serves as a director of Leeds Federal or its successor after reaching age 65. Had the merger not occurred, Mr. Clark, who is currently 60, would have been required to have been employed by or a director of Leeds Federal or its successor at age 65 to receive the benefit. Mr. Hartman will attain age 65 in June 2003 while serving on Leeds Federal's board of directors, and will be eligible for supplemental health benefits in accordance with the terms of the plan.

     EMPLOYEE STOCK OWNERSHIP PLAN. The Merger Agreement provides that the Leeds Federal Savings Bank Employee Stock Ownership Plan will be terminated at or prior to the completion of the merger. The employee stock ownership plan has been terminated by Leeds Federal and has received a favorable determination letter from the Internal Revenue Service on its termination. It is the intention of Leeds Federal to distribute the assets of the employee stock ownership plan prior to the merger effective date. If distributions occur prior to the merger effective date, a participant may elect to receive the distribution or transfer to Leeds Federal's 401(k) Plan, or to an eligible individual retirement account. In accordance with the terms of the employee stock ownership plan, all participants are fully vested and have a nonforfeitable interest in their accounts under the employee stock ownership plan. If distributions occur after the merger, the amount that constitutes an eligible rollover distribution may be rolled over to any qualified Northwest Bancorp or Northwest Savings Bank benefit plan that permits rollover distributions or to any eligible individual retirement account or distributed to the participant.

     401(K) PLAN. The Merger Agreement provides that the Leeds Federal Savings Bank 401(k) Plan will be terminated prior to the completion of the merger and the 401(k) Plan participants and beneficiaries will become fully vested on the date of termination. Prior to the completion of the merger, Leeds Federal will make matching company contributions for the portion of the plan year that ends on the 401(k) Plan termination date. Subject to and following receipt of an Internal Revenue Service favorable determination letter as to the qualified status of the 401(k) Plan upon its termination, all remaining account balances will be distributed to or rolled over by 401(k) Plan participants pursuant to the distribution options available to participants. At the time distribution of benefits is made under the 401(k) Plan on or after the merger effective date, at the election of the 401(k) Plan participant, the amount that constitutes an eligible rollover distribution may be rolled over to any qualified Northwest Bancorp or Northwest Savings Bank benefit plan that permits rollover distributions or to any eligible individual retirement account.

     1994 STOCK OPTION PLANS. All options awarded under the 1994 Incentive Stock Option Plan and the 1994 Stock Option Plan for Outside Directors have vested. Under the 1994 Incentive Stock Option Plan, 63,750 options are outstanding, and under the 1994 Stock Option Plan for Outside Directors 48,947 options are outstanding. The Merger Agreement provides that each option to purchase shares of Leeds Bankshares will be converted into the right to receive cash in an amount equal to the difference between $32.00 and the option exercise price.

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

     CONTINUING DIRECTORS; LEEDS ADVISORY BOARD. Directors Hartman and Clark will continue as directors of Leeds Federal following the merger, and it is expected that Mr. Douglas will be appointed as a director. As a continuing nonemployee director, Mr. Hartman will receive an annual fee equal to the annual rate paid prior to the merger effective date, increased by 5% each year. Employee directors Clark and Douglas will not receive separate compensation for serving as directors. If Northwest Bancorp causes Leeds Federal to merge with Northwest Savings Bank prior to June 30, 2003, Northwest Savings Bank will establish an advisory board consisting of former Leeds Federal directors. The advisory board will be continued for a period ending no earlier than June 30, 2003, and Northwest Savings Bank will consult with the advisory board members to determine whether to continue the advisory board following such date. The advisory board members will be entitled to the same fees paid during service on the Leeds Federal board, increased by 5% each year.

     INDEMNIFICATION AND CONTINUANCE OF DIRECTOR AND OFFICER LIABILITY INSURANCE COVERAGE. For a period of six years from the merger effective date, Northwest Bancorp has agreed to indemnify, defend and hold harmless the present and former directors and officers of Leeds to the fullest extent permitted under applicable law and the charters and bylaws of Leeds as in effect on the date of the Merger Agreement with respect to claims arising from facts or events occurring at or prior to the merger effective date. Leeds Federal is also required to advance expenses to the fullest extent permitted by law to any individual subject to a right of indemnification. Northwest Bancorp has also agreed, for a period of three years after the merger, to maintain the current officers' and directors' liability insurance sponsored by Leeds Bankshares, provided that Northwest Bancorp may substitute policies of substantially the same coverage with respect to events occurring at or prior to the merger closing date. However, Northwest Bancorp will not be required to expend annually more than an amount equal to 125% of the current annual amount expended by Leeds to maintain or procure insurance coverage.

CONDITIONS OF THE MERGER

     The respective obligations of Leeds and Northwest to effect the merger are subject to the satisfaction or waiver of the following conditions specified in the Merger Agreement.

     Leeds and Northwest must:

  o  fulfill their obligations under the Merger Agreement;

  o avoid any material breach of their respective representations and warranties;

  o obtain regulatory approvals from the OTS without the imposition of any conditions adversely affecting in any material respect the economic benefit Northwest reasonably expects to accrue in the transaction;

  o not have in effect any order, decree, or injunction of a court or agency of competent jurisdiction which would prevent the completion of the merger; and

  o receive certain officer's certificates from each other regarding the satisfaction of the conditions of the Merger Agreement.

     Leeds must also:

  o obtain approval from the stockholders of Leeds Bankshares and from the members of Leeds MHC;

  o do nothing that would have or result in any material adverse effect on Leeds Bankshares and Leeds Federal; and

  o receive an updated fairness opinion from RP Financial prior to the mailing of this proxy statement.

     Leeds must also deposit with the exchange agent an amount of cash equal to the merger consideration stockholders of Leeds Bankshares will be entitled to receive.

     In addition, Leeds' obligations are conditioned upon Northwest Bancorp executing employment agreements and non-competition agreements with Gordon Clark and Dale Douglas, and Northwest's obligations are conditioned upon Messrs. Clark and Douglas executing such agreements as well as Mr. Clark executing a termination and release agreement.

     You can find the details of the conditions to the merger in Article VI of the Merger Agreement. We cannot guarantee that all of these conditions will be satisfied or waived.

FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO YOU

     The exchange of our common stock for cash pursuant to the terms of the Merger Agreement will be a taxable transaction for federal income tax purposes under the Internal Revenue Code, and may also be a taxable transaction under state, local and other tax laws. A stockholder of Leeds Bankshares will recognize gain or loss equal to the difference between the amount of cash received by the stockholder pursuant to the merger and the tax basis in the Leeds Bankshares common stock exchanged by such stockholder pursuant to the merger.

     Gain or loss recognized by the stockholder exchanging his or her Leeds Bankshares common stock pursuant to the merger will be capital gain or loss if such Leeds Bankshares common stock is a capital asset in the hands of the stockholder. If the Leeds Bankshares common stock has been held for more than one year, the gain or loss will be long-term. Capital gains recognized by an exchanging individual stockholder generally will be subject to federal income tax at capital gain rates applicable to the stockholder (up to a maximum of 38.6% for short-term capital gains and 20% for long-term capital gains), and capital gains recognized by an exchanging corporate stockholder generally will be subject to federal income tax at a maximum rate of 35%.

     Neither Leeds nor Northwest has requested or will request a ruling from the Internal Revenue Service as to any of the tax effects to Leeds Bankshares stockholders of the transactions discussed in this proxy statement, and no opinion of counsel has been or will be rendered to Leeds Bankshares stockholders with respect to any of the tax effects of the merger to stockholders.

     The federal income tax discussion set forth above is based upon current law and is intended for general information only. You are urged to consult your tax advisor concerning the specific tax consequences of the merger to you, including the applicability and effect of state, local or other tax laws and of any proposed changes in those tax laws and the Internal Revenue Code. We also note that any stock held in an individual retirement account or other tax-deferred account may not be subject to immediate taxation upon receipt of the cash consideration in the merger.

ACCOUNTING TREATMENT OF THE MERGER

     The merger will be accounted for under both the purchase and the pooling-of-interests accounting methods. That is, the purchase of the minority interest will be accounted for using the purchase method where the minority owners' interest in the assets and liabilities are recorded at fair market value. The total cost of the minority shares, at $32 per share, will be compared to the fair value of the net assets and the excess will be recorded as goodwill. The acquisition of the majority interest owned by Leeds Federal Bankshares, MHC will be recorded at historic cost under the pooling-of-interests method of accounting.

EFFECTIVE TIME

     The merger will be consummated if the Merger Agreement is approved by Leeds Bankshares stockholders and by the members of Leeds MHC, and if Leeds and Northwest obtain all required consents and all other conditions to the merger are either satisfied or waived. The merger will become effective on the date and at the time that articles of combinations are filed with the OTS, or such later date or time as may be indicated in such certificates. Leeds and Northwest have generally agreed to cause the effective date to occur no later than 15 days after the last of the conditions to the consummation of the merger have been satisfied or waived, including the expiration of any applicable waiting periods.

     We anticipate that the merger will become effective no later than January 31, 2003. However, it is possible that factors outside of the control of the parties could prevent us from completing the transaction by that date.

     We cannot assure you that the necessary approvals of the merger will be obtained or that other conditions to consummation of the merger can or will be satisfied. If the merger is not completed by January 31, 2003, both Leeds and Northwest have the right to terminate the Merger Agreement, unless the failure to close is due to a breach of the party seeking to terminate.

PROCEDURES FOR SURRENDERING YOUR CERTIFICATES

     On or prior to the merger effective date, Leeds will deposit with the exchange agent an amount of cash equal to the aggregate merger consideration. The exchange agent will act as paying agent for the benefit of the holders of certificates of Leeds Bankshares common stock in exchange for the merger consideration. Each holder of Leeds Bankshares common stock who surrenders his or her Leeds Bankshares shares to the exchange agent will be entitled to receive a cash payment of $32.00 per share of Leeds Bankshares common stock upon acceptance of the shares by the exchange agent.

     No later than five business days after the merger effective date, a letter of transmittal will be mailed by the exchange agent to Leeds Bankshares stockholders. The letter of transmittal will contain instructions for surrendering your certificates of Leeds Bankshares common stock.

     YOU SHOULD NOT RETURN YOUR LEEDS BANKSHARES COMMON STOCK CERTIFICATES WITH THE ENCLOSED PROXY, AND YOU SHOULD NOT SEND YOUR STOCK CERTIFICATES TO THE EXCHANGE AGENT UNTIL YOU RECEIVE THE LETTER OF TRANSMITTAL.

     If a certificate for Leeds Bankshares common stock has been lost, stolen or destroyed, the exchange agent is not obligated to deliver payment until the holder of the shares delivers:

  o an appropriate affidavit by the person claiming the loss, theft or destruction of his or her certificate,

  o  an indemnity agreement, and

  o  if required by Northwest, a bond.

     Twelve months following the merger effective date, the exchange agent will deliver to Northwest Savings Bank any funds, certificates, and other documents, not claimed by former Leeds Bankshares stockholders. Thereafter, the payment obligation for any certificate representing Leeds Bankshares common stock which has not been satisfied will become the responsibility of Northwest.

     If certificates for Leeds Bankshares common stock are not surrendered prior to the date on which such payments would otherwise escheat to or become the property of any governmental agency, the unclaimed amounts will become the property of Northwest to the extent permitted by applicable law, free and clear of all claims or interest of any person previously entitled to such property. None of Northwest, Leeds, the exchange agent or any other party to the merger will be liable to any former holder of Leeds Bankshares common stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

REGULATORY APPROVALS

     In addition to the approval of the Merger Agreement by our stockholders, completion of the merger and the transactions contemplated by the Merger Agreement are subject to the prior approval of the OTS. In determining whether to approve the merger transaction, the OTS must consider, among other factors, the financial and managerial resources and future prospects of the existing and resulting institutions, and the convenience and needs of the communities to be served. In addition, the OTS may not approve a transaction if it will result in a monopoly or otherwise be anti-competitive.

     Under the Community Reinvestment Act of 1977, the OTS must take into account the record of performance of Leeds Federal and Northwest Savings Bank in meeting the credit needs of the entire community, including low- and moderate-income neighborhoods, served by each institution. Leeds Federal and Northwest Savings Bank received a "needs to improve" and "satisfactory" rating, respectively, during their last Community Reinvestment Act examinations.

     Northwest filed its application with the OTS on or about October 3, 2001, and the OTS deemed the application complete on November 1, 2002. From the date the application is deemed complete, the OTS has 60 calendar days, or until December 31, 2002, to review the application. By the end of this period, the OTS must approve or disapprove the application. This 60 day period may be extended by the OTS under particular circumstances.

     In addition, a period of up to 15 days must expire following approval by the OTS, within which period the United States Department of Justice may file objections to the merger under the federal antitrust laws. Although we believe that the likelihood of such action by the Department of Justice is remote in this merger, there can be no assurance that the Department of Justice will not initiate such proceeding. If such proceeding is instituted or challenge is made, we cannot ensure a favorable result.

     We are not aware of any other regulatory approvals required for completion of the merger, except as described above. Should any other approvals be required, it is presently contemplated that such approvals would be sought. There can be no assurance that any other approvals, if required, will be obtained.

     The approval of any application merely implies the satisfaction of regulatory criteria for approval, which does not include review of the merger from the standpoint of the adequacy of the consideration to be received by Leeds Bankshares stockholders. Furthermore, regulatory approvals do not constitute an endorsement or recommendation of the merger.

TIME PERIOD FOR COMPLETING THE MERGER

     If the merger is not consummated on or before January 31, 2003, the Merger Agreement may be terminated by either Northwest or Leeds Bankshares or Leeds MHC.

OTHER PROVISIONS OF THE MERGER AGREEMENT

     Although the completion of the merger requires stockholder approval, many provisions of the Merger Agreement became effective immediately upon its signing. Your vote was not required to make these provisions binding obligations of Leeds and Northwest.

     REPRESENTATIONS AND WARRANTIES. Each party has made representations and warranties to the other party with respect to various matters, including its financial statements, capital structure, business, loans, investments, regulatory filings and benefit plans. These representations and warranties must be true and correct upon both signing of the Merger Agreement and the completion of the merger. A party can terminate the Merger Agreement if the other party's representations and warranties are not true and correct in all material respects. If the merger is completed, or if the Merger Agreement is terminated for some unrelated reason, the representations and warranties become void. You can find details of these obligations in Articles III and IV of the Merger Agreement.

     COOPERATION AND CONDUCT OF BUSINESS. Each party has agreed to cooperate in completing the merger and to avoid extraordinary transactions between the signing of the Merger Agreement and the completion of the merger. In addition, we have agreed not to solicit or encourage a competing transaction to acquire us. However, we can furnish information to or negotiate with someone who makes an unsolicited written bona fide proposal if, among other things, the board of directors, after consultation with independent legal counsel, determines in good faith that such action is necessary to comply with its fiduciary duties. These provisions become void if the merger is completed. These provisions also become void if the Merger Agreement is terminated, except for those related to confidentiality and shared expenses. You can find details of these obligations in Article V of the Merger Agreement.

     WAIVER AND AMENDMENT. Section 8.03 of Article VIII of the Merger Agreement allows either Leeds or Northwest to extend the time for the performance of any obligation by the other party, to waive (to the extent permitted by law) any condition or obligation of the other party, and to amend the Merger Agreement. The parties have previously waived the timeline set forth in the Merger Agreement for Leeds Federal to prepare and file preliminary proxy material with the SEC.

     TERMINATION. The Merger Agreement may be terminated under any of the following circumstances:

     (1) The Merger Agreement may be terminated by the mutual consent of Leeds and Northwest.

     (2) The Merger Agreement may be terminated by either Leeds or Northwest if:

     o any party has been informed by a regulatory authority whose approval or consent has been requested that the approval or consent is denied, or is granted subject to any change that adversely affects in a material respect the economic benefit that either party reasonably expects to receive in the transactions;

     o the merger is not completed by January 31, 2003, provided however, that the right to terminate the Merger Agreement will not be available to any party whose breach of any obligation under the Merger Agreement has been the cause of or resulted in the failure of the merger to occur on or before January 31, 2003;

     o a material breach by or failure to perform on the part of a party of any representation, warranty, covenant or agreement contained in the Merger Agreement has occurred and cannot be or has not been cured within 30 days after the giving of written notice of such breach by the other party;

     o the approval of the stockholders of Leeds Bankshares or the members of Leeds MHC is not obtained at a duly held meeting of stockholders or members.

     (3) The Merger Agreement may be terminated by Leeds:

     o if our boards of directors determine, after consultation with our advisors, that it is their fiduciary duty to accept a superior proposal (as defined in the Merger Agreement).

     (4) The Merger Agreement may be terminated by Northwest:

     o if the boards of directors of Leeds Bankshares or Leeds MHC withdraw their recommendation to approve the Merger Agreement, fail to make such recommendation or modify their recommendation in a manner adverse to Northwest, as set forth in the Merger Agreement, or Leeds Bankshares enters into an agreement to be acquired by, or merge or combine with, a third party in connection with a superior proposal.

     You can find details of the termination provisions in Article VII of the Merger Agreement.

     TERMINATION FEE. If the Merger Agreement is terminated due to either of the immediately preceding two reasons, Leeds Bankshares will, within five business days after written demand by Northwest, make a cash payment of $2.2 million to Northwest to reimburse Northwest for incurring the costs and expenses related to entering into the Merger Agreement and consummating the transactions contemplated by the Merger Agreement.

VOTING AGREEMENTS

     Concurrently with or following the execution of the Merger Agreement, each director and executive officer of Leeds (collectively the "Stockholders") separately entered into voting agreements under which the Stockholders: (1) agreed to restrict their ability to transfer or dispose of their shares of Leeds Bankshares' common stock; (2) agreed to vote their shares of common stock of Leeds Bankshares to approve the Merger Agreement; and (3) agreed to vote all votes over which they have power at any meeting of members of Leeds MHC in favor of approval of the

Merger Agreement. The Stockholders agreed to enter into the voting agreements as an indication of their support for the Merger Agreement and the transactions contemplated by it and their willingness to vote their shares of Leeds Bankshares common stock in favor of the Merger Agreement at the annual meeting. The voting agreements terminate automatically upon the termination of the Merger Agreement.

NO DISSENTERS' RIGHTS

     Federal law does not grant dissenters' rights to the stockholders of Leeds Bankshares in connection with the merger.

--------------------------------------------------------------------------------
                       PROPOSAL II - ELECTION OF DIRECTOR
--------------------------------------------------------------------------------

     Leeds Bankshares' board currently consists of five members. Leeds Bankshares' bylaws provide that approximately one-third of the directors are to be elected annually. Directors are generally elected to serve for a three-year period or until their respective successors shall have been elected and shall qualify. One director will be elected at the meeting to serve for a three-year period and until his successor has been elected and qualified. The board has nominated to serve as director Gordon E. Clark, who is currently a member of the Leeds Bankshares board of directors.

     The table below sets forth certain information, as of November 7, 2002, regarding members of the board, including the terms of office of board members, and executive officers who are not directors. It is intended that the proxies solicited on behalf of the board of directors (other than proxies in which the vote is withheld as to the nominees) will be voted at the annual meeting for the election of the nominee identified below. If the nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the board of directors may recommend. At this time, the board of directors knows of no reason why the nominee might be unable to serve, if elected. Except as indicated herein, there are no arrangements or understandings between the nominee and any other person pursuant to which such nominee was selected.

                                                   POSITIONS                                       SHARES
                                                  HELD IN THE           DIRECTOR  CURRENT TERM  BENEFICIALLY   PERCENT
          NAME (1)               AGE                COMPANY             SINCE (2)   TO EXPIRE     OWNED (3)    OF CLASS
------------------------------ -------- ------------------------------ ---------- ------------- ------------- ----------

NOMINEE:
--------

Gordon E. Clark                   60      President, Chief Executive      1976       2002          85,275(4)     1.5%
                                          Officer and Director

DIRECTORS CONTINUING IN OFFICE:
-------------------------------

Raymond J. Hartman, Jr.           64      Director                        1988       2003          17,332(5)       *

Joan H. McCleary                  68      Director                        1983       2003          11,815          *

John F. Amer                      76      Chairman                        1977       2004          23,714(6)       *

Marguerite E. Wolf                75      Vice Chairman and Director      1971       2004          22,325(7)       *

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS:
-----------------------------------------

Dale R. Douglas                   60      Senior Vice President           N/A         N/A          33,591(8)       *

Kathleen G. Trumpler              64      Treasurer                       N/A         N/A          35,349(9)       *

-----------------------------------------
*    Less than 1%.
(1) The mailing address for each person listed is 1101 Maiden Choice Lane, Baltimore, Maryland 21229. Each of the directors listed is also a director of Leeds MHC.
(2)  Reflects initial appointment to the board of directors of Leeds Federal.
(3) See definition of "beneficial ownership" in the table in "Security Ownership of Directors and Management."
(4) Includes options to purchase 36,000 shares of Leeds Bankshares common stock.
(5) Includes options to purchase 13,692 shares of Leeds Bankshares common stock.
(6) Includes options to purchase 20,714 shares of Leeds Bankshares common stock.

(7) Includes options to purchase 14,541 shares of Leeds Bankshares common stock.
(8) Includes options to purchase 12,750 shares of Leeds Bankshares common stock.
(9) Includes options to purchase 15,000 shares of Leeds Bankshares common stock.


         The principal occupation during the past five years of each director and officer of Leeds Bankshares is set forth below. All directors have held their present positions for five years unless otherwise stated.

     JOHN F. AMER has been a director of Leeds Federal since 1977, and Chairman since 1993. Mr. Amer, currently retired, is the former President of James Gibbons Co., Vice President of the Mental Health Advisory Board of Howard County, and President of the National Association for the Mentally Ill of Howard County.

     GORDON E. CLARK has been President and Chief Executive Officer of Leeds Federal since 1980. He has been an employee since 1965. He is a member of the boards of St. Agnes Hospital, Consumer Credit Counseling Service of Maryland and Delaware and Community College of Baltimore, Catonsville Campus.

     DALE R. DOUGLAS is Senior Vice President and has been employed by Leeds Federal since 1992.

     RAYMOND J. HARTMAN, JR. is a consultant at Hubbard Funeral Home, Inc. He has been a director since 1988 and is active in various community and charitable organizations. Mr. Hartman is a charter member and past president of the Arbutus Business and Professional Association and immediate past President of the Lions Club of Arbutus.

     JOAN H. MCCLEARY was employed by Leeds Federal from 1975 until her retirement from Leeds Federal as Vice President and Secretary in July 1996. Ms. McCleary was appointed Secretary in 1977 and Vice President in 1988, and has served as a director since 1983. She is past President of the Financial Managers Society, Maryland Chapter.

     KATHLEEN G. TRUMPLER is Treasurer and has been employed by Leeds Federal since 1987. Ms. Trumpler is a past President of the Financial Managers Society, Maryland Chapter.

     MARGUERITE E. WOLF is retired as the secretary to Robert J. Brannan, Attorney. She has been a director since 1971 and Vice Chairman of the Board since June 1993.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The business of Leeds Bankshares' board of directors is conducted through meetings and activities of the board and its committees. During the fiscal year ended June 30, 2002, the board of directors held 47 meetings. During the fiscal year ended June 30, 2002, no director attended fewer than 75% of the total meetings of the board of directors of Leeds Bankshares and committees on which such director served.

     The audit committee consists of directors John F. Amer, Marguerite E. Wolf and Raymond J. Hartman, Jr. The audit committee met four times during the fiscal year ended June 30, 2002.

     The nominating committee consists of the entire board of directors. The nominating committee meets for the purpose of identifying, evaluating and recommending potential candidates for election to the board of directors. While the committee will consider nominees recommended by stockholders, it has not actively solicited recommendations from stockholders. Nominations by stockholders must comply with certain procedural and informational requirements set forth in Leeds Bankshares' bylaws. See "Stockholder Proposals." The nominating Committee met once during fiscal year ended June 30, 2002.

     The compensation committee consists of Gordon E. Clark, John F. Amer, Marguerite E. Wolf and Joan H. McCleary. The compensation committee reviews the performance of officers and employees and proposes compensation programs and adjustments to the full board of directors. The compensation committee met once during the fiscal year ended June 30, 2002.

AUDIT COMMITTEE REPORT

     In accordance with Securities and Exchange Commission rules, the audit committee has prepared the following report for inclusion in this proxy statement:

     As part of its ongoing activities, the audit committee has:

     o Reviewed and discussed with management Leeds Bankshares' audited consolidated financial statements for the fiscal year ended June 30, 2002;

     o Discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended; and

     o Received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent auditors their independence.

     Based on the review and discussions referred to above, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in Leeds Bankshares' Annual Report on Form 10-K for the fiscal year ended June 30, 2002.

     This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Leeds Bankshares specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

              This report has been provided by the Audit Committee:

                               Marguerite E. Wolf
                                  John F. Amer
                             Raymond J. Hartman, Jr.

OWNERSHIP REPORTS BY OFFICERS AND DIRECTORS

     Leeds Bankshares common stock is registered pursuant to Section 12(g) of the Exchange Act . The officers and directors of Leeds Bankshares and beneficial owners of greater than 10% of Leeds Bankshares common stock are required to file reports on Forms 3, 4 and 5 with the Securities and Exchange Commission disclosing beneficial ownership and changes in beneficial ownership of the common stock. Securities and Exchange Commission rules require disclosure in Leeds Bankshares' Proxy Statement and Annual Report on Form 10-K of the failure of an officer, director or 10% beneficial owner of the common stock to file a Form 3, 4 or 5 on a timely basis. Based on a review of the ownership reports filed with the Securities and Exchange Commission, no officer, director or 10% beneficial owner of Leeds Bankshares failed to file ownership reports on a timely basis for the fiscal year ended June 30, 2002.

DIRECTORS' COMPENSATION

     FEES. Directors are not compensated for their service on the board of Leeds Bankshares. However, during the fiscal year ended June 30, 2002, directors Amer, Clark, McCleary, Wolf and Hartman received directors' fees for their service on the board of directors of Leeds Federal of $33,825, $0, $28,699, $30,907, and $30,355, respectively, which amounts include fees deferred at the election of directors. Directors who are not employees of Leeds Federal who were members of board committees received $282 for each committee meeting attended during the fiscal year ended June 30, 2002. Leeds Federal paid a total of $123,786 in directors' and committee fees for the fiscal year ended June 30, 2002. Leeds Federal also pays supplemental health insurance premiums for directors who are over 65 years of age.

     DEFERRED COMPENSATION PLANS. During 1993, Leeds Federal adopted a deferred compensation plan for directors under which directors of Leeds Federal can elect to defer, on a pre-tax basis, all or a portion of their monthly directors' fees until the benefit age set forth in the director's joinder agreement, i.e., generally the director's retirement age. A director's deferred fees will be credited to an elective contribution account. Upon the director's attainment of his benefit age, Leeds Federal will pay the director a deferred compensation benefit equal to the annuitized value of the director's elective contribution account. The deferred compensation benefits payable under the plan range from $280 to $3,322 per month for 120 months. Benefits will also be payable upon a director's disability, termination of service prior to the attainment of the director's benefit age, or in the event of the director's death. If a director's services are terminated for cause, as defined under the deferred compensation plan, he shall only be entitled to receive the balance of his elective contribution account. Any other benefits will be null and void. In the event a director incurs a financial hardship, he may request a financial hardship benefit, which, if approved by Leeds Federal, will be paid in a lump sum within 30 days of the event triggering the financial hardship. The payment of a financial hardship benefit will reduce a director's elective contribution account, which will affect the deferred compensation benefit payable to a director under the deferred compensation plan.

     A second deferred compensation plan was established in 1998 for the benefit of directors Amer and Wolfe, because these directors could no longer make deferrals under the original deferred compensation plan, but continued to perform services for Leeds Federal and desired to defer their current directors' fees. The second plan is substantially similar to the original deferred compensation plan, except that under the second plan, in the event of a change in control (as defined under the second plan), a director may apply to the acquiror's board of directors for an immediate distribution of his accrued benefit in a lump sum or in some alternative form. The decision whether or not to grant the director's request is in the sole discretion of the acquiror's board. During 1998, Leeds Federal established a rabbi trust and transferred certain assets to the rabbi trust in order to ensure that it would have funds available to meet its benefit obligations under the deferred compensation plan and second plan.

     For information regarding the effect of the merger on the deferred compensation plans, see "Proposal I-The Merger-Interests of Certain Persons in the Merger and Related Transactions-1993 and 1998 Directors Deferred Compensation Plans."

     DIRECTORS' RETIREMENT PLAN. During 1997, Leeds Federal established the Directors' Retirement Plan, a non-qualified plan for income tax purposes, that guarantees each director will be paid 75% of the director's regular board fees beginning at the director's benefit age (as set forth in the director's joinder agreement) for the longer of 10 years or until death (the "payout period"). In the event a director terminates service prior to attaining his or her benefit age, for any reason other than death, disability or a change in control of Leeds Federal, the director is entitled to his or her accrued benefit, commencing at his or her benefit age and payable over the payout period. In the event of the director's disability, the payment of the director's accrued benefit will commence immediately. In the event of a director's death while in the service of Leeds Federal, the director's beneficiary is entitled to a survivor's benefit equal to the director's retirement benefit, payable for 10 years. If a change in control occurs prior to the director's attaining the benefit age, the director will be entitled to his or her full retirement benefit commencing immediately upon termination of service. The expense for these benefits amounted to $204,651 for the fiscal year ended June 30, 2002. During 1998, Leeds Federal established a rabbi trust and transferred certain assets to the rabbi trust in order to ensure that it would have funds available to meet its benefit obligation under the Directors Retirement Plan.

     See "Proposal I-The Merger-Interests of Certain Persons in the Merger and Related Transactions-1997 Directors Retirement Plan" for more information regarding the effect of the merger on the Directors' Retirement Plan.

     1994 DIRECTORS OPTION PLAN. During the fiscal year ended June 30, 1995, Leeds Federal adopted, and Leeds Bankshares has succeeded to, the 1994 Stock Option Plan for Outside Directors. The 1994 Directors Option Plan was approved by a majority vote of the minority stockholders (all stockholders excluding Leeds MHC) present at the 1994 Annual Meeting. The 1994 Directors Option Plan is a self-administering plan that granted to nonemployee directors Amer, Wolf and Hartman nonstatutory options to purchase 20,714, 14,541 and 13,692 shares of common stock, respectively. Share amounts have been adjusted to reflect Leeds Bankshares' three-for-two stock split in the form of a stock dividend, which was paid in November 1997. The 1994 Directors Option Plan further provides that each new non-employee director shall be granted options to purchase 100 shares of common stock to the extent options remain available in, or are returned to, the 1994 Directors Option Plan. The exercise price per share for each option is equal to the fair market value of Leeds Bankshares common stock on the date the option was granted, or in the case of all options awarded during the fiscal year ended June 30, 1995, $7.92 per share (as adjusted for the stock split). All options granted under the 1994 Directors Option Plan expire upon the earlier of ten years following the date of grant or one year following the date the optionee ceases to be a director.

     See "Proposal I-The Merger-Interests of Certain Persons in the Merger and Related Transactions-1994 Stock Option Plans" for more information regarding the effect of the merger on outstanding stock options.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Leeds Bankshares does not independently compensate its executive officers, directors, or employees. The Compensation Committee consists of Gordon E. Clark, John F. Amer, Marguerite E. Wolf and Joan H. McCleary. The Compensation Committee reviews the performance of officers and employees and proposes compensation programs and adjustments to the full board of directors. The Compensation Committee met once during the fiscal year ended June 30, 2002.

REPORT OF THE COMPENSATION COMMITTEE

     Under rules established by the Securities and Exchange Commission, Leeds Bankshares is required to provide certain data and information in regard to the compensation and benefits provided to Leeds Bankshares' Chief Executive Officer and other executive officers of Leeds Bankshares. The disclosure requirements for the Chief Executive Officer and other executive officers include the use of tables and a report explaining the rationale and considerations that led to fundamental executive compensation decisions affecting those individuals. In fulfillment of this requirement, the Compensation Committee of Leeds Federal, at the direction of the board of directors, has prepared the following report for inclusion in this proxy statement.

     The Compensation Committee reviews the performance of officers and employees and proposes compensation programs and adjustments to the full board of directors to assure that the compensation of the Chief Executive Officer and other executive officers is consistent with the compensation strategy, competitive practices, the performance of Leeds Federal, and the requirements of appropriate regulatory agencies. Any cash compensation paid to executive officers is paid by Leeds Federal. Leeds Bankshares does not currently pay any cash compensation to executive officers.

     The primary goal of Leeds Federal and the Compensation Committee is to provide an adequate level of compensation and benefits in order to attract and retain key executives. The performance of each officer is reviewed annually to determine his or her contribution to the overall success of the institution.

          This report has been provided by the Compensation Committee:
                    Directors Clark, Amer, Wolf and McCleary

STOCK PERFORMANCE GRAPH

     Set forth hereunder is a stock performance graph comparing (a) the cumulative total return on Leeds Bankshares' common stock between June 30, 1997 and June 30, 2002, (b) the cumulative total return on stocks included in the Total Return Index for the Nasdaq Stock Market (US) over such period, and (c) the cumulative total return on stocks included in the Nasdaq Bank Index over such period. Cumulative return assumes the reinvestment of dividends, and is expressed in dollars based on an assumed investment of $100.

     There can be no assurance that Leeds Bankshares' stock performance will continue in the future with the same or similar trend depicted in the graph. Leeds Bankshares will not make or endorse any predictions as to future stock performance.



                              [PERFORMANCE GRAPH]




                                                       CUMULATIVE TOTAL RETURNS
                                       ----------------------------------------------------
                                         6/97     6/98     6/99     6/00     6/01    6/02
                                       -------- -------- -------- -------- -------- -------
LEEDS FEDERAL BANKSHARES, INC.          100.00   146.07    89.23    91.04   142.08   295.28
NASDAQ STOCK MARKET (U.S.)              100.00   131.62   189.31   279.93   151.75   103.32
NASDAQ BANK                             100.00   138.70   137.00   112.33   155.82   175.20

EXECUTIVE COMPENSATION

     The following table sets forth for the fiscal years ended June 30, 2002, 2001 and 2000, certain information as to the total remuneration paid by Leeds Bankshares to the Chief Executive Officer of Leeds Bankshares.

=================== ================================================== =========================================== ===============

                                                                                 LONG-TERM COMPENSATION
------------------- -------------------------------------------------- ------------------------------------------- ---------------

                                 ANNUAL COMPENSATION (1)                           AWARDS                PAYOUT
------------------- -------------------------------------------------- ------------------------------- ----------- ---------------
                      FISCAL
    NAME AND           YEARS                                                             SECURITIES
    PRINCIPAL          ENDED     SALARY      BONUS      OTHER ANNUAL     RESTRICTED       UNDERLYING       LTIP       ALL OTHER
   POSITION (2)       JUNE 30,     ($)        ($)      COMPENSATION(3)  STOCK AWARD(S)   OPTIONS/SARS    PAYOUTS   COMPENSATION(4)
=================== =========== ========= =========== ================ =============== =============== =========== ===============

Gordon E. Clark         2002    $137,250       --       $    16,617      --                   --            --       $     1,580
President and           2001     132,200       --            10,592      --                   --            --             1,580
Chief Executive         2000     131,640       --            11,057      --                   --            --             1,580
Officer
=================== =========== ========= =========== ================ =============== =============== =========== ===============

     ------------------------------------
     (1) Amount shown is gross earnings before pre-tax medical premiums paid by the officer through the flexible benefits plan. Includes amounts deferred at the election of named officers pursuant to Leeds Federal's Savings Plan for Employees (the "401(k) Plan") and benefit of automobile and related expenses.
     (2) No other executive officer received salary and bonuses that in the aggregate exceeded $100,000.
     (3) Includes Leeds Bankshares' matching contributions to Leeds Federal's 401(k) Plan and a contribution to Leeds Federal's Employee Stock Ownership Plan. No other monetary awards were awarded to the named executive.
     (4) Includes payments made pursuant to Leeds Federal's life insurance plan maintained for the named executive for the purpose of deferred compensation and also includes premiums on life insurance maintained for all employees.

EMPLOYMENT AGREEMENT

     Leeds Federal entered into an employment agreement with Gordon E. Clark, President and Chief Executive Officer, and Leeds Bankshares has succeeded to the employment agreement. The employment agreement is intended to ensure that Leeds Bankshares will be able to maintain a stable and competent management base by enabling Leeds Bankshares to offer Mr. Clark certain protections against termination of his employment without cause. The continued success of Leeds Bankshares depends to a significant degree on the skill and competence of Mr. Clark.

     The employment agreement provides for a three-year term for Mr. Clark. Commencing on the first anniversary date and continuing each anniversary date thereafter, the board may extend the employment agreement for an additional year such that the remaining term shall be three years, unless written notice of nonrenewal is given by the board after conducting a performance evaluation of Mr. Clark. The agreement provides that Mr. Clark's base salary will be reviewed annually. In addition to the base salary, the employment agreement provides that Mr. Clark is to receive all benefits provided to permanent full-time employees of Leeds Federal, including among other things, participation in stock benefit plans and other fringe benefits applicable to executive personnel. The employment agreement permits termination of his employment by Leeds Federal for cause at any time. In the event Leeds Federal chooses to terminate Mr. Clark's employment for reasons other than for cause, or upon the termination of Mr. Clark's employment for reasons other than a change in control, as defined, or in the event of Mr. Clark's resignation from Leeds Federal upon: (i) failure to be reelected to Mr. Clark's current office; (ii) a material change in Mr. Clark's functions, duties or responsibilities which change would cause Mr. Clark's position to become one of lesser responsibility, importance or scope; (iii) relocation of the principal place of employment by more than 30 miles; (iv) the liquidation or dissolution of Leeds Federal; or (v) a breach of the agreement by Leeds Federal, Mr. Clark, or in the event of death, his beneficiaries, Mr. Clark would be entitled to receive an amount equal to the greater of the remaining payments, including base salary, bonuses and other payments due under the remaining term of the employment agreement or three times the average of Mr. Clark's base salary, including bonuses and other cash compensation paid, and the amount of any benefits received pursuant to any employee benefit plans maintained by Leeds Federal.

     If termination of employment, whether voluntary or involuntary, follows a change in control of Leeds MHC, as defined in the employment agreement, Mr. Clark or, in the event of death, Mr. Clark's beneficiaries, would be entitled to a payment equal to the greater of (i) the payments due under the remaining term of the employment agreement or (ii) three times Mr. Clark's average annual compensation over the five years preceding termination of employment. Leeds Bankshares would also continue Mr. Clark's life, health, and disability coverage for the remaining unexpired term of the employment agreement to the extent allowed by the plan or policies maintained by Leeds Bankshares from time to time.

     The employment agreement provides that for a period of time following termination Mr. Clark agrees not to compete with Leeds Bankshares or Leeds MHC in any city, town or county in which Leeds Bankshares or Leeds MHC maintains an office or has filed an application to establish an office, or within a specified geographical area surrounding any such office.

     As described under "Proposal I-The Merger-Interests of Certain Persons in the Merger and Related Transactions-Termination of Employment Agreement with Gordon E. Clark; Adoption of New Employment Agreements with Gordon E. Clark and Dale R. Douglas," Mr. Clark's existing employment agreement will terminate on the date of the merger in exchange for a cash payment of $779,154. Mr. Clark will then enter into new agreements with Leeds Federal and Northwest Bancorp.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     During 1993, Leeds Federal adopted a supplemental executive retirement plan by entering into non-qualified executive retirement income agreements with certain of its executives to provide supplemental retirement income benefits to such persons generally upon reaching "benefit age," which is generally age 65. Benefit amounts are determined by a formula which takes into consideration each executive's years of service and compensation at retirement age. Under the supplemental executive retirement plan, a qualifying officer will generally receive, after retirement, a supplemental retirement income benefit equal to the product of

(i) the average of the highest base compensation received by such officer during any three consecutive twelve-month periods which occur after the later of the effective date of the supplemental executive retirement plan or the execution date of the qualifying officer's joinder agreement and

(ii) 2% multiplied by the number of years of service of the officer with Leeds Federal, less the amount available to the executive on or after he reaches his "benefit age," as set forth in the executive joinder agreement under any other tax-qualified or non-qualified plan except the Employee Stock Ownership Plan.

The maximum number of years of service that can be taken into account for these purposes is 35. Benefits are also payable upon disability, termination of service, or death. Benefits accrue annually, but no vesting occurs until an officer has been employed by Leeds Federal for at least ten years. If an officer's services are terminated for cause, as defined under the supplemental executive retirement plan, all accrued benefits will become null and void. In the event an executive incurs a financial hardship, he may request a financial hardship benefit, which, if approved by Leeds Federal, will be paid in a lump sum within 30 days of the event triggering the financial hardship. The payment of a financial hardship benefit will reduce the officer's vested accrued benefit and will affect the supplemental retirement income benefit payable to such officer under the supplemental executive retirement plan.

     Leeds Federal has restated its executive supplemental retirement income agreement for certain of its executives. The restated supplemental executive retirement plan supplements the benefit available to certain of Leeds Federal's executive officers, including Mr. Clark, under Leeds Federal's tax-qualified 401(k) Plan. Two former executives continue to participate in the original supplemental executive retirement plan. The restated supplemental executive retirement plan is designed to provide a benefit (less the benefits estimated to be provided under Leeds Federal's 401(k) plan) that is equal to 2% of the highest base compensation received by the executive during any 3 consecutive 12 month periods multiplied by the executive's years of service. The benefit is payable over a period of 15 years or the life of the executive, whichever is longer. In the case of a change in control followed by the executive's involuntary termination of employment or voluntary termination of employment within 36 months of a change in control and following:

  o a material change in the executive's functions, duties or responsibilities which would cause the executive's position to become one of lesser responsibility, importance or scope,

  o a relocation of the executive's principal place of employment by more than 30 miles, or

  o  a material reduction in the executive's perquisites or benefits,

the executive is entitled to a benefit payable at his benefit age designated in his joinder agreement equal to the full retirement benefit that he would have received had he remained in the employ of Leeds Federal and retired at his benefit age.

     In the event of the executive's termination of employment due to disability, the executive may request to receive an immediate disability benefit, in lieu of a retirement benefit, and such benefit will be payable within 30 days following board approval of the executive's request, in a lump sum. In the event of the executive's death while employed, the restated supplemental executive retirement plan provides a survivor's benefit equal to the benefit payable to the executive as if the executive remained employed until his benefit age. The restated supplemental executive retirement plan also provides a $10,000 death benefit payable to the executive's beneficiary. In the event that the executive makes a timely election, he can receive his retirement benefit in a lump sum instead of an annuity. Leeds Federal has established a rabbi trust that has purchased life insurance policies on the executives' lives in order to ensure that Leeds Federal can satisfy its benefit obligation under the original and restated supplemental executive retirement plans. Leeds Federal also makes annual contributions in an amount equal to the expense accrual under the restated supplemental executive retirement plan, into a secular trust for the benefit of each executive covered by a restated supplemental executive retirement plan. Amounts accrued for such executives prior to the restatement of the supplemental executive retirement plan also were transferred to the secular trust. The estimated pre-tax benefit payable annually to Mr. Clark upon retirement at his benefit eligibility date is $107,548. Leeds Federal's contributions with respect to the restated supplemental executive retirement plan for Mr. Clark for 2001 were $75,525.

     The following table indicates the expected aggregate annual retirement benefit payable from the 401(k) Plan and supplemental executive retirement plan to supplemental executive retirement plan participants, expressed in the form of a single life annuity for the highest average base compensation and benefit service classification specified below:

                                                 YEARS OF SERVICE AND
                                           BENEFIT PAYABLE AT RETIREMENT (1)
   HIGHEST AVERAGE    ----------------------------------------------------------
  BASE COMPENSATION        25              30             35             40
--------------------  ------------   -------------  -------------  -------------
       $100,000          $50,000        $60,000        $70,000        $70,000
       $125,000           62,500         62,500         87,500         87,500
       $150,000           75,000         90,000        105,000        105,000
       $175,000           87,500        105,000        122,500        122,500
       $200,000          100,000        120,000        140,000        140,000
-----------------------------
(1) Benefits payable under the supplemental executive retirement plan are offset by amounts payable under Leeds Federal's 401(k) Plan.

     As of May 1, 2002, Mr. Clark had 37 years of credited service under the supplemental executive retirement plan.

     For information regarding the effect of the merger on the supplemental executive retirement plan, see "Proposal I-The Merger-Interests of Certain Persons in the Merger and Related Transactions-Supplemental Executive Retirement Plans for Senior Officers."

1994 INCENTIVE STOCK OPTION PLAN

     During the fiscal year ended June 30, 1995, Leeds Federal adopted, and Leeds Bankshares has succeeded to, the Leeds Federal Savings Bank and Leeds Federal Bankshares, MHC Incentive Stock Option Plan.

     Set forth below is certain information concerning exercised and unexercisable options during the fiscal year ended June 30, 2002, by Mr. Clark, which have been adjusted to reflect the stock split discussed above.

====================================================================================================================

                                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                                           FISCAL YEAR-END OPTION VALUES
====================================================================================================================

                                                                    NUMBER OF UNEXERCISED      VALUE OF UNEXERCISED
                                                                         OPTIONS AT          IN-THE-MONEY OPTIONS AT
                                                                      FISCAL YEAR-END        FISCAL YEAR-END (1)(2)
                              SHARES ACQUIRED       VALUE       ------------------------- --------------------------
            NAME               UPON EXERCISE       REALIZED     EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
---------------------------- ---------------- ----------------- ------------------------- --------------------------

Gordon E. Clark                      --               --                  36,000/0                 $869,040/$0
============================ ================ ================= ========================= ==========================

-----------------------------
(1) Equals the difference between the aggregate exercise price of such options and the aggregate fair market value of the shares of common stock that would be received upon exercise, assuming such exercise occurred on June 30, 2002, at which date the last sale of Leeds Bankshares' common stock as quoted on the Nasdaq National Market was at $31.97 per share.
(2) In connection with the merger, all of Mr. Clark's outstanding options will be converted into the right to receive, in cash, the difference between $32.00 and the exercise price of the option, multiplied by the number of shares subject to the option.

EQUITY COMPENSATION PROGRAMS

     Leeds Bankshares does not have any equity compensation program that was not approved by stockholders, other than its employee stock ownership plan.

     Set forth below is certain information as of June 30, 2002 regarding equity compensation to directors and executive officers of Leeds Bankshares that has been approved by stockholders.

============================ =============================== ======================= ==============================
                               NUMBER OF SECURITIES TO BE
                                ISSUED UPON EXERCISE OF                                    NUMBER OF SECURITIES
  EQUITY COMPENSATION PLANS     OUTSTANDING OPTIONS AND         WEIGHTED AVERAGE         REMAINING AVAILABLE FOR
  APPROVED BY STOCKHOLDERS               RIGHTS                  EXERCISE PRICE            ISSUANCE UNDER PLAN
---------------------------- ------------------------------- ----------------------- ------------------------------

     Stock Option Plan.....             138,500                       $7.92                        --
---------------------------- ------------------------------- ----------------------- ------------------------------

         Total.............             138,500                       $7.92                        --
============================ =============================== ======================= ==============================

TRANSACTIONS WITH CERTAIN RELATED PERSONS

     Federal law requires that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. However, executive officers and directors may receive the same terms through benefit or compensation plans that are widely available to other employees, as long as the director or executive officer is not given preferential treatment compared to the other participating employees. In addition, loans made to a director or executive officer in excess of the greater of $25,000 or 5% of Leeds Federal's capital and surplus (up to a maximum of $200,000) must be approved in advance by a majority of the disinterested members of the board of directors. All loans made to officers, directors, and executive officers are made in the ordinary course of business on the same terms and conditions as Leeds Federal would make to any other customer in the ordinary course of business, and do not involve more than a normal risk of collectibility or present other unfavorable features.

     Leeds Federal intends that all transactions between Leeds Federal and its executive officers, directors, holders of 10% or more of the shares of any class of its common stock and affiliates thereof, will contain terms no less favorable to Leeds Federal than could have been obtained by it in arm's-length negotiations with unaffiliated persons, and such transactions will be approved by a majority of independent outside directors of Leeds Federal not having any interest in the transaction.

--------------------------------------------------------------------------------
           PROPOSAL III - RATIFICATION OF THE APPOINTMENT OF AUDITORS
--------------------------------------------------------------------------------

     The board of directors of Leeds Bankshares has approved the engagement of KPMG LLP to be Leeds Bankshares' auditors for the fiscal year ending June 30, 2003, subject to the ratification of the engagement by Leeds Bankshares' stockholders. At the annual meeting, stockholders will consider and vote on the ratification of the engagement of KPMG LLP for Leeds Bankshares' fiscal year ending June 30, 2003. A representative of KPMG LLP is expected to attend the annual meeting to respond to appropriate questions and to make a statement if he so desires.

     Set forth below is certain information concerning aggregate fees billed for professional services rendered by KPMG LLP during the fiscal year ended June 30, 2002:

         Audit Fees                                  $34,300
         Financial Information Systems
            Design and Implementation Fees           $   --
         All Other Fees                              $ 5,700

     The audit committee has considered whether the provision of non-audit services, which relate primarily to tax services rendered, is compatible with maintaining KPMG LLP's independence. The audit committee concluded that performing such services does not affect KPMG LLP's independence in performing its function as auditor of Leeds Bankshares.

     In order to ratify the selection of KPMG LLP as the auditors for the fiscal year ending June 30, 2003, the proposal must receive at least a majority of the votes cast, either in person or by proxy, in favor of such ratification. The board of directors recommends a vote "FOR" the ratification of KPMG LLP as auditors for the 2003 fiscal year.

--------------------------------------------------------------------------------
                                  OTHER MATTERS
--------------------------------------------------------------------------------

     As of the date of this proxy statement, the board of directors does not know of any matters that will be presented for consideration at the annual meeting other than as described in this proxy statement. However, if any other matters properly come before the annual meeting or any adjournment, the enclosed proxy will be deemed to confer discretionary authority to the individuals named as proxies to vote the shares represented by such proxies as to any such matters.

--------------------------------------------------------------------------------
                              STOCKHOLDER PROPOSALS
--------------------------------------------------------------------------------

     The merger is expected to be consummated prior to the next regularly scheduled annual meeting of our stockholders, in which case the annual meeting would not be convened. However, if the merger is not consummated prior to the next regularly scheduled annual meeting of our stockholders, any proposal which a stockholder wishes to have included in our proxy materials for the next annual meeting of stockholders must have been received at our main office located at 1101 Maiden Choice Lane, Baltimore, Maryland, not later than August 5, 2003. Any such proposal will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934. All stockholder proposals must also comply with our bylaws and applicable federal law.

     Under Leeds Bankshares' bylaws, certain procedures are provided which a stockholder must follow to nominate persons for election as directors or to introduce an item of business at an annual meeting of stockholders. These procedures provide, generally, that stockholders desiring to make nominations for directors, or to bring a proper subject of business before the meeting, must do so by a written notice timely received (generally not later than five days in advance of such meeting, subject to certain exceptions) by the Secretary of Leeds Bankshares.

--------------------------------------------------------------------------------
                       WHERE YOU CAN FIND MORE INFORMATION
--------------------------------------------------------------------------------

     Leeds Bankshares is subject to the informational requirements of the Securities Exchange Act of 1934 and files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that Leeds Bankshares files at the SEC's public reference room located at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The public filings of Leeds Bankshares also are available to the public from commercial document retrieval services and at the internet website maintained by the SEC at "http://www.sec.gov."

     Leeds Bankshares common stock is traded on the Nasdaq National Market under the symbol "LFED." Documents filed by Leeds Bankshares can be inspected at the office of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

                                                                      APPENDIX A


                          AGREEMENT AND PLAN OF MERGER

                                  By and Among

                             NORTHWEST SAVINGS BANK,

                            NORTHWEST BANCORP, INC.,

                             NORTHWEST BANCORP, MHC

                                       And

                           LEEDS FEDERAL SAVINGS BANK,

                         LEEDS FEDERAL BANKSHARES, INC.,

                          LEEDS FEDERAL BANKSHARES, MHC

                           Dated as of August 16, 2001

                                TABLE OF CONTENTS

                                    ARTICLE I
                               CERTAIN DEFINITIONS

Section 1.01  Definitions..................................................2

                                   ARTICLE II
                         THE MERGER AND RELATED MATTERS

Section 2.01  Effects of Merger; Surviving Institutions....................6
Section 2.02  Conversion and Cancellation of Shares........................7
Section 2.03  Exchange Procedures..........................................8

                                   ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF LEEDS

Section 3.01  Organization................................................10
Section 3.02  Capitalization..............................................11
Section 3.03  Authority; No Violation.....................................11
Section 3.04  Consents....................................................12
Section 3.05  Leeds Financial Statements..................................13
Section 3.06  Taxes.......................................................13
Section 3.07  No Material Adverse Effect..................................14
Section 3.08  Contracts...................................................14
Section 3.09  Ownership of Property; Insurance Coverage...................15
Section 3.10  Legal Proceedings...........................................16
Section 3.11  Compliance With Applicable Law..............................16
Section 3.12  ERISA.......................................................17
Section 3.13  Brokers, Finders and Financial Advisors.....................18
Section 3.14  Environmental Matters.......................................18
Section 3.15  Loan Portfolio..............................................19
Section 3.16  Securities Documents........................................21
Section 3.17  Related Party Transactions..................................21
Section 3.18  Schedule of Termination Benefits............................21
Section 3.19  Deposits....................................................22
Section 3.20  Fairness Opinion............................................22
Section 3.21  Required Vote of Stockholders...............................22
Section 3.22  Derivative Transactions.....................................22

                                   ARTICLES IV
                   REPRESENTATIONS AND WARRANTIES OF NORTHWEST

Section 4.01  Organization................................................22
Section 4.02  Authority; No Violation.....................................23
Section 4.03  Consents....................................................24
Section 4.04  Northwest Financial Statements..............................24
Section 4.05  Material Adverse Effect.....................................25
Section 4.06  Legal Proceedings...........................................25
Section 4.07  Compliance With Applicable Law..............................25
Section 4.08  Northwest Benefit Plans.....................................26
Section 4.09  Financing...................................................26
Section 4.10  Regulatory Approvals........................................26
Section 4.11  Securities Documents........................................27

                                    ARTICLE V
                            COVENANTS OF THE PARTIES

Section 5.01  Conduct of the Business of Leeds............................27
Section 5.02  Access; Confidentiality.....................................30
Section 5.03  Regulatory Matters and Consents.............................31
Section 5.04  Taking of Necessary Action..................................32
Section 5.05  Certain Agreements..........................................33
Section 5.06  No Other Bids and Related Matters...........................35
Section 5.07  Duty to Advise; Duty to Update the Leeds Disclosure
              Schedules...................................................36
Section 5.08  Conduct of Northwest's Business.............................37
Section 5.09  Board and Committee Minutes.................................37
Section 5.10  Undertakings by the Parties.................................37
Section 5.11  Employee and Termination Benefits; Directors and
              Management..................................................40
Section 5.12  Duty to Advise; Duty to Update the Northwest Disclosure
              Schedules...................................................46

                                   ARTICLE VI
                                   CONDITIONS

Section 6.01  Conditions to Obligations of Leeds Under this Agreement.....47
Section 6.02  Conditions to the Obligations of Northwest Under this
              Agreement...................................................48

                                   ARTICLE VII
                        TERMINATION, WAIVER AND AMENDMENT

Section 7.01  Termination.................................................49
Section 7.02  Effect of Termination.......................................50

                                  ARTICLE VIII
                                  MISCELLANEOUS

Section 8.01  Expenses....................................................51
Section 8.02  Non-Survival of Representations and Warranties..............51
Section 8.03  Amendment, Extension and Waiver.............................51
Section 8.04  Entire Agreement............................................51
Section 8.05  No Assignment...............................................52
Section 8.06  Notices.....................................................52
Section 8.07  Captions....................................................53
Section 8.08  Counterparts................................................53
Section 8.09  Severability................................................53
Section 8.10  Governing Law...............................................53
Section 8.11  Specific Performance........................................53

Exhibit A   Form of Merger Agreement Relating to the MHC Merger
Exhibit B   Form of Merger Agreement Relating to the Mid-Tier Merger
Exhibit C   Form of Leeds Voting Agreement

                          AGREEMENT AND PLAN OF MERGER

      THIS AGREEMENT AND PLAN OF MERGER (this Agreement"), dated as of August 16, 2001, is by and among (i) Northwest Savings Bank, a Pennsylvania savings bank ("Northwest Bank"), Northwest Bancorp, Inc., a Federal corporation ("Northwest Bancorp"), Northwest Bancorp, MHC, a Federal mutual holding company ("Northwest MHC"), and Leeds Federal Savings Bank, a Federal savings bank ("Leeds Savings"), Leeds Federal Bankshares, Inc., a Federal corporation ("Leeds Bankshares"), and Leeds Federal Bankshares, MHC, a Federal mutual holding company ("Leeds MHC"). Each of Northwest Bank, Northwest Bancorp, Northwest MHC, Leeds Savings, Leeds Bankshares and Leeds MHC is sometimes individually referred to herein as a "party," and collectively as the "parties."

                                    RECITALS

      1. Northwest MHC owns a majority of the outstanding capital stock of Northwest Bancorp, which owns all of the outstanding capital stock of Northwest Bank. Each of Northwest Bank, Northwest Bancorp and Northwest MHC has its principal offices in Warren, Pennsylvania.

      2. Leeds MHC owns a majority of the outstanding capital stock of Leeds Bankshares, which owns all of the outstanding capital stock of Leeds Savings. Each of Leeds Savings, Leeds Bankshares and Leeds MHC has its principal offices in Baltimore, Maryland.

      3. The Boards of Directors of the respective parties deem it advisable and in the best interests of the parties, including the depositors of Northwest Bank and Leeds Savings, and the stockholders of Northwest Bancorp and Leeds Bankshares, for Leeds MHC to merge with and into Northwest MHC with Northwest MHC as the surviving entity, and for Leeds Bankshares to merge with and into Northwest Bancorp, with Northwest Bancorp as the surviving entity, all pursuant to the terms, conditions and procedures set forth in this Agreement.

      4. The parties desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated by this Agreement; and

      5. In consideration of the premises and of the mutual representations, warranties and covenants herein contained and intending to be legally bound hereby, the parties hereby agree as follows:

                                    ARTICLE I
                               CERTAIN DEFINITIONS

      Section 1.01 Definitions

      Except as otherwise provided herein, as used in this Agreement, the following terms shall have the indicated meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

      "Affiliate" means, with respect to any Person, any Person who directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with such Person and, without limiting the generality of the foregoing, includes any executive officer or director of such Person and any Affiliate of such executive officer or director.

      "Aggregate Merger Consideration" means the sum of (i) the Merger Consideration multiplied by the number of shares of Leeds Bankshares Common Stock (except for shares held by either Leeds or Northwest other than in a fiduciary capacity or in connection with debts previously contracted), and (ii) the Merger Consideration multiplied by the number of options issued or outstanding pursuant to the Leeds Stock Option Plans, less the aggregate exercise price of all such options.

      "Agreement" means this agreement, and any amendment or supplement hereto, which constitutes a "plan of merger" between the Northwest Parties and the Leeds Parties.

      "Applications" means the applications to be filed with the appropriate Regulatory Authorities requesting approval or nonobjection of the transactions described in this Agreement.

      "Board of Directors" means the Board of Directors of Leeds MHC, Leeds Bankshares, Leeds Savings, Northwest Bancorp or Northwest Bank, or the Board of Trustees of Northwest MHC, as applicable.

      "Closing Date" means the date determined by Northwest, in consultation with and upon no less than five (5) days prior written notice to Leeds Bankshares, but in no event later than fifteen (15) days after the last condition precedent pursuant to this Agreement has been fulfilled or waived (including the expiration of any applicable waiting period), or such other date as to which the parties shall mutually agree.

      "Environmental Law" means any Federal or state law, statute, rule, regulation, code, judgment, common law or agreement with any Federal or state governmental authority, and any decree, injunction or order entered with or by any governmental authority that is binding upon Leeds relating to (i) the protection, preservation or restoration of the environment (including air, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), (ii) human health or safety, or (iii) exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of, hazardous substances, in each case as amended and now in effect.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated from time to time thereunder.

      "Exchange Agent" means the third party entity selected by Northwest and reasonably acceptable to Leeds, as provided in Section 2.03(a) of this Agreement.

      "FDIC" means the Federal Deposit Insurance Corporation.

      "FHLB" means the Federal Home Loan Bank.

      "GAAP" means generally accepted accounting principles as in effect at the relevant date and consistently applied.

      "Hazardous Material" means any substance (whether solid, liquid or gas) that is detrimental to human health or safety or to the environment and currently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or by quantity, including any material containing any such substance as a component. Hazardous Material includes, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance, oil or petroleum, or any derivative or by-product thereof, radon, radioactive material, friable asbestos-containing material, urea formaldehyde foam insulation, lead and polychlorinated biphenyl.

      "HOLA" the Home Owners' Loan Act of 1956.

      "IRC" means the Internal Revenue Code of 1986, as amended.

      "IRS" means the Internal Revenue Service.

      "Leeds" means the Leeds Parties and/or any direct or indirect Subsidiary of such entities.

      "Leeds Bankshares" means Leeds Federal Bankshares, Inc., a Federal corporation.

      "Leeds Bankshares Common Stock" means the common stock of Leeds Bankshares described in Section 3.02(a).

      "Leeds Disclosure Schedules" means the Disclosure Schedules delivered by Leeds to Northwest pursuant to Article III of this Agreement.

      "Leeds Employee Plan" has the meaning given to that term in Section 3.12 of this Agreement.

      "Leeds Financials" means (i) the audited consolidated financial statements of Leeds Bankshares as of June 30, 2000 and 1999 and for the three years ended June 30, 2000, including the notes thereto, included in Securities Documents filed by Leeds Bankshares, and (ii) the unaudited interim consolidated financial statements of Leeds Bankshares as of each calendar quarter following June 30, 2000 included in Securities Documents filed by Leeds Bankshares.

      "Leeds MHC" means Leeds Federal Bankshares, MHC, a Federal mutual holding company.

      "Leeds Parties" means Leeds Savings, Leeds Bankshares and Leeds MHC.

      "Leeds Regulatory Reports" means the Thrift Financial Reports of Leeds Savings and accompanying schedules, as filed with the OTS, for each calendar quarter beginning with the quarter ended June 30, 2000, through the Closing Date, and all Annual, Quarterly and Current Reports filed on Form H-(b)11 with the OTS by Leeds Bankshares and Leeds MHC from June 30, 2000 through the Closing Date.

      "Leeds Savings" means Leeds Federal Savings Bank.

      "Leeds Stock Option Plans" means the Leeds Federal Savings Bank 1994 Incentive Stock Option Plan and the Leeds Federal Savings Bank 1994 Stock Option Plan for Outside Directors.

      "Leeds Subsidiary" means any corporation, 50% or more of the capital stock of which is owned, either directly or indirectly, by Leeds Bankshares, and includes Leeds Savings, except that it does not include any corporation the stock of which is held in the ordinary course of the lending activities of Leeds Savings.

      "Loan Property" shall have the meaning given to such term in Section 3.14(b) of this Agreement.

      "Material Adverse Effect" shall mean, with respect to Northwest Bancorp or Leeds Bankshares, any adverse effect on its assets, financial condition or results of operations which is material to its assets, financial condition or results of operations on a consolidated basis, except for any material adverse effect caused by (i) any change in the value of the assets of Northwest Bancorp or Leeds Bankshares resulting from a change in interest rates generally, (ii) any individual or combination of changes occurring after the date hereof in any Federal or state law, rule or regulation or in GAAP, which change(s) affect(s) financial institutions generally, or (iii) expenses incurred in connection with this Agreement and the transactions contemplated hereby.

      "Member Proxy Statement" means any proxy statement, if any, together with any supplements thereto, to be transmitted by Leeds MHC to its members in connection with the transactions contemplated by this Agreement if a vote of such members is required by any Regulatory Authority.

      "Merger" shall mean collectively the MHC Merger and the Mid-Tier Merger, and any other mergers by interim corporate entities necessary to effectuate the transactions contemplated by this Agreement.

      "Merger Consideration" has the meaning given to that term in Section 2.02(a) of this Agreement.

      "Merger Effective Date" means the date as of which the articles of combination as to the Merger are endorsed by the OTS, or such other date specified in the endorsement of the articles of combination by the OTS.

      "MHC Merger" means the merger of Leeds MHC with and into Northwest MHC with Northwest MHC as the surviving entity.

      "Mid-Tier Merger" means the merger of Leeds Bankshares with and into Northwest Bancorp with Northwest Bancorp as the surviving entity.

      "Northwest" means Northwest Bank, Northwest Bancorp, Northwest MHC and/or any direct or indirect Subsidiary of such entities.

      "Northwest Bank" means Northwest Savings Bank, a Pennsylvania stock savings bank.

      "Northwest Disclosure Schedules" means the Disclosure Schedules delivered by Northwest to Leeds pursuant to Article III of this Agreement.

      "Northwest Financials" means (i) the audited consolidated financial statements of Northwest Bancorp as of June 30, 2000 and 1999 and for the three years ended June 30, 2000, including the notes thereto, included in Securities Documents filed by Northwest Bancorp, and (ii) the unaudited interim consolidated financial statements of Northwest Bancorp as of each calendar quarter following June 30, 2000 included in Securities Documents filed by Northwest Bancorp.

      "Northwest Parties" means Northwest Bank, Northwest Bancorp and Northwest MHC.

      "Northwest Subsidiary" means any corporation, 50% or more of the capital stock of which is owned, either directly or indirectly, by Northwest Bancorp, and includes Northwest Bank, except that it does not include any corporation the stock of which is held in the ordinary course of the lending activities of Northwest Bank.

      "OTS" means the Office of Thrift Supervision.

      "Participation Facility" shall have the meaning given to such term in
Section 3.14(b) of this Agreement.

      "Person" means any individual, corporation, partnership, joint venture, association, trust or "group" (as that term is defined under the Exchange Act).

      "Regulatory Agreement" has the meaning given to that term in Section 3.11(b) of this Agreement.

      "Regulatory Authority" or "Regulatory Authorities" means any agency or department of any Federal or state government, including without limitation the OTS, the FDIC, the SEC and the respective staffs thereof.

      "Right" means any warrant, option, right, convertible security and other capital stock equivalent that obligate an entity to issue its securities.

      "RP Financial" means RP Financial, LC, the financial advisor to Leeds in connection with the transactions provided for in this Agreement.

      "SEC" means the Securities and Exchange Commission.

      "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated from time to time thereunder.

      "Securities Documents" means all registration statements, schedules, statements, forms, reports, proxy material, and other documents required to be filed under the Securities Laws.

      "Securities Laws" means the Securities Act and the Exchange Act and the rules and regulations promulgated from time to time thereunder.

      "Stockholder Proxy Statement" means the proxy statement together with any supplements thereto to be transmitted to holders of Leeds Bankshares Common Stock in connection with the transactions contemplated by this Agreement.

      "Subsidiary" means any corporation, 50% or more of the capital stock of which is owned, either directly or indirectly, by another entity, except any corporation the stock of which is held as security by either Northwest Bank or Leeds Savings, as the case may be, in the ordinary course of their lending activities.

                                   ARTICLE II
                         THE MERGER AND RELATED MATTERS

      Section 2.01 Effects of Merger; Surviving Institutions.

      On the Merger Effective Date the Merger will be effected as follows:

      (a) The MHC Merger. Leeds MHC shall merge with and into Northwest MHC with Northwest MHC as the surviving entity pursuant to the merger agreement substantially in the form of Exhibit A hereto. The separate existence of Leeds MHC shall cease, and all of the property (real, personal and mixed), rights, powers and duties and obligations of Leeds MHC shall be transferred to and assumed by Northwest MHC as the surviving entity in the MHC Merger, without further act or deed, all in accordance with the HOLA, and regulations of the OTS. As a result of the MHC Merger, each borrower member of Leeds MHC and holder of a deposit account in Leeds Savings as of the Merger Effective Date shall have the same rights and privileges in Northwest MHC as if such borrowing and/or deposit account, respectively, had been established at Northwest Bank, and all deposit accounts established at Leeds Savings prior to the Merger Effective Date shall confer on a depositor the same rights and privileges in Northwest MHC as if such deposit account had been established at Northwest Bank on the date established at Leeds Savings and the borrower members of Leeds MHC identified by Leeds prior to the Merger Effective Date will be given subscription rights to the extent permitted by regulatory authorities in any conversion of Northwest MHC to stock form that occurs prior to any merger of Leeds Savings with and into Northwest Bank if such borrowing remains outstanding at the time of such mutual-to-stock conversion (collectively, the "Membership Conversion").

      (b) The Mid-Tier Merger. Leeds Bankshares shall merge with and into Northwest Bancorp with Northwest Bancorp as the surviving entity pursuant to the merger agreement substantially in the form of Exhibit B hereto. The separate existence of Leeds Bankshares shall cease, and all of the property (real, personal and mixed), rights, powers and duties and obligations of Leeds Bankshares shall be transferred to and assumed by Northwest Bancorp as the surviving entity in the Mid-Tier Merger, without further act or deed, all in accordance with the HOLA, and regulations of the OTS.

      (c) Modification of Structure. Notwithstanding any provision of this Agreement to the contrary, Northwest Bancorp may elect, subject to the filing of all necessary applications and the receipt of all required regulatory approvals, to modify the structure of the transactions described in this Section 2.01, and the parties shall enter into such alternative transactions, so long as (i) there are no adverse tax consequences to any of the stockholders of Leeds Bankshares as a result of such modification, (ii) the Merger Consideration is not thereby changed in kind or reduced in amount because of such modification and (iii) such modification will not materially delay or jeopardize receipt of any required regulatory approvals required under Sections 6.02(d).

      Section 2.02 Conversion and Cancellation of Shares

      (a) On the Merger Effective Date and in accordance with the MHC Merger and the Mid-Tier Merger:

            (i) Each issued and outstanding share of Leeds Bankshares Common Stock held by Leeds MHC shall be transferred to Northwest MHC as the surviving entity in the MHC Merger.

            (ii) Each issued and outstanding share of Leeds Bankshares Common Stock (except shares held by Northwest MHC and except as otherwise provided in this subsection (a) of Section 2.02), shall cease to be outstanding, shall cease to exist and shall be converted automatically into the right to receive $32.00 in cash (the "Merger Consideration").

            (iii) Each issued and outstanding share of Leeds Bankshares Common Stock held by Northwest MHC shall cease to be outstanding and shall cease to exist.

      (b) Any shares of Leeds Bankshares Common Stock which are owned or held by either party hereto or any of their respective Subsidiaries (other than in a fiduciary capacity or in connection with debts previously contracted) at the Merger Effective Date shall cease to exist, the certificates for such shares shall be canceled as promptly as practicable, such shares shall not be converted into the Merger Consideration, and no cash shall be issued or exchanged therefor.

      (c) The holders of certificates representing shares of Leeds Bankshares Common Stock (any such certificate being hereinafter referred to as a "Certificate") shall cease to have any rights as stockholders of Leeds Bankshares.

      (d) Each option to purchase shares of Leeds Bankshares Common Stock issued and outstanding pursuant to the Leeds Stock Option Plans, whether or not such option is exercisable as of the Merger Effective Date, shall, by reason of the Merger, cease to be outstanding and shall automatically be converted into the right to receive in cash an amount equal to (i) the difference (if a positive number) between (A) the Merger Consideration and (B) the exercise price of each such option multiplied by (ii) the number of shares of Leeds Bankshares Common Stock subject to such option.

      Section 2.03 Exchange Procedures

      (a) As promptly as practicable after the Merger Effective Date, and in any event within five business days of the Merger Effective Date, the Exchange Agent shall mail to each holder of record of an outstanding Certificate(s) a Letter of Transmittal containing instructions for the surrender of the Certificate(s) held by such holder for payment if applicable. Upon surrender of the Certificate(s) to the Exchange Agent in accordance with the instructions set forth in the Letter of Transmittal, such holder shall promptly receive in exchange therefor the Merger Consideration if applicable, without interest thereon. Approval of this Agreement by the stockholders of Leeds Bankshares shall constitute authorization for Northwest Bancorp to designate and appoint the Exchange Agent, which appointment shall be reasonably acceptable to Leeds Bankshares. Neither Northwest Bancorp nor the Exchange Agent shall be obligated to deliver the Merger Consideration to a former stockholder of Leeds Bankshares until such former stockholder surrenders his Certificate(s) or, in lieu thereof, any such appropriate affidavit of loss and indemnity agreement and bond as may be reasonably required by Northwest Bancorp.

      (b) If payment of the Merger Consideration is to be made to a person other than the person in whose name a Certificate surrendered in exchange therefor is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

      (c) On or prior to the Merger Effective Date, Northwest Bancorp or Northwest Bank shall deposit or cause to be deposited, in trust with the Exchange Agent, an amount of cash equal to the

Aggregate Merger Consideration that the Leeds Bankshares stockholders shall be entitled to receive on the Merger Effective Date pursuant to Section 2.02 hereof.

      (d) The payment of the Merger Consideration in exchange for each share of Leeds Bankshares Common Stock in accordance with the above terms and conditions shall be in full satisfaction of all rights pertaining to such Leeds Bankshares Common Stock.

      (e) Promptly following the date which is 12 months after the Merger Effective Date, the Exchange Agent shall deliver to Northwest Bancorp all cash, certificates and other documents in its possession relating to the transactions described in this Agreement, and the Exchange Agent's duties shall terminate. Thereafter, each holder of a Certificate formerly representing shares of Leeds Bankshares Common Stock may surrender such Certificate to Northwest Bancorp and (subject to applicable abandoned property, escheat and similar laws) receive in consideration therefor the Merger Consideration multiplied by the number of shares of Leeds Bankshares Common Stock formerly represented by such Certificate, without any interest or dividends thereon.

      (f) After the close of business on the Merger Effective Date, there shall be no transfers on the stock transfer books of Leeds Bankshares of Leeds Bankshares Common Stock which are outstanding immediately prior to the Merger Effective Date, and the stock transfer books of Leeds Bankshares shall be closed with respect to such shares. If, after the Merger Effective Date, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be canceled and exchanged for the Merger Consideration as provided in this
Article II.

      (g) In the event any certificate for Leeds Bankshares Common Stock shall have been lost, stolen or destroyed, the Exchange Agent shall deliver (except as otherwise provided in Section 2.02) in exchange for such lost, stolen or destroyed certificate, upon receipt of an affidavit of such fact by the holder thereof, the cash to be paid in the Merger as provided for herein; provided, however, that Northwest Bancorp may, in its sole discretion and as a condition precedent to the delivery thereof, require the owner of such lost, stolen or destroyed certificate to deliver a bond in such reasonable sum as Northwest Bancorp may specify as indemnity against any claim that may be made against Leeds Bankshares, Northwest Bancorp or any other party with respect to the certificate alleged to have been lost, stolen or destroyed.

      (h) Northwest Bancorp is hereby authorized, with the written consent of Leeds Bankshares, to adopt additional rules and regulations with respect to the matters referred to in this Section 2.03 not inconsistent with the provisions of this Agreement and which do not adversely affect the rights of stockholders of Leeds Bankshares.

                                   ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF LEEDS

      Leeds represents and warrants to Northwest that the statements contained in this Article III are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article III), except as set forth in the Leeds Disclosure Schedules delivered to Northwest on the date hereof, and except as to any representation or warranty which relates to a specific date. Leeds has made a good faith effort to ensure that the disclosure on each schedule of the Leeds Disclosure Schedules corresponds to the section reference herein. However, for purposes of the Leeds Disclosure Schedules, any item disclosed on any schedule therein is deemed to be fully disclosed with respect to all schedules under which such item may be relevant.

      Section 3.01 Organization

      (a) Leeds MHC is a Federal mutual holding company organized, validly existing and in good standing under the laws of the United States, and is duly registered as a savings and loan holding company under the HOLA. Leeds MHC has full power and authority to carry on its business as now conducted and is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on Leeds. Except as set forth in Leeds Disclosure Schedule 3.01(a), Leeds MHC has no subsidiary other than Leeds Bankshares and Leeds Savings.

      (b) Leeds Bankshares is a Federal corporation organized, validly existing and in good standing under the laws of the United States, and is duly registered as a savings and loan holding company under the HOLA. Leeds Bankshares has the full corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on Leeds. Other than shares of capital stock in Leeds Savings and its subsidiaries, as identified below (collectively, the "Leeds Subsidiaries"), Leeds Bankshares does not own or control, directly or indirectly, or have the right to acquire directly or indirectly, an equity interest in any corporation, company, association, partnership, joint venture or other entity.

      (c) Leeds Savings is a Federal savings bank organized, validly existing and in good standing under the laws of the United States. Except as set forth in Leeds Disclosure Schedule 3.01(c), Leeds Savings is the only Leeds Subsidiary. The deposits of Leeds Savings are insured by the FDIC to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due by Leeds Savings. Each Leeds Subsidiary is identified in Leeds Disclosure Schedule 3.01(c), and is a corporation organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization.

      (d) Leeds Savings is a member in good standing of the FHLB of Atlanta and owns the requisite amount of stock therein.

      (e) Except as disclosed in Leeds Disclosure Schedule 3.01(e), the respective minute books of Leeds MHC, Leeds Bankshares, Leeds Savings and each Leeds Subsidiary accurately records, in all material respects, all material corporate actions of their respective stockholders and boards of directors (including committees) through the date of this Agreement.

      (f) Prior to the date of this Agreement, Leeds has made available to Northwest true and correct copies of the charters and bylaws of Leeds Savings, Leeds Bankshares and Leeds MHC, and the certificates of incorporation and bylaws of each Leeds Subsidiary.

      Section 3.02 Capitalization

      (a) The authorized capital stock of Leeds Bankshares consists of 20,000,000 shares of common stock, $1.00 par value ("Leeds Bankshares Common Stock"), and 10,000,000 shares of Preferred Stock, $1.00 par value (the "Leeds Preferred Stock"), of which 5,205,597 shares of Leeds Bankshares Common Stock are outstanding, validly issued, fully paid and nonassessable and free of preemptive rights. There are no shares of Leeds Bankshares Preferred Stock issued and outstanding. There are 667,416 shares of Leeds Bankshares Common Stock held by Leeds Bankshares as treasury stock. Neither Leeds Bankshares nor any Leeds Subsidiary has or is bound by any Right of any character relating to the purchase, sale, issuance or voting of, or right to receive dividends or other distributions on, any shares of Leeds Bankshares Common Stock, or any other security of Leeds Bankshares or any Leeds Subsidiary, or any securities representing the right to vote, purchase or otherwise receive any shares of Leeds Bankshares Common Stock or any other security of Leeds Bankshares, other than as set forth in the Leeds Disclosure Schedule 3.02(a).

      (b) Leeds MHC owns 3,300,000 shares of Leeds Bankshares Common Stock, free and clear of any lien or encumbrance except as set forth in Leeds Disclosure
Schedule 3.02(b). Except as disclosed in Leeds Disclosure Schedule 3.02(b) and except for shares of Leeds Bankshares Common Stock (and any equity interests that may be attributed to Leeds MHC due to its ownership of Leeds Bankshares Common Stock), Leeds MHC does not possess, directly or indirectly, any equity interest in any corporation.

      (c) To the best knowledge of Leeds Bankshares, no Person or "group" (as that term is used in Section 13(d)(3) of the Exchange Act) other than Leeds MHC, is the beneficial owner (as defined in Section 13(d) of the Exchange Act) of 5% or more of the outstanding shares of Leeds Bankshares Common Stock, except as disclosed in the Leeds Disclosure Schedule 3.02(c).

      (d) The authorized capital stock of Leeds Savings consists of 20,000,000 shares of common stock, $1.00 par value, and 10,000,000 shares of Preferred Stock, $1.00 par value. There are 100 shares of Leeds Savings common stock outstanding, all of which are validly issued, fully paid and nonassessable and free of preemptive rights, and all of which are owned by Leeds Bankshares free and clear of any liens, encumbrances, charges, restrictions or rights of third parties of any kind whatsoever.

      Section 3.03 Authority; No Violation

      (a) Leeds has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Leeds and the completion by Leeds of the transactions contemplated hereby have been duly and validly approved by the requisite vote of the Boards of Directors of the Leeds Parties and, except for approval of the stockholders of Leeds Bankshares and, if required, the members of Leeds MHC, no other proceedings on the part of the Leeds Parties are necessary to complete the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Leeds and, subject to approval by the stockholders of Leeds Bankshares and, if required, the members of Leeds MHC and receipt of the required approvals of the Regulatory Authorities, constitutes the valid and binding obligations of Leeds, enforceable against Leeds in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and as to Leeds Savings, the conservatorship or receivership provisions of the FDIA, and subject, as to enforceability, to general principles of equity.

      (b) Subject to the receipt of approvals from the Regulatory Authorities referred to in Section 5.03 hereof and the compliance by Leeds and Northwest with any conditions contained therein,

      (A) the execution and delivery of this Agreement by Leeds,

      (B) the consummation of the transactions contemplated hereby, and

      (C) compliance by Leeds with any of the terms or provisions hereof,

will not (i) conflict with or result in a material breach of any provision of the charters or bylaws of any of the Leeds Parties or the certificate of incorporation of any Leeds Subsidiary; (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Leeds Parties or any of the properties or assets of the Leeds Parties; or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of Leeds under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other investment or obligation to which Leeds is a party, or by which they or any of their respective properties or assets may be bound or affected, except in the case of clauses (ii) and (iii) above for violations which, individually or in the aggregate, would not have a Material Adverse Effect on Leeds.

      Section 3.04 Consents

      Except as set forth in Leeds Disclosure Schedule 3.04, and except for the consents, waivers, approvals, filings and registrations from or with the Regulatory Authorities referred to in Section 5.03 hereof and compliance with any conditions contained therein, and the approval of this Agreement by the requisite vote of the stockholders of Leeds Bankshares and, if required, the members of Leeds MHC, no consents, waivers or approvals of, or filings or registrations with, any public body or governmental authority are necessary, and, to the best knowledge of Leeds, no consents, waivers or approvals of, or filings or registrations with, any other third parties are necessary, in connection with (a) the execution and delivery of this Agreement by Leeds, and (b) the completion by Leeds of the transactions described in this Agreement.

      Section 3.05 Leeds Financial Statements

      (a) Leeds Bankshares has previously made available to Northwest the Leeds Regulatory Reports. The Leeds Regulatory Reports have been, or will be, prepared in all material respects in accordance with applicable regulatory accounting principles and practices throughout the periods covered by such statements, and fairly present, or will fairly present in all material respects, the consolidated financial position, results of operations and changes in stockholders' equity of each of the Leeds Parties as of and for the periods ended on the dates thereof, in accordance with applicable regulatory accounting principles applied on a consistent basis.

      (b) Leeds Bankshares has previously made available to Northwest the Leeds Financials (the availability of the Leeds Financials will be assumed if they are included in SEC Documents filed on EDGAR). The Leeds Financials (including the related notes where applicable) fairly present in each case in all material respects (subject in the case of the unaudited interim statements to normal year-end adjustments), the consolidated financial condition, results of operations and cash flows of Leeds Bankshares as of and for the respective periods ending on the dates thereof and have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as indicated therein, or in the case of unaudited statements, as permitted by Form 10-QSB.

      (c) At the date of each balance sheet included in the Leeds Financials or the Leeds Regulatory Reports, Leeds did not have, and will not have, any liabilities, obligations or loss contingencies of any nature (whether absolute, accrued, contingent or otherwise) of a type required to be reflected in such Leeds Financials or Leeds Regulatory Reports or in the footnotes thereto which are not fully reflected or reserved against therein or fully disclosed in a footnote thereto, except for liabilities, obligations and loss contingencies that are not material individually or in the aggregate or which are incurred in the ordinary course of business, consistent with past practice, and except for liabilities, obligations and loss contingencies that are within the subject matter of a specific representation and warranty herein and subject, in the case of any unaudited statements, to normal, recurring audit adjustments and the absence of footnotes.

      Section 3.06 Taxes

      Leeds Bankshares and the Leeds Subsidiaries are members of the same affiliated group within the meaning of IRC Section 1504(a). Leeds has duly filed all Federal, state and material local tax returns required to be filed by or with respect to it on or prior to the date hereof (all such returns being accurate and correct in all material respects) and has duly paid or has made provisions for the payment of, all material Federal, state and local taxes which have been incurred by or are due or claimed to be due from Leeds by any taxing authority or pursuant to any written tax sharing agreement on or prior to the date hereof other than taxes or other charges which (i) are not delinquent, (ii) are being contested in good faith, or (iii) have not yet been fully determined. As of the date of this Agreement, there is no audit examination, deficiency assessment, tax investigation or refund litigation with respect to any taxes of Leeds, and no claim has been made by any authority in a jurisdiction where Leeds does not file tax returns that Leeds is subject to taxation in that jurisdiction. Leeds has not executed an extension or waiver of any statute of limitations on the assessment or collection of any material tax due that is currently in effect. Leeds has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor or stockholder, and Leeds has timely complied with all applicable information reporting requirements under Part III, Subchapter A of Chapter 61 of the IRC and similar applicable state and local information reporting requirements.

      Section 3.07 No Material Adverse Effect

      Leeds has not suffered any Material Adverse Effect since June 30, 2000.

      Section 3.08 Contracts

      (a) Except as set forth in Leeds Disclosure Schedule 3.08(a), Leeds is not a party to or subject to:

            (i) any employment, consulting or severance contract or material arrangement with any past or present officer, director or employee of Leeds except for "at will" arrangements;

            (ii) any plan, material arrangement or contract providing for bonuses, pensions, options, deferred compensation, retirement payments, profit sharing or similar material arrangements for or with any past or present officers, directors or employees of Leeds;

            (iii) any collective bargaining agreement with any labor union relating to employees of Leeds;

            (iv) any agreement which by its terms limits the payment of dividends by Leeds Savings or Leeds Bankshares;

            (v) any instrument evidencing or related to material indebtedness for borrowed money whether directly or indirectly, by way of purchase money obligation, conditional sale, lease purchase, guaranty or otherwise, in respect of which Leeds is an obligor to any person, which instrument evidences or relates to indebtedness other than deposits, repurchase agreements, bankers' acceptances, advances from the FHLB of Atlanta, and "treasury tax and loan" accounts established in the ordinary course of business and transactions in "Federal funds" or which contains financial covenants or other restrictions (other than those relating to the payment of principal and interest when due) which would be applicable on or after the Closing Date to Northwest; or

            (vi) any contract (other than this Agreement) limiting the freedom, in any material respect, of Leeds to engage in any type of banking or bank-related business in which Leeds is permitted to engage under applicable law as of the date of this Agreement.

      (b) True and correct copies of agreements, plans, contracts, arrangements and instruments referred to in Section 3.08(a), have been made available to Northwest on or before the date hereof, are listed in and attached to Leeds Disclosure Schedule 3.08(a) and are in full force and effect on the date hereof, and Leeds (nor, to the knowledge of Leeds, any other party to any such contract, plan, arrangement or instrument) has not materially breached any provision of, or is in default in any respect under any term of, any such contract, plan, arrangement or instrument. Except as set forth in the Leeds Disclosure Schedule 3.08(b)(i), no party to any material contract, plan, arrangement or instrument will have the right to terminate any or all of the provisions of any such contract, plan, arrangement or instrument as a result of the execution of, and the transactions contemplated by, this Agreement. Except as set forth in Leeds Disclosure Schedule 3.08(b)(i), none of the employees (including officers) of Leeds possesses the right to terminate his/her employment and receive or be paid (or cause Leeds to accrue on his/her behalf) benefits solely as a result of the execution of this Agreement or the consummation of the transactions contemplated thereby. Except as set forth in Leeds Disclosure Schedule 3.08(b)(i), no plan, contract, employment agreement, termination agreement, or similar agreement or arrangement to which Leeds is a party or under which Leeds may be liable contains provisions which permit any employee or independent contractor to terminate it without cause and continue to accrue future benefits thereunder. Except as set forth in Leeds Disclosure Schedule 3.08(b)(i), no such agreement, plan, contract, or arrangement: (x) provides for acceleration in the vesting of benefits or payments due thereunder upon the occurrence of a change in ownership or control of Leeds or upon the occurrence of a subsequent event; or (y) requires Leeds to provide a benefit in the form of Leeds Bankshares Common Stock or determined by reference to the value of Leeds Bankshares Common Stock. Except as disclosed in Leeds Disclosure Schedule 3.08(b)(ii), no such agreement, plan or arrangement with respect to officers or directors of Leeds or to any of their respective employees, provides for benefits which may cause an "excess parachute payment" or the disallowance of a Federal income tax deduction under IRC Section 280G.

      Section 3.09 Ownership of Property; Insurance Coverage.

      (a) Except as disclosed in Leeds Disclosure Schedule 3.09(a), Leeds has good and, as to real property, marketable title to all material assets and properties owned by Leeds in the conduct of its business, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the balance sheets contained in the Leeds Regulatory Reports and in the Leeds Financials or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of in the ordinary course of business, since the date of such balance sheets), subject to no material encumbrances, liens, mortgages, security interests or pledges, except
(i) those items which secure liabilities for public or statutory obligations or any discount with, borrowing from or other obligations to the FHLB of Atlanta, inter-bank credit facilities, or any transaction by Leeds acting in a fiduciary capacity, and (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith. Leeds, as lessee, has the right under valid and subsisting leases of real and personal properties used by Leeds in the conduct of its businesses to occupy or use all such properties as presently occupied and used by each of them. Except as disclosed in Leeds Disclosure Schedule 3.09(a), such existing leases and commitments to lease constitute operating leases for both tax and financial accounting purposes and the lease expense and minimum rental commitments with respect to such leases and lease commitments are as disclosed in the notes to the Leeds Financials.

      (b) With respect to all material agreements pursuant to which Leeds has purchased securities subject to an agreement to resell, if any, Leeds has a lien or security interest (which to the knowledge of Leeds is a valid, perfected first lien) in the securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

      (c) Leeds currently maintains insurance considered by Leeds to be reasonable for its operations, in accordance with good business practice. Leeds has not received notice from any insurance carrier that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. There are presently no material claims pending under such policies of insurance and no notices have been given by Leeds under such policies. All such insurance is valid and enforceable and in full force and effect, and within the last three years Leeds has received each type of insurance coverage for which it has applied and during such periods has not been denied indemnification for any material claims submitted under any of its insurance policies. Leeds Disclosure
Schedule 3.09(c) identifies all policies of insurance maintained by Leeds.

      Section 3.10 Legal Proceedings.

      Except as disclosed in Leeds Disclosure Schedule 3.10, Leeds is not a party to any, and there are no pending or, to the best of the knowledge of Leeds, threatened legal, administrative, arbitration or other proceedings, actions or governmental investigations of any nature (i) against Leeds, (ii) to which the assets of Leeds are or may be subject, (iii) challenging the validity or propriety of any of the transactions contemplated by this Agreement, or (iv) which could adversely affect the ability of Leeds to perform under this Agreement, except for any proceedings, claims, actions, investigations or inquiries referred to in clauses (i) or (ii) which, if adversely determined, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Leeds.

      Section 3.11 Compliance With Applicable Law

      (a) Leeds holds all licenses, franchises, permits and authorizations necessary for the lawful conduct of its businesses under, and has complied in all material respects with, applicable laws, statutes, orders, rules or regulations of any Federal, state or local governmental authority relating to it, other than where such failure to hold or such noncompliance will neither result in a limitation in any material respect on the conduct of its business nor otherwise have a Material Adverse Effect on Leeds. Leeds, directly or indirectly, owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights and any applications therefor, technology, know-how and tangible or intangible proprietary information or material that are material to the business of Leeds.

      (b) Except as disclosed in Leeds Disclosure Schedule 3.11(b), Leeds has not received any notification or communication from any Regulatory Authority (i) asserting that Leeds is not in material compliance with any of the statutes, regulations or ordinances which such Regulatory Authority enforces; (ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to Leeds;
(iii) requiring or threatening to require Leeds, or indicating that Leeds may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement with any Federal or state governmental agency or authority which is charged with the supervision or regulation of banks or engages in the insurance of bank deposits restricting or limiting, or purporting to restrict or limit, in any material respect the operations of Leeds, including without limitation any restriction on the payment of dividends; or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any material manner the operations of Leeds, including without limitation any restriction on the payment of dividends (any such notice, communication, memorandum, agreement or order described in this sentence is hereinafter referred to as a "Regulatory Agreement"). Leeds has not consented to or entered into any currently effective Regulatory Agreement, except as set forth in Leeds Disclosure Schedule 3.11(b). The most recent regulatory rating given to Leeds Savings as to compliance with the Community Reinvestment Act ("CRA") is satisfactory or better.

      Section 3.12 ERISA.

      (a) Leeds Disclosure Schedule 3.12(a) contains a complete and accurate list of all pension, retirement, stock option, stock purchase, stock ownership, savings, stock appreciation right, profit sharing, deferred compensation, consulting, bonus, group insurance, severance and other benefit plans, contracts, agreements and arrangements, including, but not limited to, "employee benefit plans," as defined in Section 3(3) of ERISA, incentive and welfare policies, contracts, plans and arrangements and all trust agreements related thereto with respect to any present or former directors, officers or other employees of Leeds (hereinafter collectively referred to as the "Leeds Employee Plans" and individually as a "Leeds Employee Plan"). If such plan, contract, agreement or arrangement is funded through a trust or third party funding vehicle, such as an insurance contract, the Leeds Disclosure Schedule 3.12 (a) includes such trust or other funding arrangement.

      (b) Each of the Leeds Employee Plans complies in all material respects with all applicable requirements of ERISA, the IRC and other applicable laws; and there has occurred no "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the IRC) for which no statutory exemption exists under
Section 408(b) of ERISA or Section 4975(d) of the IRC or for which no administrative exemption has been granted under Section 408(a) of ERISA.

      (c) Neither Leeds nor any ERISA Affiliate has contributed to a Leeds Employee Plan that is subject to Title IV of ERISA. Neither Leeds nor any ERISA Affiliate has contributed to any "multiemployer plan" (as defined in Sections 3(37) and 4001(a)(3) of ERISA).

      (d) Each Leeds Employee Plan that is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) and which is intended to be qualified under Section 401(a) of the IRC (a "Qualified Plan") has received a favorable determination letter from the IRS, and Leeds is not aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no pending or, to the knowledge of Leeds, threatened litigation, administrative action or proceeding relating to any Leeds Employee Plan. There has been no announcement or commitment by Leeds to create an additional Leeds Employee Plan, or to amend any Leeds Employee Plan, except for amendments required by applicable law; and, except as specifically identified in Leeds Disclosure Schedules, Leeds does not have any obligations for post-retirement or post-employment benefits under any Leeds Employee Plan that cannot be amended or terminated upon 60 days' notice or less without incurring any liability thereunder, except for coverage required by
Part 6 of Title I of ERISA or Section 4980B of the IRC, or similar state laws, the cost of which is borne by the insured individuals. With respect to each Leeds Employee Plan, Leeds has supplied to Northwest a true and correct copy of
(A) the annual report on the applicable form of the Form 5500 series filed with the IRS for the most recent three plan years, if required to be filed, (B) such Leeds Employee Plan, including amendments thereto, (C) each trust agreement, insurance contract or other funding arrangement relating to such Leeds Employee Plan, including amendments thereto, (D) the most recent summary plan description and summary of material modifications thereto for such Leeds Employee Plan, if the Leeds Employee Plan is subject to Title I of ERISA, and (E) the most recent determination letter issued by the IRS if such Employee Plan is a Qualified Plan.

      (e) Except as set forth in Leeds Disclosure Schedule 3.12(e), no compensation payable by Leeds to any of its employees under any Leeds Employee Plan (including by reason of the transactions contemplated hereby) will be subject to disallowance under Section 162(m) of the IRC.

      (f) Except as set forth on Leeds Disclosure Schedule 3.12(f), Leeds does not have any liability for any post-retirement health, medical or similar benefit of any kind whatsoever, except as required by statute or regulation. With respect to any benefit set forth on Leeds Disclosure Schedule 3.12(f), such schedule identifies the method of funding and the funded status of such benefit.

      Section 3.13 Brokers, Finders and Financial Advisors

      Except the engagement of RP Financial in connection with transactions contemplated by this Agreement, neither Leeds, nor any of its officers, directors, employees or agents, has engaged or retained any broker, finder or financial advisor in connection with the transactions contemplated by this Agreement, or, except for the commitments disclosed in Leeds Disclosure Schedule 3.13, incurred any liability or commitment for any fees or commissions to any such person in connection with the transactions contemplated by this Agreement, which has not been reflected in the Leeds Financials.

      Section 3.14 Environmental Matters

      (a) Except as set forth in Leeds Disclosure Schedule 3.14(a):

            (i) To the knowledge of Leeds, the Participation Facilities (as defined below) and the Loan Properties are, and have been, in substantial compliance with all Environmental Laws;

            (ii) There is no suit, claim, action, notice, demand, executive or administrative order, directive, investigation or proceeding pending or, to the knowledge of Leeds, threatened before any court, governmental agency or board or other forum against Leeds (x) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the presence of or release (as defined herein) into the environment of any Hazardous Material (as defined herein), whether or not occurring at or on a site owned, leased or operated by Leeds or any Participation Facility;

            (iii) To the knowledge of Leeds, there is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or threatened before any court, governmental agency or board or other forum relating to or against any Loan Property (or Leeds in respect of such Loan Property) (x) relating to alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the presence of or release into the environment of any Hazardous Material;

            (iv) The properties currently owned or operated by Leeds (including, without limitation, soil, groundwater or surface water on or under the properties, and buildings thereon) are not contaminated with and do not otherwise contain any Hazardous Material other than as permitted under any applicable Environmental Law;

            (v) Leeds has not received any notice, demand letter, executive or administrative order, directive or request for information from any Federal, state, local or foreign governmental entity or any third party indicating that it may be in violation of, or liable under, any Environmental Law;

            (vi) To the knowledge of Leeds, there are no underground storage tanks on, in or under any properties owned or operated by Leeds and no underground storage tanks have been closed or removed from any properties owned or operated by Leeds; and

            (vii) During the period of ownership or operation by Leeds of any of its respective current properties, or during the period of participation in the management of any Participation Facility by Leeds, there has been no contamination by or release of Hazardous Materials in, on, under or affecting such properties. Prior to the period of ownership or operation by Leeds of any of its current properties, or prior to the period of participation in the management of any Participation Facility by Leeds, there was no contamination by or release of Hazardous Material in, on, under or affecting such properties.

      (b) As used in this section the term "Loan Property" means any property in which the applicable party (or a Subsidiary of it) holds a security interest. The term "Participation Facility" means any facility in which the applicable party (or a Subsidiary of it) participates in the management (including all property held as trustee or in any other fiduciary capacity) and, where required by the context, includes the owner or operator of such property.

      Section 3.15 Loan Portfolio.

      (a) With respect to each loan owned by Leeds in whole or in part (each, a "Loan"):

            (i) the note and the related security documents are each legal, valid and binding obligations of the maker or obligor thereof, enforceable against such maker or obligor in accordance with their terms;

            (ii) neither Leeds nor any prior holder of a Loan, has modified the note or any of the related security documents in any material respect or satisfied, canceled or subordinated the note or any of the related security documents except as otherwise disclosed by documents in the applicable Loan file;

            (iii) Leeds is the sole holder of legal and beneficial title to each Loan (or any applicable participation interest, as appropriate), except as otherwise referenced on the books and records of Leeds;

            (iv) the note and the related security documents, copies of which are included in the Loan files, are true and correct copies of the documents they purport to be and have not been suspended, amended, modified, canceled or otherwise changed except as otherwise disclosed by documents in the applicable Loan file;

            (v) there is no pending or threatened condemnation proceeding or similar proceeding affecting the property that serves as security for a Loan, except as otherwise referenced on the books and records of Leeds;

            (vi) there is no litigation or proceeding pending or threatened relating to the property that serves as security for a Loan that would have a Material Adverse Effect upon the related Loan, except as otherwise disclosed by documents in the applicable Loan file;

            (vii) with respect to a Loan held in the form of a participation, the participation documentation is legal, valid, binding and enforceable, except as otherwise disclosed by documents in the applicable Loan file; and

            (viii) no representation or warranty set forth in this Section 3.15(a) shall be deemed to be breached unless such breach, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on Leeds.

      (b) The allowance for possible losses reflected in the audited statement of condition of Leeds Bankshares at June 30, 2000 was, and the allowance for possible losses shown on the balance sheets in the Securities Documents of Leeds Bankshares for periods ending after June 30, 2000 have been and will be adequate, as of the dates thereof, under GAAP.

      (c) Leeds Disclosure Schedule 3.15(c) sets forth by category all loans, leases, advances, credit enhancements, other extensions of credit, commitments and interest-bearing assets of Leeds, including the amounts thereof and the name of the obligor, that have been classified (whether regulatory or internal) as "Special Mention," "Substandard," "Doubtful," "Loss" or words of similar import as of June 30, 2001. The real estate owned ("REO") included in any non-performing assets of Leeds is carried net of reserves at the lower of cost or fair value, less estimated selling costs, based on current independent appraisals or evaluations or current management appraisals or evaluations; provided, however, that "current" shall mean within the past 12 months.

      Section 3.16 Securities Documents

      Leeds Bankshares has made available to Northwest copies of its (i) annual reports on Form 10-KSB for the years ended June 30, 2000 and 1999, (ii) quarterly reports on Form 10-QSB for the quarters ended September 30, 2000, December 31, 2000, and March 31, 2001, and (iii) proxy materials used in connection with its most recent meeting of stockholders (the availability of the preceding documents will be assumed if such documents are filed on EDGAR). Such reports and such proxy materials, at the time filed, did not contain any untrue statements of material fact or omit to state any material fact necessary in order to make the statements therein not misleading.

      Section 3.17 Related Party Transactions

      Except as disclosed in Leeds Disclosure Schedule 3.17, or as described in the proxy statement of Leeds Bankshares distributed in connection with the 2000 annual meeting of stockholders (which previously has been provided to Northwest), Leeds is not a party to any transaction (including any loan or other credit accommodation) with an Affiliate. Except as disclosed in Leeds Disclosure
Schedule 3.17, all such transactions (a) were made in the ordinary course of business, (b) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other Persons, and (c) did not involve more than the normal risk of collectability or present other unfavorable features. Except as set forth in Leeds Disclosure Schedule 3.17, no loan or credit accommodation to an Affiliate is presently in default or, during the three-year period prior to the date of this Agreement, has been in default or has been restructured, modified or extended. Leeds has not been notified that principal and interest with respect to any such loan or other credit accommodation will not be paid when due or that the loan grade classification accorded such loan or credit accommodation is inappropriate.

      Section 3.18 Schedule of Termination Benefits

      Leeds Disclosure Schedule 3.18 includes a schedule of all termination benefits and related payments that would be payable to the individuals identified thereon, excluding any options to acquire Leeds Bankshares Common Stock granted to such individuals under the Leeds Stock Option Plans, under any and all employment agreements, special termination agreements, supplemental executive retirement plans, deferred bonus plans, deferred compensation plans, salary continuation plans, or any compensation arrangement, or other pension benefit or welfare benefit plan maintained by Leeds for the benefit of officers or directors of Leeds (the "Benefits Schedule"), assuming their employment or service is terminated as of February 28, 2002 and the Closing Date occurs prior to such termination. No other individuals are entitled to benefits under any such plans.

      Section 3.19 Deposits

      Except as set forth in Leeds Disclosure Schedule 3.19, none of the deposits of Leeds is a "brokered" deposit as defined in 12 U.S.C. Section 1831f(g).

      Section 3.20 Fairness Opinion

      Leeds Bankshares and Leeds MHC have received a written opinion from RP Financial to the effect that, subject to the terms, conditions and qualifications set forth therein, as of the date thereof, the Merger Consideration to be received by the stockholders of Leeds Bankshares pursuant to this Agreement is fair to such stockholders from a financial point of view, and the Membership Conversion is fair from a financial point of view to the members of Leeds MHC (the "Fairness Opinion").

      Section 3.21 Required Vote of Stockholders

      The affirmative vote of (i) two-thirds of all votes entitled to be cast by all the stockholders of Leeds Bankshares, including Leeds MHC, and to the knowledge of Leeds (ii) a majority of votes cast by the stockholders of Leeds Bankshares other than Leeds MHC is necessary to approve this Agreement and the transactions contemplated hereby, in each case at a meeting of the stockholders of Leeds Bankshares.

      Section 3.22 Derivative Transactions

      Except as set forth in Leeds Disclosure Schedule 3.22, Leeds has not entered into any future or option contracts, exchange rate swaps, caps or floors, or other interest rate or exchange rate risk management instruments or arrangements.

                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF NORTHWEST

      Northwest represents and warrants to Leeds that the statements contained in this Article IV are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article IV), except as set forth in the Northwest Disclosure Schedules delivered by Northwest on the date hereof, and except as to any representation or warranty that relates to a specific date. Northwest has made a good faith effort to ensure that the disclosure on each schedule of the Northwest Disclosure Schedules corresponds to the section referenced herein. However, for purposes of the Northwest Disclosure Schedules, any item disclosed on any schedule therein is deemed to be fully disclosed with respect to all schedules under which such item may be relevant.

      Section 4.01 Organization

      (a) Northwest MHC is a Federal mutual holding company organized, validly existing and in good standing under the laws of the United States, and is duly registered as a savings and loan holding company under the HOLA. Northwest MHC has full power and authority to carry on its business as now conducted and is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on Northwest MHC.

      (b) Northwest Bancorp is a Federal corporation organized, validly existing and in good standing under the laws of the United States, and is duly registered as a savings and loan holding company under the HOLA. Northwest Bancorp has the full corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on Northwest Bancorp.

      (c) Northwest Bank is a savings bank organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. The deposits of Northwest Bank are insured by the FDIC to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due by Northwest Bank. Each Northwest Subsidiary is identified in exhibits to Northwest Bancorp's Form 10-K for the fiscal year ended June 30, 2000, filed with the SEC, and is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization.

      (d) Northwest Bank is a member in good standing of the FHLB of Pittsburgh and owns the requisite amount of stock therein.

      (e) Prior to the date of this Agreement, Northwest has made available to Leeds true and correct copies of the charters and bylaws of Northwest MHC and Northwest Bancorp, and the articles of incorporation and bylaws of Northwest Bank.

      Section 4.02 Authority; No Violation

      (a) Northwest has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Northwest and the completion by Northwest of the transactions contemplated hereby have been duly and validly approved by the requisite vote of the Boards of Directors of the Northwest Parties, and no other corporate proceedings on the part of Northwest are necessary to complete the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Northwest and, subject to receipt of the required approvals of Regulatory Authorities described in Section 4.03 hereof, constitutes the valid and binding obligation of Northwest, enforceable against Northwest in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally.

      (b) Subject to the receipt of approvals from the Regulatory Authorities referred to in Section 5.03 hereof and the compliance by Leeds and Northwest with any conditions contained therein,

      (A) the execution and delivery of this Agreement by Northwest,

      (B) the consummation of the transactions contemplated hereby, and

      (C) compliance by Northwest with any of the terms or provisions hereof,

will not (i) conflict with or result in a breach of any provision of the charter or bylaws of Northwest MHC or Northwest Bancorp, or the articles of incorporation or bylaws of Northwest Bank or any Northwest Subsidiary; (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Northwest or any Northwest Subsidiary or any of their respective properties or assets; or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default), under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of Northwest under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other investment or obligation to which Northwest is a party, or by which it or any of its properties or assets may be bound or affected, except in the case of clauses (i) and (iii) above, for violations which individually or in the aggregate would not have a Material Adverse Effect on Northwest.

      Section 4.03 Consents

      Except for consents, waivers, approvals, filings and registrations from or with the OTS and the SEC, and compliance with any conditions contained therein, and the approval of this Agreement by the stockholders of Leeds Bankshares and, if necessary, the members of Leeds MHC, no consents, waivers or approvals of, or filings or registrations with, any public body or governmental authority are necessary, and no consents, waivers or approvals of, or filings or registrations with, any third parties are necessary in connection with (a) the execution and delivery of this Agreement by Northwest, and (b) the completion by Northwest of the transactions contemplated hereby. Northwest has no reason to believe that
(i) any required consents or approvals will not be received or will be received with conditions, limitations or restrictions unacceptable to it or which would adversely impact Northwest' ability to complete the transactions described in this Agreement or that (ii) any public body or authority, the consent or approval of which is not required or any filing which is not required, will object to the completion of the transactions described in this Agreement.

      Section 4.04 Northwest Financial Statements

      Northwest Bancorp has previously made available to Leeds the Northwest Financials. The Northwest Financials (including the related notes where applicable) fairly present in each case in all material respects (subject in the case of the unaudited interim statements to normal year-end adjustments), the consolidated financial condition, results of operations and cash flows of Northwest Bancorp as of and for the respective periods ending on the dates thereof and have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as indicated therein, or in the case of unaudited statements, as permitted by Form 10-Q.

      Section 4.05 Material Adverse Effect

      Northwest has not suffered any Material Adverse Effect since June 30,
2000.

      Section 4.06 Legal Proceedings

      Northwest is not a party to any, and there are no pending or, to the best of Northwest's knowledge, threatened legal, administrative, arbitration or other proceedings, actions or governmental investigations of any nature (i) against Northwest, (ii) to which Northwest's assets are or may be subject, (iii) challenging the validity or propriety of any of the transactions contemplated by this Agreement, or (iv) which could adversely affect the ability of Northwest to perform under this Agreement, except for any proceedings, claims, actions, investigations or inquiries referred to in clauses (i) or (ii) which, if adversely determined, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Northwest.

      Section 4.07 Compliance With Applicable Law

      (a) Northwest holds all licenses, franchises, permits and authorizations necessary for the lawful conduct of its businesses under, and has complied in all material respects with, applicable laws, statutes, orders, rules or regulations of any Federal, state or local governmental authority relating to it, other than where such failure to hold or such noncompliance will neither result in a limitation in any material respect on the conduct of its businesses nor otherwise have a Material Adverse Effect on Northwest.

      (b) Northwest has not received any notification or communication from any Regulatory Authority (i) asserting that Northwest is not in compliance with any of the statutes, regulations or ordinances which such Regulatory Authority enforces; (ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to Northwest; (iii) requiring or threatening to require Northwest, or indicating that Northwest may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement restricting or limiting, or purporting to restrict or limit, in any manner the operations of Northwest; or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of Northwest, including without limitation any restriction on the payment of dividends (any such notice, communication, memorandum, agreement or order described in this sentence is hereinafter referred to as a "Regulatory Agreement"). Northwest has not consented to or entered into any currently effective Regulatory Agreement. The most recent regulatory rating given to Northwest Bank as to compliance with the CRA is satisfactory or better.

      Section 4.08 Northwest Benefit Plans

      (a) Northwest has provided Leeds with a complete and accurate list of all pension, retirement, group insurance, and other employee benefit plans and arrangements, including, but not limited to, "employee benefit plans," as defined in Section 3(3) of ERISA, incentive and welfare policies, contracts, plans and arrangements with respect to any present employees of Northwest (hereinafter collectively referred to as the "Northwest Employee Plans" and individually as a "Northwest Employee Plan"). Each of the Northwest Employee Plans complies in all material respects with all applicable requirements of ERISA, the IRC and other applicable laws.

      (b) No Northwest Employee Plan which is subject to Title IV of ERISA (each such plan shall be referred to herein as a "Northwest Pension Plan") had an "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, as of the last day of the end of the most recent plan year ending prior to the date hereof; the fair market value of the assets of each Northwest Pension Plan exceeds the present value of the "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA) under such Northwest Pension Plan as of the end of the most recent plan year with respect to the respective Northwest Pension Plan ending prior to the date hereof, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for such Northwest Pension Plan as of the date hereof; and no notice of a "reportable event" (as defined in Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived has been required to be filed for any Northwest Pension Plan within the 12-month period ending on the date hereof.

      (c) Each Northwest Employee Plan that is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) and which is intended to be qualified under Section 401(a) of the IRC has received a favorable determination letter from the IRS, and Northwest is not aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no pending or, to Northwest's knowledge, threatened litigation, administrative action or proceeding relating to any Northwest Employee Plan.

      Section 4.09 Financing

      As of the date hereof, Northwest has, and will have at the Merger Effective Date, funds that are sufficient and available to meet its obligations under this Agreement and to consummate in a timely manner the transactions contemplated by this Agreement, and Northwest Bank will not fail to meet its capital requirements as a result thereof.

      Section 4.10 Regulatory Approvals

      Northwest is not aware of any reason that it cannot obtain any of the approvals of Regulatory Authorities necessary to consummate the transactions contemplated by this Agreement, and Northwest has not received any advice or information from any regulatory authority indicating that such approvals will be denied or are doubtful or will be unduly delayed.

      Section 4.11 Securities Documents

      Northwest Bancorp has made available to Leeds copies of its (i) annual reports on Form 10-K for the years ended June 30, 2000 and 1999, (ii) quarterly reports on Form 10-Q for the quarters ended September 30, 2000, December 31, 2000, and March 31, 2001, and (iii) proxy materials used in connection with its most recent meeting of stockholders (the availability of the preceding documents will be assumed if such documents are filed on EDGAR). Such reports and such proxy materials, at the time filed, did not contain any untrue statements of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading.

                                    ARTICLE V
                            COVENANTS OF THE PARTIES

      Section 5.01 Conduct of the Business of Leeds

      (a) From the date of this Agreement to the Closing Date, Leeds will conduct its business and engage in transactions, including extensions of credit, only in the ordinary course and consistent with past practice and policies in existence on the date hereof, except as otherwise required or contemplated by this Agreement or with the written consent of Northwest Bank. Leeds will use its reasonable good faith efforts to (i) preserve its business organizations intact,
(ii) maintain good relationships with its employees, and (iii) preserve the goodwill of its customers and others with whom business relationships exist. From the date hereof to the Closing Date, except as otherwise consented to or approved by Northwest in writing (which approval will not be unreasonably delayed or withheld) or as contemplated or required by this Agreement, Leeds will not:

            (i) amend or change any provision of its certificate of incorporation, charter, or bylaws;

            (ii) change the number of authorized or issued shares of its capital stock or issue or grant any Right or agreement of any character relating to its authorized or issued capital stock or any securities convertible into shares of such stock, or split, combine or reclassify any shares of capital stock, or declare, set aside or pay any dividend or other distribution in respect of capital stock or redeem or otherwise acquire any shares of capital stock, except that (I) Leeds Bankshares may continue to pay its regular quarterly cash dividend to stockholders other than Leeds MHC of $0.15 per share, with record and payment dates consistent with past practice; provided further, that if the Closing Date is more than forty-five (45) after the next preceding Leeds Bankshares Common Stock dividend payment date, Leeds Bankshares may declare and pay to stockholders other than Leeds MHC a final cash dividend per share at the quarterly rate of $0.15 per share, with the exact amount per share to be an amount that is pro rata through the payment date (from the preceding payment date) and (II) Leeds Bankshares may issue Leads Bankshares Common Stock upon the valid exercise of presently outstanding options to acquire Leeds Bankshares Common Stock in accordance with the information set forth in Leeds Disclosure Schedule 3.02(a) and the Leeds Employee Plans;

            (iii) except as required by this Agreement, grant or agree to pay any bonus, severance or termination payment to, enter into or amend, or take any action (other than executing this Agreement) that would trigger obligations under any employment agreement, severance agreement, supplemental executive agreement, or similar agreement or arrangement with any of its directors, officers or employees, or increase in any manner the compensation or fringe benefits of any employee, officer or director, except for salary increases in the ordinary course of business consistent with past practice or as may be required pursuant to legally binding commitments existing on the date hereof set forth in Leeds Disclosure Schedules 3.08 and 3.12; and provided further, that bonuses may be paid to employees with respect to the year ending December 31, 2001 to the extent that the related expense has been accrued (with no change in the method or amount of accrual during the calendar year) and the bonuses are generally consistent (with respect to amounts and persons covered) with past practices, and stay bonuses of up to a total of $50,000 may be paid by the President of Leeds Bankshares in his discretion to Leeds employees;

            (iv) enter into or, except as may be required by law or by the terms of this Agreement, modify any pension, retirement, stock option, stock purchase, stock appreciation right, stock grant, savings, profit sharing, deferred compensation, supplemental retirement, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or employees; or make any contributions to any defined contribution or defined benefit plan not in the ordinary course of business consistent with past practice; or materially amend any Leeds Employee Plan other than amendments that are required by law to be made prior to the Merger Effective Date, or amendments required by the terms of this Agreement;

            (v) except as otherwise provided in Section 5.06 of this Agreement, merge or consolidate Leeds with any other corporation; sell or lease all or any substantial portion of the assets or business of Leeds; make any acquisition of all or any substantial portion of the business or assets of any other person, firm, association, corporation or business organization other than in connection with foreclosures, settlements in lieu of foreclosure, troubled loan or debt restructuring, or the collection of any loan or credit arrangement between Leeds and any other person; enter into a purchase and assumption transaction with respect to deposits and liabilities; permit the revocation or surrender by Leeds of its certificate of authority to maintain, or file an application for the relocation of, any existing branch office, or file an application for a certificate of authority to establish a new branch office;

            (vi) sell or otherwise dispose of the capital stock of Leeds or sell or otherwise dispose of any asset of Leeds other than in the ordinary course of business consistent with past practice; subject any asset of Leeds to any lien, pledge, security interest or other encumbrance (other than in connection with deposits, repurchase agreements, bankers acceptances, FHLB of Atlanta advances, "treasury tax and loan" accounts established in the ordinary course of business and transactions in "Federal funds" and the satisfaction of legal requirements in the exercise of trust powers) other than in the ordinary course of business consistent with past practice; incur any indebtedness for borrowed money (or guarantee any indebtedness for borrowed money), except in the ordinary course of business consistent with past practice;

            (vii) take any action which would result in any of the representations and warranties of Leeds set forth in Article III of this Agreement becoming untrue as of any date after the date hereof (except as to any representation or warranty which specifically relates to an earlier date) or in any of the conditions set forth in Article VI hereof not being satisfied, except in each case as may be required by applicable law;

            (viii) change any method, practice or principle of accounting, except as may be required from time to time by GAAP (without regard to any optional early adoption date) or any Regulatory Authority responsible for regulating Leeds;

            (ix) waive, release, grant or transfer any material rights of value or modify or change in any material respect any existing material agreement or indebtedness to which Leeds is a party, other than in the ordinary course of business, consistent with past practice;

            (x) purchase any security for its investment portfolio not rated "A" or higher by either Standard & Poor's Corporation or Moody's Investor Services, Inc, or with a remaining term to maturity of more than five (5) years;

            (xi) make any new loan or other credit facility commitment (including without limitation, lines of credit and letters of credit) to any borrower or group of affiliated borrowers in excess of $300,000 in the aggregate, or increase, compromise, extend, renew or modify any existing loan or commitment outstanding in excess of $300,000, except for loans secured by one- to four- family, residential real property in an amount not exceeding $750,000 (on the basis of and consistent with existing lending policies);

            (xii) enter into, renew, extend or modify any other transaction with any Affiliate;

            (xiii) enter into any futures contract, option, interest rate caps, interest rate floors, interest rate exchange agreement or other agreement or, except in the ordinary course of business and consistent with past practice, take any other action for purposes of hedging the exposure of its interest-earning assets and interest-bearing liabilities to changes in market rates of interest;

            (xiv) except for the execution of, and as otherwise provided in or contemplated by, this Agreement, take any action that would give rise to a right of payment to any individual under any employment agreement, or take any action that would give rise to a right of payment to any individual under any Leeds Employee Plan other than as a result of the prepayment of the ESOP loan;

            (xv) make any change in policies with regard to the extension of credit, the establishment of reserves with respect to the possible loss thereon or the charge off of losses incurred thereon, investment, asset/liability management or other material banking policies in any material respect except as may be required by changes in applicable law or regulations or in GAAP or by applicable regulatory authorities;

            (xvi) make any capital expenditures in excess of $50,000 individually or $100,000 in the aggregate, other than pursuant to binding commitments existing on the date hereof and other than expenditures necessary to maintain existing assets in good repair;

            (xvii) purchase or otherwise acquire, or sell or otherwise dispose of, any assets or incur any liabilities other than in the ordinary course of business consistent with past practices and policies;

            (xviii) incur any non-deposit liability in excess of $250,000 other than in the ordinary course of business consistent with past practice; or

            (xix) agree to do any of the foregoing.

      (b) For purposes of this Section 5.01, unless provided for in a business plan, budget or similar document delivered to Northwest prior to the date of this Agreement, it shall not be considered in the ordinary course of business for Leeds to do any of the following: (i) make any sale, assignment, transfer, pledge, hypothecation or other disposition of any assets having a book or market value, whichever is greater, in the aggregate in excess of $200,000, other than pledges of assets to secure government deposits, to exercise trust powers, sales of assets received in satisfaction of debts previously contracted in the normal course of business, issuance of loans, sales of previously purchased government guaranteed loans, or transactions in the investment securities portfolio by Leeds or repurchase agreements made, in each case, in the ordinary course of business; or (ii) undertake or enter any lease, contract or other commitment for its account, other than in the normal course of providing credit to customers as part of its banking business, involving a payment by Leeds of more than $50,000 annually, or containing a material financial commitment and extending beyond 12 months from the date hereof.

      Section 5.02 Access; Confidentiality

      (a) Leeds shall permit Northwest and its representatives reasonable access to its properties and make available to them all books, papers and records relating to the assets, properties, operations, obligations and liabilities of Leeds, including, but not limited to, all books of account (including the general ledger), tax records, minute books of meetings of boards of directors (and any committees thereof) (other than minutes of any confidential discussion of this Agreement and the transactions contemplated hereby), and stockholders, organizational documents, bylaws, material contracts and agreements, filings with any regulatory authority, accountants' work papers, litigation files, plans affecting employees, and any other business activities or prospects in which Northwest may have a reasonable interest (provided that Leeds shall not be required to provide access to any information that would violate its attorney-client privilege or any employee or customer privacy policies, laws or regulations). Leeds shall make its respective officers, employees and agents and authorized representatives (including counsel and independent public accountants) available to confer with Northwest and its representatives. Leeds Savings shall provide in a timely manner to Northwest Bank's officer in charge of retail banking copies of current rate sheets for all deposit and loan products. Leeds shall permit Northwest, at its expense, to cause a "phase I environmental audit" and a "phase II environmental audit" to be performed at any physical location owned or occupied by Leeds, provided that such audit is contracted for within forty-five
(45) days of the date of this Agreement and commenced as soon as practicable thereafter. The Northwest Parties agree to abide and be bound by the confidentiality letter between RP Financial (in RP Financial's capacity as an agent for Leeds) and Northwest Bancorp dated and acknowledged on July 3, 2001, (the "Confidentiality Letter") as if each such party had executed such Confidentiality Letter originally and the Northwest Parties will hold all information delivered pursuant to this Section 5.02 in confidence to the extent required by, and in accordance with, the provisions of the Confidentiality Letter.

      (b) Northwest agrees to conduct such investigations and discussions hereunder in a manner so as not to interfere unreasonably with normal operations and customer and employee relationships of the other party.

      (c) In addition to the access permitted by subparagraph (a) above, from the date of this Agreement through the Closing Date, Leeds shall permit employees of Northwest Bank reasonable access to information relating to problem loans, loan restructurings and loan work-outs of Leeds Savings.

      Section 5.03 Regulatory Matters and Consents

      (a) Northwest will, in consultation with Leeds, prepare all Applications (other than the Stockholder Proxy Statement and, if necessary, the Member Proxy Statement) and make all filings for, and use its best efforts to obtain as promptly as practicable after the date hereof, all necessary permits, consents, approvals, waivers and authorizations of all Regulatory Authorities or other Persons necessary or advisable to consummate the transactions contemplated by this Agreement. Northwest shall file the Applications within forty-five (45) days of the date of this Agreement, or as soon as practicable thereafter.

      (b) Leeds will furnish Northwest with all information concerning Leeds as may be necessary or advisable in connection with any Application or filing made by or on behalf of Northwest to any Regulatory Authority in connection with the transactions contemplated by this Agreement.

      (c) Northwest and Leeds will promptly furnish the other with copies of all material written communications to, or received by them from any Regulatory Authority regarding the transactions contemplated hereby, except for information filed by either party that is designated confidential.

      (d) Northwest will use its best efforts to obtain all necessary regulatory approvals to effectuate the transactions contemplated by this Agreement and related exhibits and appendices.

      (e) Leeds will use its best efforts to cooperate with Northwest to obtain all necessary regulatory approvals to effectuate the transactions contemplated by this Agreement and related exhibits and appendices.

      (f) The parties agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Regulatory Authorities. Northwest will furnish Leeds Bankshares and its counsel with copies of all Applications prior to filing with any Regulatory Authority and provide Leeds Bankshares a reasonable opportunity to provide changes to such Applications, and copies of all Applications filed by Northwest.

      (g) Leeds and Northwest will cooperate with each other in the foregoing matters and will furnish the responsible party with all information concerning it and its subsidiaries as may be necessary or advisable in connection with any Application or filing made by or on behalf of Northwest or Leeds to any Regulatory Authority in connection with the transactions contemplated by this Agreement, and such information will be accurate and complete in all material respects. In connection therewith, each party will provide certificates and other documents reasonably requested by the other.

      (h) If any (i) Regulatory Authority objects to a term or condition set forth in this Agreement, and (ii) that term or condition is modified to the satisfaction of the Regulatory Authority or is eliminated in order to satisfy the Regulatory Authority, and (iii) such modification or elimination would cause a reduction in benefits to the party for whom the term or condition was meant to benefit, then the parties shall use their best efforts to enter into an alternative arrangement so that such benefits are not reduced, provided such alternative arrangement is permissible under applicable law and is not disapproved by any Regulatory Authority and provided further that such alternative arrangement shall not be more costly than the original benefit that has been or would be reduced as a result of an objection by a Regulatory Authority.

      Section 5.04 Taking of Necessary Action

      (a) Northwest and Leeds shall each use its best efforts in good faith to:

            (i) furnish such information as may be required in connection with the preparation of the documents referred to in Section 5.03 of this Agreement; and

            (ii) take or cause to be taken all action necessary or desirable on its part using its best efforts so as to permit completion of the Merger and the transactions contemplated by this Agreement, including, without limitation;

                 (A) obtaining the consent or approval of each individual, partnership, corporation, association or other business or professional entity whose consent or approval is required for consummation of the transactions contemplated hereby (including assignment of leases without any material change in terms), provided that Leeds shall not agree to make any payments or modifications to agreements in connection therewith without the prior written consent of Northwest; and

                 (B) requesting the delivery of appropriate opinions, consents and letters from its counsel and independent auditors. No party hereto shall take, or cause, or to the best of its ability permit to be taken, any action that would substantially impair the prospects of completing the Merger pursuant to this Agreement; provided that nothing herein contained shall preclude Northwest or Leeds from exercising its rights under this Agreement.

      (b) Leeds Bankshares shall prepare, subject to the review of Northwest with respect to matters relating to Northwest and the transactions contemplated by this Agreement, the Stockholder Proxy Statement, which shall be filed by Leeds Bankshares with the SEC and mailed to the stockholders of Leeds Bankshares in connection with the meeting of its stockholders and transactions contemplated hereby, and which shall conform to all applicable legal requirements. Should it be required by Regulatory Authorities, Leeds MHC shall prepare, subject to the review and consent of Northwest with respect to matters relating to Northwest and the transactions contemplated by this Agreement, the Member Proxy Statement, which shall be filed by Leeds MHC with the Regulatory Authorities and mailed to members of Leeds MHC in connection with any meeting of depositors and the transactions contemplated hereby. The parties shall cooperate with each other with respect to the preparation of the Stockholder Proxy Statement and any Member Proxy Statement. Leeds Bankshares and Leeds MHC shall, as promptly as practicable following the preparation thereof, file any proxy statement with the Regulatory Authorities, and use all reasonable efforts to have the Stockholder Proxy Statement mailed to stockholders, and if necessary the Member Proxy Statement mailed to members, as promptly as practicable after such filing, provided that Leeds Bankshares and Leeds MHC shall have received an updated Fairness Opinion as of a date no more than three days prior to the date of the Stockholder Proxy Statement (the "Updated Fairness Opinion"). Leeds Bankshares and Leeds Savings will promptly advise Northwest of the time when the Stockholder Proxy Statement and any Member Proxy Statement has been filed and mailed, and of any comments from any Regulatory Authority and any request by any Regulatory Authority for additional information.

      (c) Northwest agrees that the information to be supplied by Northwest for inclusion in the Stockholder Proxy Statement and any Member Proxy Statement will not, at the time they are mailed, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading. The information supplied, or to be supplied, by Northwest for inclusion in the Applications will be, at the time such documents are filed with any Regulatory Authority, accurate in all material respects.

      (d) Leeds agrees that, except for any information provided by Northwest concerning Northwest for inclusion therein, the Stockholder Proxy Statement and any Member Proxy Statement will not, at the time it or they are mailed, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading. The information supplied, or to be supplied, by Leeds for inclusion in the Applications will be, at the time such documents are filed with any Regulatory Authority, accurate in all material aspects.

      Section 5.05 Certain Agreements

      (a) Northwest shall maintain in effect for three years from the Merger Effective Date, if available, the current directors' and officers' liability insurance policy maintained by Leeds Bankshares (provided that Northwest may substitute therefor policies of substantially the same coverage containing terms and conditions which are not materially less favorable) with respect to matters occurring at or prior to the Closing Date; provided however that in no event shall Northwest be required to expend annually pursuant to this section more than the amount equal to 125% of the current annual amount expended by Leeds to maintain or procure insurance coverage pursuant hereto. In connection with the foregoing, Leeds Bankshares agrees to provide such insurer or substitute insurer with such representations as such insurer may request with respect to the reporting of any prior claims.

      (b) For a period of six years from the Merger Effective Date, Northwest agrees to indemnify, defend and hold harmless each present and former director and officer of Leeds determined as of the Closing Date (the "Indemnified Parties") against all losses, claims, damages, costs, expenses (including reasonable attorneys' fees and expenses), liabilities, judgments or amounts paid in settlement (with the approval of Northwest, which approval shall not be unreasonably withheld) or in connection with any claim, action, suit, proceeding or investigation arising out of matters existing or occurring at or prior to the Merger Effective Date (a "Claim") in which an Indemnified Party is, or is threatened to be made, a party or a witness based in whole or in part on, or arising in whole or in part out of, the fact that such person is or was a director or officer of Leeds, regardless of whether such Claim is asserted or claimed prior to, at or after the Closing Date, to the fullest extent to which directors and officers of Leeds are entitled under Federal law, or Leeds' charters and bylaws, or other applicable law as in effect on the date hereof (and Northwest shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the extent permissible to a Federal corporation or savings bank, or Leeds' charters and bylaws; provided, that the person to whom expenses are advanced provides an undertaking to repay such expenses if it is ultimately determined that such person is not entitled to indemnification). All rights to indemnification in respect of a Claim asserted or made within the period described in the preceding sentence shall continue until the final disposition of such Claim.

      (c) Any Indemnified Party wishing to claim indemnification under Section 5.05(b), upon learning of any Claim, shall promptly notify Northwest, but the failure to so notify shall not relieve Northwest of any liability it may have to such Indemnified Party except to the extent that such failure materially prejudices Northwest. In the event of any Claim, (i) Northwest shall have the right to assume the defense thereof (with counsel reasonably satisfactory to the Indemnified Party) and shall not be liable to the Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof, except that, if Northwest elects not to assume such defense or counsel for the Indemnified Party advises that there are issues which raise conflicts of interest between Northwest and the Indemnified Party, the Indemnified Party may retain counsel satisfactory to them, and Northwest shall pay all reasonable fees and expenses of such counsel for the Indemnified Party promptly as statements therefor are received, provided further that Northwest shall in all cases be obligated pursuant to this paragraph to pay for only one firm of counsel for all Indemnified Parties, (ii) the Indemnified Parties will cooperate in the defense of any such Claim and (iii) Northwest shall not be liable for any settlement effected without its prior written consent (which consent shall not unreasonably be withheld).

      (d) In the event Northwest or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not continue or survive such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Northwest assume the obligations set forth in this
Section 5.05.

      (e) The provisions of this Section 5.05 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

      Section 5.06 No Other Bids and Related Matters

      (a) From and after the date hereof until the termination of this Agreement, neither Leeds nor any of its officers, directors, employees, representatives, agents or affiliates (including, without limitation, any investment banker, attorney or accountant retained by Leeds), will, directly or indirectly, initiate, solicit or knowingly encourage (including by way of furnishing non-public information or assistance), or facilitate knowingly, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal (as defined below), or enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain an Acquisition Proposal or agree to or endorse any Acquisition Proposal, or authorize or permit any of its officers, directors, or employees or any of its subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative retained by any of its subsidiaries to take any such action, and Leeds shall notify Northwest orally (within two business days) and in writing (as promptly as practicable) of all of the relevant details relating to all inquiries and proposals which it or any such officer, director, employee, investment banker, financial advisor, attorney, accountant or other representative may receive relating to any of such matters; provided, however, that nothing contained in this Section 5.06 shall prohibit the Board of Directors from:

            (i) furnishing information to, or entering into discussions or negotiations with any person or entity that makes an unsolicited written, bona fide proposal, to acquire Leeds Bankshares and/or Leeds Savings pursuant to a merger, consolidation, share exchange, business combination, tender or exchange offer or other similar transaction, if, and only to the extent that,

                  (A) the Board of Directors of Leeds Bankshares receives a
            written opinion from its independent financial advisor that such proposal may be superior to the Merger from a financial point of view to Leeds Bankshares stockholders;

                  (B) the Board of Directors of Leeds Bankshares, after
            consultation with and receipt of the advice of independent legal counsel (including whether the proposed acquiror may legally acquire Leeds and the prospects of regulatory approval under regulations and policies of the OTS), determines in good faith that such action is necessary for the Board of Directors of Leeds Bankshares to comply with its fiduciary duties to stockholders under applicable law (such proposal that satisfies (A) and (B) being referred to herein as a "Superior Proposal");

                  (C) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, Leeds Bankshares provides reasonable notice to Northwest to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or entity and Leeds Bankshares receives from such person or entity an executed confidentiality agreement in form and substance identical in all material respects to the Confidentiality Agreement; and

                  (D) the Leeds Bankshares special meeting of stockholders
            convened to approve this Agreement has not occurred;

            (ii) complying with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer; or

            (iii) prior to the Leeds Bankshares meeting of stockholders convened to approve this Agreement, failing to make or withdrawing or modifying its recommendation to stockholders, if the Board of Directors of Leeds Bankshares, after consultation with and based upon the advice of independent legal counsel, determined in good faith that such action is necessary for such Board of Directors to comply with its fiduciary duties to stockholders under applicable law.

      (b) For purposes of this Agreement, "Acquisition Proposal" shall mean any of the following (other than the transactions contemplated hereunder) involving
Leeds: (i) any merger, consolidation, share exchange, business combination, or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 20% or more of the assets of Leeds Bankshares or Leeds Savings, taken as a whole, in a single transaction or series of transactions; (iii) any tender offer or exchange offer for 20% or more of the outstanding shares of capital stock of Leeds Bankshares or the filing of a registration statement under the Securities Laws in connection therewith; or
(iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

      Section 5.07 Duty to Advise; Duty to Update the Leeds Disclosure Schedules

      Leeds shall promptly advise Northwest of any change or event having a Material Adverse Effect on Leeds or which Leeds believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants set forth herein. Leeds shall update the Leeds Disclosure Schedules as promptly as practicable after the occurrence of an event or fact that, if such event or fact had occurred prior to the date of this Agreement, would have been disclosed in the Leeds Disclosure Schedules. The delivery of such updated Leeds Disclosure Schedule shall not relieve Leeds from any breach or violation of this Agreement and shall not have any effect for the purposes of determining the satisfaction of the condition set forth in Sections 6.02(c) hereof.

      Section 5.08 Conduct of Northwest's Business

      (a) From the date of this Agreement to the Closing Date, Northwest will use its best efforts to preserve its business organizations intact, maintain good relationships with employees, and preserve for itself the goodwill of customers of Northwest. From the date of this Agreement to the Closing Date, Northwest will not

            (i) amend its charter or bylaws in any manner inconsistent with the prompt and timely consummation of the transactions contemplated by this Agreement;

            (ii) take any action that would result in any of the representations and warranties of Northwest set forth in Article IV of this Agreement becoming untrue as of any date after the date hereof or in any of the conditions set forth in Article VI hereof not being satisfied, except in each case as may be required by applicable law;

            (iii) take any action that would or is reasonably likely to adversely effect or materially delay the receipt of the necessary approvals from the Regulatory Authorities;

            (iv) take action that would or is reasonably likely to materially and adversely affect Northwest's ability to perform its covenants and agreements under this Agreement;

            (v) take any action that would result in any of the conditions to the transactions contemplated by this Agreement not being satisfied; or

            (vi) agree to do any of the foregoing.

      Section 5.09 Board and Committee Minutes

      The Leeds Parties shall each provide to Northwest, within twenty-five (25) days after any meeting of their respective Board of Directors, or any committee thereof, or any senior management committee, a copy of the minutes of such meeting, except that with respect to any meeting held within twenty-five (25) days of the Closing Date, such minutes shall be provided to each party prior to the Closing Date. Leeds may exclude from the minutes matters (i) relating to merger negotiations, (ii) associated with Section 5.06, or (iii) relating to discussions of Leeds of possible breaches of this Agreement by Northwest.

      Section 5.10 Undertakings by the Parties

      (a) From and after the date of this Agreement:

            (i) Voting by Directors and Executive Officers. Concurrently with the execution of this Agreement, or within five (5) business days thereof, all Directors and the Executive Officers of Leeds set forth in Leeds Disclosure Schedule 5.10(a)(i), shall have entered into the agreement set forth as Exhibit C to this Agreement;

            (ii) Proxy Solicitor. If requested to do so by Northwest, Leeds Bankshares and/or Leeds MHC shall retain a proxy solicitor in connection with the solicitation of stockholders and if necessary Leeds MHC member approval of this Agreement and the transaction contemplated hereby;

            (iii) Outside Service Bureau Contracts. If requested to do so by Northwest, Leeds Savings shall use its best efforts to obtain an extension of any contract with an outside service bureau or other vendor of services to Leeds Savings, on terms and conditions mutually acceptable to Leeds Savings and Northwest Bank;

            (iv) Board Meetings. Each of the Leeds Parties shall permit a representative of Northwest to attend meetings of their Boards of Directors or the Executive Committees thereof (provided that they shall not be required to permit the Northwest representative to remain present during any confidential discussion of the Agreement and the transactions contemplated thereby);

            (v) List of Nonperforming Assets. Leeds Savings shall provide Northwest Bank, within ten (10) days of the end of each calendar month, a written list of nonperforming assets (the term "nonperforming assets," for purposes of this subsection, means (i) loans that are "troubled debt restructuring" as defined in Statement of Financial Accounting Standards No. 15, "Accounting by Debtors and Creditors for Troubled Debt Restructuring," (ii) loans on nonaccrual, (iii) real estate owned, (iv) all loans ninety (90) days or more past due as of the end of such month and (v) and impaired loans); and

            (vi) Reserves and Merger-Related Costs. On or before the Merger Effective Date, and at the request of Northwest, Leeds Bankshares shall establish such additional accruals and reserves as may be necessary to conform the accounting reserve practices and methods (including credit loss practices and methods) of Leeds Bankshares to those of Northwest Bancorp (as such practices and methods are to be applied to Northwest Bancorp from and after the Closing Date) and Northwest Bancorp plans with respect to the conduct of the business of Leeds Bankshares following the Merger and otherwise to reflect Merger-related expenses and costs incurred by Leeds Bankshares, provided, however, that Leeds Bankshares shall not be required to take such action unless Northwest Bancorp agrees in writing that all conditions to closing set forth in Section 6.02 have been satisfied or waived (except for the expiration of any applicable waiting periods); prior to the delivery by Northwest Bancorp of the writing referred to in the preceding clause, Leeds Bankshares shall provide Northwest Bancorp a written statement, certified without personal liability by the chief executive officer of Leeds Bankshares and dated the date of such writing, that the representations made in Section 3.15 hereof are true as of such date or, alternatively, setting forth in detail the circumstances that prevent such representation from being true as of such date; and no accrual or reserve made by Leeds Bankshares or any Leeds Subsidiary pursuant to this subsection, or any litigation or regulatory proceeding arising out of any such accrual or reserve, shall constitute or be deemed to be a breach or violation of any representation, warranty, covenant, condition or other provision of this Agreement or constitute a termination event within the meaning of Section 7.01(b) hereof. No action shall be required to be taken by Leeds Bankshares pursuant to this Section 5.10(vi) if, in the opinion of the independent auditor of Leeds Bankshares, such action would contravene GAAP.

            (vii) Stockholders and Depositors Meeting.

                  (A) Leeds Bankshares shall use its best efforts to file with the SEC, within forty-five (45) days of the date of this Agreement, preliminary proxy materials relating to this Agreement, and shall mail the Stockholder Proxy Statement within twenty (20) days thereafter, or such longer period as may be necessitated by SEC review and comment with respect to the Stockholder Proxy Statement, and shall submit this Agreement to its stockholders for approval at a meeting to be held within thirty-five (35) days after the date of the mailing of the Stockholder Proxy Statement. Subject to the receipt of the Updated Fairness Opinion, the Board of Directors shall recommend approval of this Agreement to the Leeds Bankshares stockholders. The Board of Directors of Leeds Bankshares may fail to make such a recommendation, or withdraw, modify or change any such recommendation only in connection with a Superior Proposal, as set forth in Section 5.06 of this Agreement, and only if such Board of Directors, after having consulted with and considered the written advice of outside counsel to such Board, has determined that the making of such recommendation, or the failure so to withdraw, modify or change its recommendation, would constitute a breach of the fiduciary duties of such Board. Leeds MHC shall vote its shares in favor of this Agreement.

                  (B) If required by Regulatory Authorities, as soon as
            practicable Leeds MHC shall submit this Agreement to Leeds MHC members for approval, and the Board of Directors of Leeds MHC shall recommend approval of this Agreement to the members of Leeds MHC. Leeds MHC shall take all steps necessary in order to hold a special meeting of depositors for the purpose of approving this Agreement as soon as practicable.

      (b) From and after the date of this Agreement, Northwest and Leeds shall each:

            (i) Filings and Approvals. Cooperate with the other in the preparation and filing, as soon as practicable, of (A) the Applications,
      (B) the Stockholder Proxy Statement and any Member Proxy Statement, (C) all other documents necessary to obtain any other approvals and consents required to effect the completion of the Merger, and the transactions contemplated by this Agreement, and (D) all other documents contemplated by this Agreement;

            (ii) Public Announcements. Cooperate and cause their respective officers, directors, employees and agents to cooperate in good faith, consistent with their respective legal obligations, in the preparation and distribution of, and agree upon the form and substance of, any press release related to this Agreement and the transactions contemplated hereby, and any other public disclosures related thereto, including without limitation communications to stockholders, internal announcements and customer disclosures, but nothing contained herein shall prohibit either party from making any disclosure which its counsel deems necessary, provided that the disclosing party notifies the other party reasonably in advance of the timing and contents of such disclosure;

            (iii) Maintenance of Insurance. Maintain insurance in such amounts as are reasonable to cover such risks as are customary in relation to the character and location of its properties and the nature of its business;

            (iv) Maintenance of Books and Records. Maintain books of account and records in accordance with GAAP applied on a basis consistent with those principles used in preparing the financial statements heretofore delivered;

            (v) Delivery of Securities Documents. Deliver to the other copies of all Securities Documents simultaneously with the filing thereof; and

            (vi) Taxes. File all Federal, state, and local tax returns required to be filed by them on or before the date such returns are due (including any extensions) and pay all taxes shown to be due on such returns on or before the date such payment is due.

      Section 5.11 Employee and Termination Benefits; Directors and Management

      (a) Employee Benefits. Except as otherwise provided in this Section 5.11, as of or after the Merger Effective Date, and at Northwest's election and subject to the requirements of the IRC and ERISA, the Leeds Employee Plans may continue to be maintained separately, consolidated, or terminated, provided that if any Leeds Employee Plan is terminated, Continuing Employees (as defined below) shall participate in any Northwest Employee Plan of a similar character (to the extent that one exists) as of the first entry date coincident with or following such termination. Leeds Continuing Employees (as defined below) shall be eligible to participate in the Northwest 401(k) Plan not later than the first entry date coincident with or following the Merger Effective Date, with recognition of prior Leeds service for purposes of eligibility to participate and vesting, but not benefit accrual, under such plan. Leeds Continuing Employees shall be eligible to participate in the Northwest Pension Plan not later than the first entry date coincident with or following the Merger Effective Date, with recognition of prior Leeds service for purposes of eligibility to participate and vesting, but not benefit accrual, under such plan. In the event of a consolidation of any or all of such plans or in the event of termination of any Leeds Employee Plan, Leeds employees who are participants in the Leeds Employee Plans and who continue employment with Northwest ("Continuing Employees") shall receive credit for service with Leeds Savings (for purposes of eligibility and vesting determination but not for benefit accrual purposes) under any existing Northwest benefit plan other than the Northwest ESOP and the Holiday Bonus Plan, or new Northwest benefit plan in which such employees or their dependents would be eligible to enroll, subject to any pre-existing conditions or other exclusions to which such persons were subject under the Leeds Employee Plans. Preexisting conditions will be subject to the provisions provided under the Health Insurance Portability and Accountability Act of 1996 ("HIPAA"). Such service shall also apply for purposes of satisfying any waiting periods, actively-at-work requirements, and evidence of insurability requirements. Continuing Employees who become covered under a Northwest health plan shall be required to satisfy the deductible limitations of the Northwest health plan for the plan year in which coverage commences, without offset for deductibles satisfied under the Leeds health plan, except to the extent, prior to the Merger Effective Date, Leeds shall provide substantiation in a form satisfactory to Northwest, of the dollar amount of such deductibles that have been satisfied for such Continuing Employees. Notwithstanding anything to the contrary herein, Continuing Employees shall be eligible to participate in the Northwest ESOP and the Holiday Bonus Plan at the same time and in the same manner as new employees of Northwest.

      (b) In the event of any termination or consolidation of any Leeds health, disability or life insurance plan with any Northwest health, disability or life insurance plan, Northwest shall make available to Continuing Employees and their dependents employer-provided health, disability or life insurance coverage on the same basis as it provides such coverage to Northwest employees. Unless a Continuing Employee affirmatively terminates coverage under a Leeds health, disability or life insurance plan prior to the time that such Continuing Employee becomes eligible to participate in the Northwest health, disability or life insurance plan, no coverage of any of the Continuing Employees or their dependents shall terminate under any of the Leeds health, disability or life insurance plans prior to the time such Continuing Employees and their dependents become eligible to participate in the health, disability or life insurance plans, programs and benefits common to all employees of Northwest and their dependents. In the event of a termination or consolidation of any Leeds health plan, terminated Leeds employees and qualified beneficiaries will have the right to continued coverage under group health plans of Northwest in accordance with IRC Section 4980B(f) and ERISA Sections 601-609, consistent with the provisions of subsection (c) below. In the event of any termination, or consolidation of any Leeds health plan with any Northwest health plan, any pre-existing condition, limitation or exclusion in the Northwest health plan shall not apply to Continuing Employees or their covered dependents who have satisfied such pre-existing condition exclusion waiting period under a Leeds health plan with respect to such pre-existing condition on the Merger Effective Date and who then change that coverage to Northwest's health plan at the time such Continuing Employee is first given the option to enroll in such Northwest health plan. In the event of a termination of or consolidation of any Leeds health plan with any Northwest health plan, Continuing Employees will be required to seek reimbursement of claims arising prior to the Merger Effective Date from the Leeds health plan and shall not be entitled to seek reimbursement of claims arising prior to the Merger Effective Date from the Northwest health plan.

      (c) Nothing contained in this Agreement shall be construed to grant a contract of employment to any employee of Leeds who becomes an employee of Northwest. Any Leeds employee whose employment is terminated involuntarily (other than for cause) within one year of the Merger Effective Date shall receive a lump sum severance payment from Leeds Savings or Northwest equal to two weeks pay at the rate then in effect, for each full year of employment with Leeds Savings, up to a maximum of twelve weeks. Such Leeds employees will have the right to continued health coverage under group health plans of Northwest in accordance with IRC Section 4980B(f) and ERISA Sections 601-609.

      (d) Directors Marguerite E. Wolf, John F. Doyle, Raymond J. Hartman, Jr. and Gordon E. Clark shall continue as directors of Leeds Savings following the Merger Effective Date ("Continuing Directors"). Continuing Directors other than Continuing Directors who are also employees of Leeds Savings shall receive an annual fee (payable in quarterly installments) equal to the annual rate paid to such Continuing Director as of the Merger Effective Date, provided that the annual fee shall be increased by 5% each year. If Northwest Bancorp causes Leeds Savings to merge with Northwest Bank prior to June 30, 2003, Northwest Bank shall establish a Leeds Savings Advisory Board of Directors to consist of the Continuing Directors and any other person designated by Northwest Bancorp, and such persons shall commence service on the Advisory Board of Directors immediately following such merger. The Advisory Board shall be maintained for a period ending no earlier than June 30, 2003 and Northwest will consult with the Advisory Board as to whether the Advisory Board will be continued or discontinued after the initial term. The Advisory Board shall meet no less than quarterly and each Advisory Board member who was a Continuing Director ("Leeds Advisory Directors") shall receive an annual fee (payable in quarterly installments) equal to the annual rate paid to such Continuing Director at the time of such merger, provided that the annual fee paid to Leeds Advisory Directors shall be increased by 5% each year through June 30, 2003. Beginning July 1, 2003, the annual fee paid to Leeds Advisory Directors shall be determined by Northwest in its sole discretion. Continuing Directors who are also employees of Leeds Savings shall be compensated as employees and shall not receive separate compensation for service as a director of Leeds Savings or a member of the Advisory Board.

      (e) Supplemental health benefits currently provided to retired directors, retired employees and the active employee identified in Leeds Disclosure
Schedule 5.11(e) shall be continued, and similar supplemental health benefits shall be made available to directors of Leeds Savings who retire on or prior to the Merger Effective Date and Continuing Directors of the Leeds Savings Board of Directors or the Advisory Board. Supplemental post-retirement health benefits shall be provided to the four (4) employees identified in Leeds Disclosure
Schedule 5.11(e) if their employment with Leeds or Northwest continues through their retirement after reaching age 65 and they satisfy all other terms of the program, provided that the annual cost of such benefit for any such employee shall be limited to $1,300 increased by 5% each year after the Merger Effective Date. Such supplemental health benefits shall continue for the life of the applicable director or employee and shall otherwise be provided pursuant to the terms of the program described in Leeds Disclosure Schedule 5.11(e). No amendment to such supplemental health benefits shall be made after the Merger Effective Date that would in any way adversely affect the supplemental health benefits available on the Merger Effective Date. Notwithstanding the foregoing or the terms of the current supplemental health benefits arrangement, Gordon E. Clark and Dale R. Douglas shall be entitled to receive supplemental health benefits as currently provided to retired directors and the employees identified on Schedule 5.11(e) commencing at age 65, regardless of whether Gordon E. Clark and Dale R. Douglas are employed by Northwest or its successor upon their attainment of age 65.

      (f) At or prior to the Merger Effective Date, the Leeds Federal Savings Bank Employee Stock Ownership Plan (the "ESOP") shall be terminated on such terms and conditions as contained in the ESOP (as of the date of this Agreement) and any outstanding balance on an existing ESOP loan shall be repaid from Leeds Savings contributions, to the extent permitted under the IRC, with the remaining outstanding balance paid from the sale of shares in the ESOP suspense account. Any remaining consideration received from the sale of shares in the ESOP suspense account after such repayment shall be allocated as investment earnings to the ESOP accounts of those employees of Leeds who are ESOP participants and beneficiaries (the "ESOP Participants") in accordance with the terms of the ESOP as amended with respect to such termination and as in effect on the Merger Effective Date. All ESOP Participants shall fully vest and have a nonforfeitable interest in their accounts under the ESOP (including allocations of the consideration received from the sale of the shares in the ESOP suspense account) determined in accordance with the terms of the plan as of the Merger Effective Date. As soon as practicable after the receipt of a favorable determination letter from the Internal Revenue Service ("IRS") as to the tax qualified status of the ESOP upon its termination under Section 401(a) of the IRC (the "Final Determination Letter"), distributions of the benefits under the ESOP shall be made to the ESOP Participants. From and after the date of this Agreement, in anticipation of such termination and distribution, Leeds and its representatives before the Merger Effective Date, and Northwest and its representatives after the Merger Effective Date, shall use their best efforts to apply for and to obtain such favorable Final Determination Letter from the IRS. If Leeds and its representatives, before the Merger Effective Date, and Northwest and its representatives after the Merger Effective Date, reasonably determine that the ESOP cannot obtain a favorable Final Determination Letter, or that the amounts held therein cannot be so applied, allocated or distributed without causing the ESOP to lose its tax-qualified status, Leeds before the Merger Effective Date, and Northwest after the Merger Effective Date, shall take such action as they may reasonably determine with respect to the distribution of benefits to the ESOP Participants, provided that the assets of the ESOP shall be held or paid only for the benefit of the ESOP Participants, as determined on the Merger Effective Date, and provided further that in no event shall any portion of the amounts held in the ESOP revert, directly or indirectly, to Leeds or to Northwest or any affiliate thereof. At the time distribution of benefits is made under the ESOP on or after the Merger Effective Date, at the election of the ESOP Participant, the amount thereof that constitutes an "eligible rollover distribution" (as defined in Section 402(f)(2)(A) of the IRC) may be rolled over by such ESOP Participant to any qualified Northwest benefit plan that permits rollover distributions or to any eligible individual retirement account.

      (g) The Leeds Federal Savings Bank 401(k) Plan (the "401(k) Plan") shall be terminated prior to the Merger Effective Date, and in connection therewith the accounts held for those employees of Leeds who are Leeds 401(k) Plan participants and beneficiaries (the "401(k) Plan Participants") shall be fully vested on the date of such termination. Prior to the Merger Effective Date pursuant to board resolutions entered into prior to the Merger Effective Date, Leeds shall make matching company contributions pursuant to the 401(k) Plan for the portion of the plan year that ends on the 401(k) Plan termination date. Subject to and as soon as practicable after receipt of a favorable determination letter from the IRS as to the tax-qualified status of the 401(k) Plan under Sections 401(a) and 501(a) of the IRC upon its termination (the "401(k) Determination Letter"), all remaining account balances held under the 401(k) Plan shall be distributed to, or rolled over by, 401(k) Plan Participants pursuant to the distribution options available to participants under the 401(k) Plan. Leeds and its representatives prior to the Merger Effective Date, and Northwest and its representatives after the Merger Effective Date, shall use their best efforts to apply for and obtain such 401(k) Determination Letter from the IRS. In the event that Leeds and its representatives prior to the Merger Effective Date, and Northwest and its representatives after the Merger Effective Date, reasonably determine that the 401(k) Plan cannot obtain a favorable 401(k) Determination Letter, Leeds and its representatives prior to the Merger Effective Date and Northwest and its representatives after the Merger Effective Date, shall take such actions as they may reasonable determine, with respect to the distribution of benefits to the 401(k) Plan Participants, provided that the assets of the 401(k) Plan shall be held or paid only for the benefit of such 401(k) Plan Participants. At the time distribution of benefits is made under the 401(k) Plan on or after the Merger Effective Date, at the election of the 401(k) Participant, the amount thereof that constitutes an "eligible rollover distribution" (as defined in Section 402(f)(2)(A) of the IRC) may be rolled over by such 401(k) Participant to any qualified Northwest benefit plan that permits rollover distributions or to any eligible individual retirement account.

      (h) Northwest and Leeds Savings shall honor all obligations under the Directors Retirement Plan. Each Director currently participating in the Directors Retirement Plan shall receive an annual benefit equal to the amount, and at the time, set forth in Leeds Disclosure Schedule 5.11(h). Such annual benefit shall be paid to each Director, and to his or her beneficiary in the event of his or her death, pursuant to the applicable provisions of the Directors Retirement Plan in effect on the Merger Effective Date. For purposes of the Directors Retirement Plan, service on the Leeds Savings Board of Directors shall also include both service on the Leeds Savings Board of Directors and the Leeds Savings Advisory Board following the Merger Effective Date, provided that the total annual benefit shall not exceed the amount identified on Schedule 5.11(h).

      (i) Northwest and Leeds Savings shall honor all obligations under the 1993 and 1998 Directors Deferred Compensation Plans (collectively, the "Directors Deferred Compensation Plans") and shall continue the Directors Deferred Compensation Plans for directors participating in the Directors Deferred Compensation Plans on the Merger Effective Date until the date the last such participating director terminates service on both the Leeds Savings Board of Directors and the Leeds Savings Advisory Board. In the event that a Continuing Director becomes ineligible to continue participation in the 1993 Directors Deferred Compensation Plan on or after the Merger Effective Date, such Continuing Director shall be authorized to participate in the 1998 Directors Deferred Compensation Plan, provided that such Continuing Director satisfies the eligibility requirements for participation in the 1998 Directors Deferred Compensation Plan. For purposes of the Directors Deferred Compensation Plans, service on the Leeds Savings Board of Directors shall also include both service on the Leeds Savings Board of Directors and the Leeds Savings Advisory Board following the Merger Effective Date.

      (j) The Trust Agreement related to the Directors Retirement Plan and the Directors Deferred Compensation Plans identified in Leeds Disclosure Schedule 3.12(a) shall continue in full force and effect from and after the Merger Effective Date until all obligations under each such Plan have been fully satisfied, provided, however, that Leeds shall amend the Trust Agreement prior to the Merger Effective Date to permit Leeds or its successor to invade the principal of the Trust Agreement so long as sufficient assets remain in the Trust Agreement immediately after such invasion to fully satisfy at least 120% of all obligations under the Directors Retirement Plan and the Directors Deferred Compensation Plans. An enrolled actuary, mutually selected by Northwest and Gordon E. Clark, shall calculate the amount necessary to satisfy all obligations under the Directors Retirement Plan and the Directors Deferred Compensation Plans.

(k) At the written request of Northwest delivered to Leeds prior to the Merger Effective Date, all Remaining Contributions to one or more of the secular trusts under the Senior Management Supplemental Executive Retirement Plans ("SERPs") as set forth in Leeds Disclosure Schedule 3.12(a) shall be made at or prior to the Merger Effective Date. For purposes of this Section 5.11(k), Remaining Contributions shall be equal to the lump sum present value (using an interest rate of 8% for Gordon Clark and Dale Douglas, and 6% for Margaret Balsalmo and Kathleen Trumpler) of all amounts sufficient to provide the aggregate of (i) all supplemental retirement benefits earned under the applicable SERP as of the Merger Effective Date, and (ii) all additional benefits that would be earned under such SERP from and after the Merger Effective Date in the event that the applicable executive remained employed by Leeds and continued to earn a benefit under the SERPs until his or her Benefit Age as defined in the applicable SERP, provided, however, that the Remaining Contributions made to the SERP and secular trust of any executive shall not exceed the aggregate amount of annual contributions set forth on Leeds Disclosure Schedule 5.11(k). Any such request by Northwest to fund all Remaining Contributions shall be delivered to Leeds no less than ten (10) business days prior to the date as of which Northwest requests that the Remaining Contributions be made. In the event that Northwest requires all Remaining Contributions to be made to the secular trusts under the SERPs prior to the Merger Effective Date, Northwest shall have no further responsibility to make contributions to such secular trusts and no executive participating in a secular trust SERP shall accrue any additional benefit under his or her secular trust and SERP from and after the date such Remaining Contributions are made to the secular trust. In the event that Northwest requires the acceleration of a Remaining Contribution by Leeds or Northwest to a secular trust under a SERP which results in a parachute payment under Section 280G of the IRC, Leeds or Northwest, as applicable, shall provide the affected executive, in addition to any other amounts payable under this Agreement, a lump sum payment equal to (i) the amount of the excise tax incurred under Section 4999 of the IRC as a result of such parachute payment (the "Gross-Up Payment"), plus (ii) an amount sufficient to cover the full cost of such federal, state and local income and employment taxes (at the highest marginal tax rate applicable to the affected executive) on such Gross-Up Payment. In the event that Northwest or Leeds makes all Remaining Contributions to the secular trusts, each executive participating in a secular trust SERP shall enter into an agreement and release, satisfactory in form to Leeds and Northwest, that such Remaining Contributions shall be in full satisfaction of all obligations of Leeds and Northwest under the applicable SERP. In the event Northwest does not request Leeds to make all Remaining Contributions under the secular trusts prior to the Merger Effective Date, Northwest shall honor the secular trusts and SERPs following the Merger Effective Date, provided, however, that Northwest shall, or Leeds shall prior to the Merger Effective Date, amend each secular trust and SERP to provide that from and after the Merger Effective Date, each executive shall be entitled to continue to accrue a future benefit under the applicable secular trust and SERP equal to the supplemental retirement benefit that he or she would have earned under his or her secular trust and SERP if the executive remained in the employ of Leeds until his or her Benefit Age, reduced by the benefit earned by such executive under the Northwest qualified defined benefit plan for the period from the Merger Effective Date through termination of employment or retirement; provided that in such event Leeds and/or Northwest shall make a contribution on or before the Merger Effective Date to the applicable secular trust pursuant to the terms of the applicable SERP and secular trust sufficient to provide the supplemental retirement benefit earned under the applicable SERP as of the Merger Effective Date, and provided that Leeds and/or Northwest shall continue to make all contributions to the applicable secular trust sufficient to fund the future benefit earned from and after the Merger Effective Date pursuant to the terms of the applicable SERP and secular trust. In the event Northwest does not request Leeds to make all Remaining Contributions to the secular trust prior to the Merger Effective Date, Northwest may elect whether or not to treat a subsequent merger of Leeds into Northwest as a change in control for purposes of the SERPs and the secular trusts.

      (l) Until the Merger Effective Date, Leeds shall be liable for all obligations for continued health coverage pursuant to Section 4980B of the IRC and Sections 601 through 609 of ERISA ("COBRA") with respect to each Leeds Savings qualifying beneficiary (as defined in COBRA) who incurs a qualifying event (as defined in COBRA) before the Merger Effective Date. Northwest shall be liable for (i) all obligations for continued health coverage under COBRA with respect to each Leeds Savings qualified beneficiary (as defined in COBRA) who incurs a qualifying event (as defined in COBRA) from and after the Merger Effective Date, and (ii) for continued health coverage under COBRA from and after the Merger Effective Date for each Leeds Savings qualified beneficiary who incurs a qualifying event before the Merger Effective Date.

      (m) Notwithstanding anything contained in any existing employment or severance agreement, as of the Merger Effective Date, Gordon E. Clark shall execute a termination and release to his employment agreement substantially in the form set forth in Leeds Disclosure Schedule 6.02(i), which shall provide that such employment agreement shall terminate as of the Merger Effective Date and, in lieu of any rights and payments under such employment agreement, Mr. Clark shall be entitled to the rights and payments identified in such termination and release agreement.

      Section 5.12 Duty to Advise; Duty to Update the Northwest Disclosure Schedules

      Northwest shall promptly advise Leeds of any change or event having a Material Adverse Effect on Northwest or which Northwest believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants set forth herein. Northwest shall update Northwest' Disclosure Schedules as promptly as practicable after the occurrence of an event or fact which, if such event or fact had occurred prior to the date of this Agreement, would have been disclosed in the Northwest Disclosure Schedule. The delivery of such updated Schedules shall not relieve Northwest from any breach or violation of this Agreement and shall not have any effect for the purposes of determining the satisfaction of the condition set forth in Section 6.01(c) hereof.

                                   ARTICLE VI
                                   CONDITIONS

      Section 6.01 Conditions to Obligations of Leeds Under this Agreement

      The obligations of Leeds under this Agreement shall be subject to satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by Leeds pursuant to Section 8.03 hereof:

      (a) Corporate Proceedings. All action required to be taken by, or on the part of, Northwest to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated by this Agreement, shall have been duly and validly taken by Northwest, and Leeds Bankshares shall have received certified copies of the resolutions evidencing such authorizations;

      (b) Covenants. The obligations and covenants of Northwest required by this Agreement to be performed by Northwest at or prior to the Closing Date shall have been duly performed and complied with in all material respects;

      (c) Representations and Warranties. Each of the representations and warranties of Northwest in this Agreement which is qualified as to materiality shall be true and correct, and each such representation or warranty that is not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement, and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date.

      (d) Approvals of Regulatory Authorities. The MHC Merger and the Mid-Tier Merger shall have received all required approvals of Regulatory Authorities and all notice and waiting periods required thereunder shall have expired or been terminated.

      (e) No Injunction. There shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated hereby;

      (f) Officer's Certificate. Northwest shall have delivered to Leeds Bankshares a certificate, dated the Closing Date and signed, without personal liability, by its chairman of the board or president, to the effect that the conditions set forth in subsections (a) through (e), (h) and (j) of this Section
6.01 have been satisfied, to the best knowledge of the officer executing the same;

      (g) Approval of the Stockholders of Leeds Bankshares and the Members of Leeds MHC. This Agreement and the transactions contemplated hereby shall have been approved by:

            (i) the stockholders of Leeds Bankshares by such vote as is required under the HOLA and regulations and policy of the Regulatory Authorities, the charter and bylaws of Leeds Bankshares, and under Nasdaq requirements applicable to it; and

            (ii) to the extent required by the Regulatory Authorities, by the members of Leeds MHC by such vote as is required.

      (h) Funds Deposited with the Exchange Agent. On or prior to the Closing Date, Northwest Bancorp shall have deposited or caused to be deposited, in trust with the Exchange Agent, an amount of cash equal to the Aggregate Merger Consideration that the Leeds Bankshares stockholders shall be entitled to receive on the Merger Effective Date pursuant to Section 2.02 of this Agreement.

      (i) Updated Fairness Opinion. Prior to the mailing of the Stockholder Proxy Statement, Leeds shall have received the Updated Fairness Opinion.

      (j) Employment Agreement. Northwest Bancorp shall have executed the employment agreements and Noncompetition Agreements with Gordon E. Clark and Dale R. Douglas substantially in the forms set forth as part of Leeds Disclosure
Schedule 6.01(j).

      Section 6.02 Conditions to the Obligations of Northwest Under this
Agreement

      The obligations of Northwest hereunder shall be subject to satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by Northwest pursuant to Section 8.03 hereof:

      (a) Corporate Proceedings. All action required to be taken by, or on the part of, Leeds to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated by this Agreement, shall have been duly and validly taken by Leeds and Northwest shall have received certified copies of the resolutions evidencing such authorizations;

      (b) Covenants. The obligations and covenants of Leeds required by this Agreement to be performed at or prior to the Closing Date shall have been duly performed and complied with in all material respects;

      (c) Representations and Warranties. Each of the representations and warranties of Leeds in this Agreement which is qualified as to materiality shall be true and correct, and each such representation or warranty that is not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement, and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date.

      (d) Approvals of Regulatory Authorities. The Merger shall have received all required approvals of Regulatory Authorities (without the imposition of any conditions adversely affecting in a material respect the economic benefit Northwest reasonably expects to accrue in the transaction, excluding standard conditions that are normally imposed by the Regulatory Authorities in merger transactions); and all notice and waiting periods required thereunder shall have expired or been terminated.

      (e) No Injunction. There shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated hereby;

      (f) No Material Adverse Effect. Since June 30, 2000, there shall not have occurred any Material Adverse Effect with respect to Leeds Bankshares and Leeds Savings; and

      (g) Officer's Certificate. Leeds MHC, Leeds Bankshares and Leeds Savings shall have delivered to Northwest a certificate, dated the Closing Date and signed, without personal liability, by the chairman of the board or president of each, to the effect that the conditions set forth in subsections (a) through (f) of this Section 6.02 have been satisfied, to the best knowledge of the officer executing the same.

      (h) Employment Agreements. Gordon E. Clark and Dale R. Douglas shall have executed the employment agreements with Leeds Savings and Northwest Bancorp, and the Noncompetition Agreements with Northwest Bancorp, substantially in the forms set forth as part of Leeds Disclosure Schedule 6.01(j).

      (i) Termination Agreement. Gordon E. Clark shall have executed a Termination and Release Agreement, substantially in the form set forth as part of Leeds Disclosure Schedule 6.02(i).

                                   ARTICLE VII
                        TERMINATION, WAIVER AND AMENDMENT

      Section 7.01 Termination

      This Agreement may be terminated on or at any time prior to the Closing
Date:

      (a) By the mutual written consent of the parties hereto;

      (b) By either Northwest, Leeds Bankshares or Leeds MHC acting individually:

            (i) if there shall have been a material breach of any representation, warranty, covenant or other obligation of the other party and the breach cannot be, or shall not have been, remedied within thirty
      (30) days after receipt by such other party of notice in writing specifying the nature of such breach and requesting that it be remedied;

            (ii) if the Closing Date shall not have occurred on or before April 30, 2002, unless the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe its obligations set forth in this Agreement required to be performed or observed by such party on or before the Closing Date; provided, however, the parties shall in good faith agree to extend such deadline for a period of an additional one hundred and twenty (120) days thereafter in the event that such parties determine that it is reasonably likely that such Closing Date will in fact occur during such extension period.

            (iii) if either party has been informed in writing by a Regulatory Authority whose approval or consent has been requested that such approval or consent is denied, or is granted subject to any change that adversely affects in a material respect the economic benefit that either Party reasonably expects to accrue in the transactions unless the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe its agreements set forth herein required to be performed or observed by such party on or before the Closing Date;

            (iv) if the approval of the stockholders of Leeds Bankshares and any approval of the members of Leeds MHC required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or members, as the case may be, or at any adjournment or postponement thereof; or

      (c) By Northwest if (i) as provided in Section 5.06(a)(iii), the Board of Directors of Leeds MHC or Leeds Bankshares withdraws its recommendation of this Agreement, fails to make such recommendation or modifies or qualifies its recommendation in a manner adverse to Northwest, or (ii) Leeds MHC or Leeds Bankshares enters into an agreement to be acquired by, or merge or combine with, a third party in connection with a Superior Proposal.

      (d) By Leeds Bankshares or Leeds MHC, upon two days' prior notice to Northwest, if, as a result of a Superior Proposal, the Board of Directors of Leeds Bankshares or Leeds MHC determines, in good faith and in consultation with counsel, that its fiduciary duties require that such Superior Proposal be accepted.

      Section 7.02 Effect of Termination

      (a) Except as otherwise provided in this Agreement, if this Agreement is terminated pursuant to Section 7.01 hereof, this Agreement shall forthwith become void (other than the confidentiality provisions of Section 5.02(a) and Section 8.01 hereof, which shall remain in full force and effect), and there shall be no further liability on the part of Northwest or Leeds to the other, except that no party shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

      (b) As a condition of Northwest' willingness, and in order to induce Northwest to enter into this Agreement and to reimburse Northwest for incurring the costs and expenses related to entering into this Agreement and consummating the transactions contemplated by this Agreement, Leeds Bankshares will make an aggregate cash payment to Northwest of $2.2 million (the "Expense Fee") if Northwest has terminated this Agreement pursuant to Section 7.01(c) or Leeds Bankshares or Leeds MHC has terminated this Agreement pursuant to Section 7.01(d), and in such event Leeds Bankshares and Leeds MHC shall have no further liability to Northwest. Any payment required under this Section 7.02(b) shall be paid by Leeds Bankshares to Northwest (by wire transfer of immediately available funds to an account designated by Northwest) within five (5) business days after written demand by Northwest.

                                  ARTICLE VIII
                                  MISCELLANEOUS

      Section 8.01 Expenses

      (a) Except as provided herein, each party hereto shall bear and pay all costs and expenses incurred by it in connection with the transactions contemplated hereby, including fees and expenses of its own financial consultants, accountants and counsel.

      (b) In the event of any termination of this Agreement pursuant to Section 7.01(b)(i) hereof because of a breach of this Agreement by one of the parties, in addition to any other damages and remedies that may be available to the non-breaching party, the non-breaching party shall be entitled to payment of, and the breaching party shall pay to the non-breaching party, all reasonable out-of-pocket costs and expenses, including, without limitation, reasonable legal, accounting and investment banking fees and expenses, incurred by the non-breaching party in connection with entering into this Agreement and carrying out of any and all acts contemplated hereunder; provided, however, that this clause shall not be construed to relieve or release a breaching party from any additional liabilities or damages arising out of its willful breach of any provision of this Agreement.

      Section 8.02 Non-Survival of Representations and Warranties

      All representations, warranties and, except to the extent specifically provided otherwise herein, agreements and covenants shall terminate on the Closing Date, other than those covenants set forth in Sections 2.01(a), 5.05 and 5.11, which will survive the Merger.

      Section 8.03 Amendment, Extension and Waiver

      Subject to applicable law, at any time prior to the consummation of the transactions contemplated by this Agreement, the parties may (a) amend this Agreement, (b) extend the time for the performance of any of the obligations or other acts of either party hereto, (c) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (d) waive compliance with any of the agreements or conditions contained in Articles V and VI hereof or otherwise. This Agreement may not be amended except by an instrument in writing authorized by the respective Boards of Directors and signed by duly authorized officers on behalf of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed by a duly authorized officer on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

      Section 8.04 Entire Agreement

      Except as set forth in this Agreement, this Agreement, including the documents and other writings referred to herein or delivered pursuant hereto, contains the entire agreement and understanding of the parties with respect to its subject matter. Except as set forth in this

Agreement, this Agreement supersedes all prior arrangements and understandings between the parties, both written and oral, with respect to its subject matter. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors; provided, however, that nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto and their respective successors, any rights, remedies, obligations or liabilities other than pursuant to Sections 2.02(a)(i), 2.03,
5.05 and 5.11.

      Section 8.05 No Assignment

      Neither party hereto may assign any of its rights or obligations hereunder to any other person, without the prior written consent of the other party hereto.

      Section 8.06 Notices

      All notices or other communications hereunder shall be in writing and shall be deemed given if delivered personally, mailed by prepaid registered or certified mail (return receipt requested), or sent by telecopy, addressed as follows:

      (a) If to Northwest to:

      Northwest Bancorp, Inc.
      Liberty and Second Streets
      Warren, PA 16365
      Attn: William J. Wagner
      President and CEO
      Fax: (814) 728-7716

      with a copy to:

      Luse Lehman Gorman Pomerenk & Schick
      5335 Wisconsin Avenue, NW
      Washington, DC 20016
      Attn: Eric Luse, Esq.
            Kenneth R. Lehman, Esq.
      Fax: (202) 362-2902

      (b) If to Leeds to:

      Leeds Federal Bankshares, Inc.
      1101 Maiden Choice Lane
      Baltimore, MD 21229
      Attn: Gordon E. Clark
      President, and Chief Executive Officer
      Fax: (410) 242-7549
      with a copy to:

      Schiff Hardin & Waite
      6600 Sears Tower
      Chicago, IL  60606
      Attn: Christopher J. Zinski, Esq.
      Fax: (312) 258-5700

      Section 8.07 Captions

      The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

      Section 8.08 Counterparts

      This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

      Section 8.09 Severability

      If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law. If however, any provision of this Agreement is held invalid by a court of competent jurisdiction, then the parties hereto shall in good faith amend this Agreement to include an alternative provision that accomplishes a result that is as substantially similar to the result originally intended as possible.

      Section 8.10 Governing Law

      This Agreement shall be governed by and construed in accordance with the domestic internal law (including the law of conflicts of law) of the State of Pennsylvania, except to the extent that Federal law shall be deemed to preempt such State law.

      Section 8.11 Specific Performance

      The parties hereto agree that irreparable damage would occur in the event that the provisions contained in this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions thereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.


                                          NORTHWEST SAVINGS BANK

                                          /s/ William J. Wagner
                                          ------------------------------------
                                          By: William J. Wagner, President


                                          NORTHWEST BANCORP, INC.

                                          /s/ William J. Wagner
                                          ------------------------------------
                                          By: William J. Wagner, President


                                          NORTHWEST BANCORP, MHC

                                          /s/ William J. Wagner
                                          ------------------------------------
                                          By: William J. Wagner, President


                                          LEEDS FEDERAL SAVINGS BANK

                                          /s/ Gordon E. Clark
                                          ------------------------------------
                                          By: Gordon E. Clark, President


                                          LEEDS FEDERAL BANKSHARES, INC.

                                          /s/ Gordon E. Clark
                                          ------------------------------------
                                          By: Gordon E. Clark, President


                                          LEEDS FEDERAL BANKSHARES, MHC

                                          /s/ Gordon E. Clark
                                          ------------------------------------
                                          By: Gordon E. Clark, President

                               FIRST AMENDMENT TO
                          AGREEMENT AND PLAN OF MERGER*

      THIS AGREEMENT, dated as of April 30, 2002, is by and among (i) Northwest Savings Bank, a Pennsylvania savings bank ("Northwest Bank"), Northwest Bancorp, Inc., a Federal corporation ("Northwest Bancorp"), Northwest Bancorp, MHC, a Federal mutual holding company ("Northwest MHC"), and Leeds Federal Savings Bank, a Federal savings bank ("Leeds Savings"), Leeds Federal Bankshares, Inc., a Federal corporation ("Leeds Bankshares"), and Leeds Federal Bankshares, MHC, a Federal mutual holding company ("Leeds MHC"). Each of Northwest Bank, Northwest Bancorp, Northwest MHC, Leeds Savings, Leeds Bankshares and Leeds MHC is sometimes individually referred to herein as a "party," and collectively as the "parties."

                                    RECITALS

      1. The parties entered into an Agreement and Plan of Merger, dated as of August 16, 2001 (the "Merger Agreement");

      2. Section 7.01(b) of the Merger Agreement provides that either party may terminate the Merger Agreement if the closing date shall not have occurred on or before April 30, 2002; and

      3. Section 7.01(b) of the Merger Agreement further provides that the parties shall in good faith agree to extend such deadline for a period of an additional one hundred and twenty (120) days thereafter in the event that the parties determine that it is reasonably likely that such closing date will in fact occur during such extension period.

      4. The parties desire to amend the Merger Agreement by deleting Section 7.01(b) and substituting therefor a new Section 7.01(b) that extends the deadline for the Closing Date for an additional one hundred and twenty (120) days, until August 28, 2002.

      In consideration of the premises and of the mutual representations, warranties and covenants contained herein and in the Merger Agreement, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

      1. Section 7.01(b) of the Merger Agreement is hereby amended by deleting
Section 7.01(b)(ii) in its entirety and substituting a new Section 7.01(b)(ii) to read as follows:

            (ii) if the Closing Date shall not have occurred on or before August 28, 2002, unless the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe its obligations set forth in this Agreement required to be performed or observed by such party on or before the Closing Date.

      2. Any term that is not defined in this Agreement shall have as its meaning the definition set forth in the Merger Agreement.

--------
* This document has been renamed to reflect subsequent amendments to the Agreement and Plan of Merger.

      3. The parties acknowledge and agree that all other provisions of the Merger Agreement shall remain in full force and effect, and that this Agreement shall not constitute a waiver of any of the provisions of the Merger Agreement as to any matter, whether occurring prior or subsequent to the execution of this Agreement.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                                          NORTHWEST SAVINGS BANK

                                          /s/ William J. Wagner
                                          ------------------------------------
                                          By: William J. Wagner, President


                                          NORTHWEST BANCORP, INC.

                                          /s/ William J. Wagner
                                          ------------------------------------
                                          By: William J. Wagner, President


                                          NORTHWEST BANCORP, MHC

                                          /s/ William J. Wagner
                                          ------------------------------------
                                          By: William J. Wagner, President


                                          LEEDS FEDERAL SAVINGS BANK

                                          /s/ Gordon E. Clark
                                          ------------------------------------
                                          By: Gordon E. Clark, President


                                          LEEDS FEDERAL BANKSHARES, INC.

                                          /s/ Gordon E. Clark
                                          ------------------------------------
                                          By: Gordon E. Clark, President


                                          LEEDS FEDERAL BANKSHARES, MHC

                                          /s/ Gordon E. Clark
                                          ------------------------------------
                                          By: Gordon E. Clark, President

                SECOND AMENDMENT TO AGREEMENT AND PLAN OF MERGER

      THIS SECOND AMENDMENT TO AGREEMENT AND PLAN OF MERGER (the "Second Amendment"), dated as of August 28, 2002, is by and among (i) Northwest Savings Bank, a Pennsylvania savings bank ("Northwest Bank"), Northwest Bancorp, Inc., a Federal corporation ("Northwest Bancorp"), Northwest Bancorp, MHC, a Federal mutual holding company ("Northwest MHC"), and Leeds Federal Savings Bank, a Federal savings bank ("Leeds Savings"), Leeds Federal Bankshares, Inc., a Federal corporation ("Leeds Bankshares"), and Leeds Federal Bankshares, MHC, a Federal mutual holding company ("Leeds MHC"). Each of Northwest Bank, Northwest Bancorp, Northwest MHC, Leeds Savings, Leeds Bankshares and Leeds MHC is sometimes individually referred to herein as a "party," and collectively as the "parties."

                                    RECITALS

      1. The parties entered into an Agreement and Plan of Merger, dated as of August 16, 2001 and thereafter entered into the First Amendment to Agreement and Plan of Merger, dated as of April 30, 2002, to amend the Agreement and Plan of Merger by extending the termination date to August 28, 2002 (as amended, the "Agreement");

      2. Section 7.01(b)(ii) of the Agreement provides that either party may terminate the Agreement if the Closing Date shall not have occurred on or before August 28, 2002; and

      3. The parties desire to amend the Agreement by deleting Section 7.01(b)(ii) and substituting therefor a new Section 7.01(b)(ii) that extends the deadline for the Closing Date until December 31, 2002.

      In consideration of the premises and of the mutual representations, warranties and covenants contained herein and in the Agreement, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

      1. Section 7.01(b) of the Agreement is hereby amended by deleting Section 7.01(b)(ii) in its entirety and substituting a new Section 7.01(b)(ii) to read as follows:

            (ii) if the Closing Date shall not have occurred on or before December 31, 2002, unless the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe its obligations set forth in this Agreement required to be performed or observed by such party on or before the Closing Date.

      2. Any term that is not defined in this Second Amendment shall have as its meaning the definition set forth in the Agreement.

      3. The parties acknowledge and agree that all other provisions of the Agreement shall remain in full force and effect, and that this Second Amendment shall not constitute a waiver of any of the provisions of the Agreement as to any matter, whether occurring prior or subsequent to the execution of this Second Amendment.

      IN WITNESS WHEREOF, the parties have caused this Second Amendment to be executed by their duly authorized officers as of the day and year first above written.

                                          NORTHWEST SAVINGS BANK

                                          /s/ William J. Wagner
                                          ------------------------------------
                                          By: William J. Wagner, President


                                          NORTHWEST BANCORP, INC.

                                          /s/ William J. Wagner
                                          ------------------------------------
                                          By: William J. Wagner, President


                                          NORTHWEST BANCORP, MHC

                                          /s/ William J. Wagner
                                          ------------------------------------
                                          By: William J. Wagner, President


                                          LEEDS FEDERAL SAVINGS BANK

                                          /s/ Gordon E. Clark
                                          ------------------------------------
                                          By: Gordon E. Clark, President


                                          LEEDS FEDERAL BANKSHARES, INC.

                                          /s/ Gordon E. Clark
                                          ------------------------------------
                                          By: Gordon E. Clark, President


                                          LEEDS FEDERAL BANKSHARES, MHC

                                          /s/ Gordon E. Clark
                                          ------------------------------------
                                          By: Gordon E. Clark, President

                               THIRD AMENDMENT TO
                          AGREEMENT AND PLAN OF MERGER

      THIS THIRD AMENDMENT TO AGREEMENT AND PLAN OF MERGER, dated as of August 28, 2002 (this "Amendment"), is by and among (i) Northwest Savings Bank, a Pennsylvania savings bank ("Northwest Bank"), Northwest Bancorp, Inc., a Federal corporation ("Northwest Bancorp"), Northwest Bancorp, MHC, a Federal mutual holding company ("Northwest MHC"), and Leeds Federal Savings Bank, a Federal savings bank ("Leeds Savings"), Leeds Federal Bankshares, Inc., a Federal corporation ("Leeds Bankshares"), and Leeds Federal Bankshares, MHC, a Federal mutual holding company ("Leeds MHC"). Each of Northwest Bank, Northwest Bancorp, Northwest MHC, Leeds Savings, Leeds Bankshares and Leeds MHC is sometimes individually referred to herein as a "party," and collectively as the "parties."

                                    RECITALS

      1. The parties entered into that certain Agreement and Plan of Merger dated as of August 16, 2001, as amended on April 30, 2002 (as amended the "Agreement").

      2. The parties are, concurrently with the execution of this Amendment, agreeing to extend the termination date of the Agreement to December 31, 2002 by further amending Section 7.01(b)(ii).

      3. The Agreement sets forth a proposed transaction structure for the merger of Leeds MHC into Northwest MHC, and Leeds Bankshares into Northwest Bancorp.

      4. The parties have agreed to restructure the transaction set forth in the Agreement, whereby immediately prior to the MHC Merger Leeds Bankshares shall exchange its charter for an interim stock savings association charter and merge into Leeds Savings.

      5. The parties desire to further amend the Agreement to make other conforming changes to the Agreement as may be necessary to accomplish such restructuring.

      NOW THEREFORE, in consideration of the premises contained herein and in the Agreement, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

      1. Exhibits A and B of the Agreement shall be deleted, a new Exhibit A shall be added in the Form attached hereto providing for the merger of Interim with Leeds Savings, and a new Exhibit B shall be added in the form attached hereto providing for the Merger of Leeds MHC into Northwest MHC.

      2. Article I of the Agreement, "Certain Definitions," shall be amended by adding the following definition:

            "Interim" means the federal interim stock savings association resulting from the exchange by Leeds Bankshares of its federal stock holding company charter for an interim stock savings association charter.

      3. Article I of the Agreement, "Certain Definitions," shall be amended further by deleting the existing definitions of "Leeds Bankshares" and "Leeds Bankshares Common Stock" and replacing them in their entirety with the following definitions:

            "Leeds Bankshares" means Leeds Federal Bankshares, Inc., a Federal corporation or any successor in interest thereto, as the context requires.

            "Leeds Bankshares Common Stock" means the common stock of Leeds Bankshares described in Section 3.02(a) or the common stock of a successor in interest of Leeds Bankshares, as the context requires.

      4. Article I of the Agreement, "Certain Definitions," shall be amended further by deleting the existing definition of "Mid-Tier Merger" and replacing it in its entirety with the following definition:

            "Mid-Tier Merger" means the merger of Interim with and into Leeds Savings with Leeds Savings as the surviving association.

      5. Article II Sections 2.01(a) and 2.01(b) of the Agreement shall be amended by deleting existing Section 2.01(a) and Section 2.01(b) in their entirety and adding a new Section 2.01(a) and 2.01(b), to read as follows:

            (a) The Mid-Tier Merger. Leeds Bankshares will exchange its Federal stock holding company charter for an interim stock savings association charter to become Interim, and Interim shall merge with and into Leeds Savings with Leeds Savings as the surviving association pursuant to the merger agreement substantially in the Form of Exhibit A hereto. Thereafter, Leeds Savings shall be a wholly-owned subsidiary of Leeds MHC. As a result of the Mid-Tier Merger, the separate existence of Leeds Bankshares and Interim shall cease, and all of the property (real, personal and mixed), rights, powers, duties and obligations of Leeds Bankshares and Interim shall be transferred to and assumed by Leeds Savings as the surviving entity in the Mid-Tier Merger, without further act or deed, all in accordance with the HOLA and regulations of the OTS.

            (b) The MHC Merger. Immediately after the Mid-Tier Merger, Leeds MHC shall merge with and into Northwest MHC with Northwest MHC as the surviving entity pursuant to the merger agreement substantially in the form of Exhibit B hereto. The separate existence of Leeds MHC shall cease, and all of the property (real, personal and mixed), rights, powers and duties and obligations of Leeds MHC shall be transferred to and assumed by Northwest MHC as the surviving entity in the MHC Merger, without further act or deed, all in accordance with the HOLA, and regulations of the OTS. As a result of the MHC Merger, each borrower member of Leeds MHC and holder of a deposit account in Leeds Savings as of the Merger Effective Date shall have the same rights and privileges in Northwest MHC as if such borrowing and/or deposit account, respectively, had been established at Northwest Bank, and all deposit accounts established at Leeds Savings prior to the Merger Effective Date shall confer on a depositor the same rights and privileges in Northwest MHC as if such deposit account had been established at

      Northwest Bank on the date established at Leeds Savings and the borrower members of Leeds MHC identified by Leeds prior to the Merger Effective Date will be given subscription rights to the extent permitted by regulatory authorities in any conversion of Northwest MHC to stock form that occurs prior to any merger of Leeds Savings with and into Northwest Bank if such borrowing remains outstanding at the time of such mutual-to-stock conversion (collectively, the "Membership Conversion").

      6. Section 2.02(a) of the Agreement shall be amended by deleting existing paragraph 2.02(a)(i) in its entirety and adding a new Section 2.02(a)(i) to read as follows:

            (i) Each issued and outstanding share of Leeds Bankshares Common Stock held by Leeds MHC shall be cancelled.

      7. Section 2.02(a) of the Agreement shall be further amended by deleting existing Section 2.02(a)(ii) in its entirety and adding a new Section 2.02(a)(ii) to read as follows:

            (i) Each issued and outstanding share of Leeds Bankshares Common Stock (except shares held by Leeds MHC and except as otherwise provided in this subsection (a) of Section 2.02) shall cease to be outstanding, shall cease to exist and shall be converted automatically into the right to receive $32.00 in cash (the "Merger Consideration").

      8. Section 2.02(a) of the Agreement shall be further amended by deleting
Section 2.02(a)(iii) in its entirety.

      9. Section 2.03(c) of the Agreement shall be deleted and a new Section 2.03(c) added to read as follows:

            On or prior to the Merger Effective Date, Leeds Bankshares shall, or shall cause Leeds Savings Bank to, deposit or cause to be deposited in trust with the Exchange Agent, an amount of cash equal to the Aggregate Merger Consideration that Leeds Bankshares stockholders shall be entitled to receive on the Merger Effective Date pursuant to Section 2.02 hereof.

      10. The parties acknowledge and agree that all other provisions of the Agreement shall remain in full force and effect, and that this Third Amendment shall not constitute a waiver of any of the provisions of the Agreement as to any matter, whether occurring prior or subsequent to the execution of this Third Amendment; provided, however, that if either party would be forced to breach any covenant, condition, representation or warranty of the Agreement in order to perform the obligations required of such party contained in this Amendment then this Amendment shall act as a waiver of such covenant, condition, representation or warranty of the Agreement.

      IN WITNESS WHEREOF, the parties have caused this Third Amendment to be executed by their duly authorized officers as of the day and year first above written.

                                          NORTHWEST SAVINGS BANK

                                          /s/ William J. Wagner
                                          ------------------------------------
                                          By: William J. Wagner, President


                                          NORTHWEST BANCORP, INC.

                                          /s/ William J. Wagner
                                          ------------------------------------
                                          By: William J. Wagner, President


                                          NORTHWEST BANCORP, MHC

                                          /s/ William J. Wagner
                                          ------------------------------------
                                          By: William J. Wagner, President


                                          LEEDS FEDERAL SAVINGS BANK

                                          /s/ Gordon E. Clark
                                          ------------------------------------
                                          By: Gordon E. Clark, President


                                          LEEDS FEDERAL BANKSHARES, INC.

                                          /s/ Gordon E. Clark
                                          ------------------------------------
                                          By: Gordon E. Clark, President


                                          LEEDS FEDERAL BANKSHARES, MHC

                                          /s/ Gordon E. Clark
                                          ------------------------------------
                                          By: Gordon E. Clark, President

                                    EXHIBIT A

                                     FORM OF
                           AGREEMENT OF MERGER BETWEEN
                    LEEDS INTERIM FEDERAL SAVINGS ASSOCIATION
                                       AND
                           LEEDS FEDERAL SAVINGS BANK

      THIS AGREEMENT OF MERGER (this "Mid-Tier Merger Agreement") dated as of __________ __, 2002, is made by and between Leeds Federal Bankshares, Inc. ("Leeds Bankshares"), Leeds Interim Federal Savings Association ("Interim"), an interim federal savings association, and Leeds Federal Savings Bank ("Leeds Savings"), a federal savings bank.

                                R E C I T A L S :

      1. Northwest Savings Bank, a Pennsylvania savings bank ("Northwest Bank"), Northwest Bancorp, Inc., a Federal corporation ("Northwest Bancorp"), Northwest Bancorp, MHC, a Federal mutual holding company ("Northwest MHC"), and Leeds Federal Savings Bank, a Federal savings bank ("Leeds Savings"), Leeds Federal Bankshares, Inc., a Federal corporation ("Leeds Bankshares"), and Leeds Federal Bankshares, MHC, a Federal mutual holding company ("Leeds MHC") have executed and delivered the Agreement and Plan of Merger dated as of August 16, 2001 and amended on April 30, 2002 and August 28, 2002 (as amended, the "Merger Agreement"), pursuant to which: (i) Leeds Bankshares shall exchange its stock holding company charter for a federal interim stock savings association charter to become Interim, and merge into Leeds Savings with Leeds Savings and the surviving association; (ii) each issued and outstanding share of Leeds Bankshares Common Stock held by Leeds MHC shall be cancelled; (iii) each issued and outstanding share of Leeds Bankshares Common Stock (except shares held by Leeds MHC) shall cease to be outstanding, shall cease to exist and shall be converted into the right to receive $32.00 in cash; and (iv) immediately thereafter, Leeds MHC shall merge with and into Northwest MHC with Northwest MHC as the resulting entity.

      2. At least two-thirds of the members of the boards of directors of Leeds Bankshares, Interim and Leeds Savings have approved this Mid-Tier Merger Agreement and authorized the execution and delivery of the Mid-Tier Merger Agreement.

      NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, the parties hereto have agreed as follows:

      1. Merger. At and on the Mid-Tier Merger Effective Date (as defined below), Interim shall merge with and into Leeds Savings (the "Mid-Tier Merger") with Leeds Savings as the resulting entity. The separate existence of Interim shall cease. On the Mid-Tier Merger Effective Date, each issued and outstanding share of Leeds Bankshares Common Stock (except shares held by Leeds MHC), shall cease to be outstanding, shall cease to exist and shall be converted automatically into the right to receive $32.00 in cash, and each issued and outstanding share of Leeds Bankshares Common Stock held by Leeds MHC shall be cancelled.

      2. Effective Date. The Mid-Tier Merger Effective Date shall be the date, after all regulatory approvals required in connection with the transactions contemplated by the Merger

Agreement have been received, upon which articles of combination are filed with and endorsed by the Director of the Office of Thrift Supervision.

      3. Name. The name of the Resulting Institution shall be Leeds Federal Savings Bank.

      4. Offices. The main office of the Resulting Institution shall be 1101 Maiden Choice Lane, Baltimore, Maryland 20229.

      5. Directors and Officers. The directors and officers of Leeds Savings immediately prior to the Mid-Tier Merger Effective Date shall be the directors and officers of the Resulting Institution after the Mid-Tier Merger Effective Date.

      6. Rights and Duties of the Resulting Institution. At the Mid-Tier Merger Effective Date, Interim shall be merged with and into Leeds Savings, and Leeds Savings shall be the Resulting Institution. The business of the Resulting Institution shall be that of a Federal savings bank as provided in its charter. All assets, rights, interests, privileges, powers, franchises and property (real, personal and mixed) of Leeds Bankshares, Interim and Leeds Savings shall be automatically transferred to and vested in the Resulting Institution by virtue of such merger without any deed or other document of transfer. The Resulting Institution, without any order or action on the part of any court or otherwise and without any documents of assumption or assignment, shall hold and enjoy all of the properties, franchises and interests, including appointments, powers, designations, nominations and all other rights and interests as the agent or other fiduciary in the same manner and to the same extent as such rights, franchises, and interests and powers were held or enjoyed by Leeds Bankshares, Interim and Leeds Savings. The Resulting Institution shall be responsible for all of the liabilities, restrictions and duties of every kind and description of Leeds Bankshares, Interim and Leeds Savings immediately prior to the Mid-Tier Merger, including liabilities for all debts, obligations and contracts of Leeds Bankshares, Interim and Leeds Savings, matured or unmatured, whether accrued, absolute, contingent or otherwise and whether or not reflected or reserved against on balance sheets, books or accounts or records of Leeds Bankshares, Interim and Leeds Savings. All rights of creditors and other obligees and all liens on property of Leeds Bankshares, Interim and Leeds Savings shall be preserved and shall not be released or impaired.

      7. Other Terms. All terms used in this Mid-Tier Merger Agreement shall, unless defined herein, have the meanings set forth in the Merger Agreement.

      IN WITNESS WHEREOF, Leeds Bankshares, Interim and Leeds Savings have caused this Mid-Tier Merger Agreement to be executed as of the date first above written.


                                         Leeds Bankshares, Inc.
ATTEST:


                                       By:
--------------------------------------      ------------------------------------
Margaret Balsamo, Corporate Secretary        Gordon E. Clark, President


                                         Leeds Interim Federal Savings
                                         Association
ATTEST:


                                       By:
--------------------------------------      ------------------------------------
Margaret Balsamo, Corporate Secretary        Gordon E. Clark, President


                                         Leeds Federal Savings Bank
ATTEST:


                                       By:
--------------------------------------      ------------------------------------
Margaret Balsamo, Corporate Secretary        Gordon E. Clark, President

                                    EXHIBIT B

                                     FORM OF
                           AGREEMENT OF MERGER BETWEEN
                          LEEDS FEDERAL BANKSHARES, MHC
                           AND NORTHWEST BANCORP, MHC

      THIS AGREEMENT OF MERGER (this "MHC Merger Agreement") dated as of ___________ __, 2002, is made by and between Leeds Federal Bankshares, MHC ("Leeds MHC"), a federal mutual holding company and Northwest Bancorp, MHC ("Northwest MHC"), a federal mutual holding company.

                                R E C I T A L S :

      1. Northwest Savings Bank, a Pennsylvania savings bank ("Northwest Bank"), Northwest Bancorp, Inc., a Federal corporation ("Northwest Bancorp"), Northwest Bancorp, MHC, a Federal mutual holding company ("Northwest MHC"), and Leeds Federal Savings Bank, a Federal savings bank ("Leeds Savings"), Leeds Federal Bankshares, Inc., a Federal corporation ("Leeds Bankshares"), and Leeds Federal Bankshares, MHC, a Federal mutual holding company ("Leeds MHC") have executed and delivered the Agreement and Plan of Merger, dated as of August 16, 2001 and amended on April 30, 2002 and August 28, 2002 (as amended, the "Merger Agreement"), pursuant to which: (i) Leeds Bankshares shall exchange its stock holding company charter for a federal interim stock savings association charter to become an interim federal stock savings association ("Interim"), and Interim will merge with and into Leeds Savings with Leeds Savings as the surviving association; (ii) each issued and outstanding share of Leeds Bankshares Common Stock held by Leeds MHC shall be cancelled; (iii) each issued and outstanding share of Leeds Bankshares Common Stock (except shares held by Leeds MHC) shall cease to exist and shall be converted into the right to receive $32.00 in cash; and (iv) immediately thereafter, Leeds MHC shall merge with and into Northwest MHC with Northwest MHC as the resulting entity;

      2. At least two-thirds of the members of the boards of directors of Leeds MHC and Northwest MHC have approved this MHC Merger Agreement and authorized the execution and delivery of this MHC Merger Agreement.

      NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, the parties hereto have agreed as follows:

      1. Merger. At and on the MHC Merger Effective Date (as defined below), Leeds MHC shall merge with and into Northwest MHC (the "MHC Merger") with Northwest MHC as the resulting entity (the "Resulting Entity"). The separate existence of Leeds MHC and shall cease. As a result of the MHC Merger, each borrower member of Leeds MHC and holder of a deposit account in Leeds Savings as of the Merger Effective Date shall have the same rights and privileges in Northwest MHC as if such borrowing and/or deposit account, respectively, had been established at Northwest Bank, and all deposit accounts established at Leeds Savings prior to the Merger Effective Date shall confer on a depositor the same rights and privileges in Northwest MHC as if such deposit account had been established at Northwest Bank on the date established at Leeds Savings and the borrower members of Leeds MHC identified by Leeds prior to the Merger Effective Date will be given subscription rights to the extent permitted by regulatory authorities in any conversion of Northwest MHC to stock form that occurs prior to any merger of Leeds Savings with and into Northwest Bank if such borrowing remains outstanding at the time of such mutual-to-stock conversion.

      2. Effective Date. The MHC Merger Effective Date shall be the date, after all regulatory approvals required in connection with the transactions contemplated by the Merger Agreement have been received, upon which the articles of combination are filed with and endorsed by the Director of the Office of Thrift Supervision.

      3. Name. The name of the Resulting Entity shall be Northwest Bancorp, MHC.

      4. Offices. The main office of the Resulting Entity shall be Liberty and Second Streets, Warren, Pennsylvania.

      5. Directors and Officers. The directors and officers of Northwest MHC immediately prior to the Effective Date shall be the directors and officers of the Resulting Entity after the Effective Date.

      6. Rights and Duties of the Resulting Entity. At the MHC Merger Effective Date, Leeds MHC shall be merged with and into Northwest MHC, and Northwest MHC shall be the Resulting Entity. The business of the Resulting Entity shall be that of a federal mutual holding company as provided in its charter. All assets, rights, interests, privileges, powers, franchises and property (real, personal and mixed) of Leeds MHC and Northwest MHC shall be automatically transferred to and vested in the Resulting Entity by virtue of such merger without any deed or other document of transfer. The Resulting Entity, without any order or action on the part of any court or otherwise and without any documents of assumption or assignment, shall hold and enjoy all of the properties, franchises and interests, including appointments, powers, designations, nominations and all other rights and interests as the agent or other fiduciary in the same manner and to the same extent as such rights, franchises, and interests and powers were held or enjoyed by Leeds MHC and Northwest MHC. The Resulting Entity shall be responsible for all of the liabilities, restrictions and duties of every kind and description of Leeds MHC and Northwest MHC, immediately prior to the MHC Merger, including liabilities for all debts, obligations and contracts of Leeds MHC and Northwest MHC, matured or unmatured, whether accrued, absolute, contingent or otherwise and whether or not reflected or reserved against on balance sheets, books or accounts or records of Leeds MHC and Northwest MHC. All rights of creditors and other obligees and all liens on property of Leeds MHC and Northwest MHC shall be preserved and shall not be released or impaired.

      7. Other Terms. All terms used in this MHC Merger Agreement shall, unless defined herein, have the meanings set forth in the Merger Agreement.

      IN WITNESS WHEREOF, Leeds MHC and Northwest MHC have caused this MHC Merger Agreement to be executed as of the date first above written.


                                             Northwest Bancorp, MHC
ATTEST:


                                             By:
----------------------------------------        --------------------------------
Gregory C. LaRocca, Corporate Secretary          William J. Wagner, President


                                             Leeds Bankshares, MHC
ATTEST:


                                             By:
----------------------------------------        --------------------------------
Margaret Balsamo, Corporate Secretary            Gordon E. Clark, President

                               FOURTH AMENDMENT TO
                          AGREEMENT AND PLAN OF MERGER


     THIS FOURTH AMENDMENT TO AGREEMENT AND PLAN OF MERGER (the "Fourth Amendment"), dated as of November 22, 2002, is by and among (i) Northwest Savings Bank, a Pennsylvania savings bank ("Northwest Bank"), Northwest Bancorp, Inc., a Federal corporation ("Northwest Bancorp"), Northwest Bancorp, MHC, a Federal mutual holding company ("Northwest MHC"), and Leeds Federal Savings Bank, a Federal savings bank ("Leeds Savings"), Leeds Federal Bankshares, Inc., a Federal corporation ("Leeds Bankshares"), and Leeds Federal Bankshares, MHC, a Federal mutual holding company ("Leeds MHC"). Each of Northwest Bank, Northwest Bancorp, Northwest MHC, Leeds Savings, Leeds Bankshares and Leeds MHC is sometimes individually referred to herein as a "party," and collectively as the "parties."

                                    RECITALS

     1. The parties entered into an Agreement and Plan of Merger, dated as of August 16, 2001 and thereafter entered into the First Amendment to Agreement and Plan of Merger, dated as of April 30, 2002, the Second Amendment to Agreement and Plan of Merger, dated as of August 28, 2002, and the Third Amendment to Agreement and Plan of Merger, dated as of August 28, 2002 (as amended, the "Agreement");

     2. Section 7.01(b)(ii) of the Agreement provides that either party may terminate the Agreement if the Closing Date shall not have occurred on or before December 31, 2002; and

     3. The parties desire to amend the Agreement by deleting Section 7.01(b)(ii) and substituting therefor a new Section 7.01(b)(ii) that extends the deadline for the Closing Date until January 31, 2003.

     In consideration of the premises and of the mutual representations, warranties and covenants contained herein and in the Agreement, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

     1. Section 7.01(b) of the Agreement is hereby amended by deleting Section 7.01(b)(ii) in its entirety and substituting a new Section 7.01(b)(ii) to read as follows:

          (ii) if the Closing Date shall not have occurred on or before January 31, 2003, unless the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe its obligations set forth in this Agreement required to be performed or observed by such party on or before the Closing Date.

     2. Any term that is not defined in this Fourth Amendment shall have as its meaning the definition set forth in the Agreement.

     3. The parties acknowledge and agree that all other provisions of the Agreement shall remain in full force and effect, and that this Fourth Amendment shall not constitute a waiver of any of the provisions of the Agreement as to any matter, whether occurring prior or subsequent to the execution of this Fourth Amendment.

     IN WITNESS WHEREOF, the parties have caused this Fourth Amendment to be executed by their duly authorized officers as of the day and year first above written.

                                           NORTHWEST SAVINGS BANK

                                           /s/ William J. Wagner
                                           ----------------------------------
                                           By: William J. Wagner, President


                                           NORTHWEST BANCORP, INC.

                                           /s/ William J. Wagner
                                           ----------------------------------
                                           By: William J. Wagner, President


                                           NORTHWEST BANCORP, MHC

                                           /s/ William J. Wagner
                                           ----------------------------------
                                           By: William J. Wagner, President


                                           LEEDS FEDERAL SAVINGS BANK

                                           /s/ Gordon E. Clark
                                           ----------------------------------
                                           By: Gordon E. Clark, President


                                           LEEDS FEDERAL BANKSHARES, INC.

                                           /s/ Gordon E. Clark
                                           ----------------------------------
                                           By: Gordon E. Clark, President


                                           LEEDS FEDERAL BANKSHARES, MHC

                                           /s/ Gordon E. Clark
                                           ----------------------------------
                                           By: Gordon E. Clark, President

                                                                      APPENDIX B

RP FINANCIAL, LC.
--------------------------------------------
Financial Services Industry Consultanats

                                                  December 3, 2002


Boards of Directors
Leeds Federal Bankshares, Inc.
Leeds Federal Bankshares, MHC
1101 Maiden Choice Lane
Baltimore, Maryland  21229-5411

Members of the Boards:

     You have requested that RP Financial, LC. ("RP Financial") provide you with its opinion as to the fairness from a financial point of view to the members of Leeds Federal Bankshares, MHC, Baltimore, Maryland, a Federal mutual holding company ("Leeds MHC"), and stockholders of Leeds Federal Bankshares, Inc., Baltimore, Maryland, a Federal corporation ("Leeds Bankshares"), of the Agreement and Plan of Merger (the "Agreement"), dated August 16, 2001 and amended April 30, 2002 and August 28, 2002, by and among Northwest Savings Bank, a Pennsylvania savings bank ("Northwest Bank"), Northwest Bancorp, Inc., a Federal corporation ("Northwest Bancorp"), Northwest Bancorp, MHC, a Federal mutual holding company ("Northwest MHC"), and Leeds Federal Savings Bank ("Leeds Savings"), Leeds Bankshares, and Leeds MHC. The Agreement, as amended and inclusive of exhibits, is incorporated herein by reference. Unless otherwise defined, all capitalized terms incorporated herein have the meanings ascribed to them in the Agreement.

SUMMARY DESCRIPTION
-------------------

     At the Merger Effective Date and in accordance with the Mid-Tier Merger and the MHC Merger:

     (a) Leeds Bankshares will exchange its Federal stock holding company charter for an interim stock savings association charter to become Interim, and Interim shall merge with and into Leeds Savings with Leeds Savings as the surviving association pursuant to the Agreement. Thereafter, Leeds Savings shall be a wholly-owned subsidiary of Leeds MHC. As a result of the Mid-Tier Merger, the separate existence of Leeds Bankshares and Interim shall cease and all of the property (real, personal and mixed), rights, powers, duties and obligations of Leeds Bankshares and Interim shall be transferred to and assumed by Leeds Savings as the surviving entity in the Mid-Tier Merger, without further act or deed, all in accordance with the HOLA and regulations of the OTS.

--------------------------------------------------------------------------------

WASHINGTON HEADQUARTERS
Rosslyn Center                                         Telephone: (703) 528-1700
1700 North Moore Street, Suite 2210                       Fax No. (703) 528-1788
Arlington, VA  22209                                E-Mail: mail@rpfinancial.com

BOARDS OF DIRECTORS
DECEMBER 3, 2002
PAGE 2

     (b) Immediately after the Mid-Tier Merger, Leeds MHC shall merge with and into Northwest MHC with Northwest MHC as the surviving entity pursuant to the Agreement. The separate existence of Leeds MHC shall cease, and all the property (real, personal and mixed), rights, powers and duties and obligations of Leeds MHC shall be transferred to and assumed by Northwest MHC as the surviving entity in the MHC Merger, without further act or deed, all in accordance with the HOLA, and regulations of the OTS. As a result of the MHC Merger, each borrower member of Leeds MHC and holder of a deposit account in Leeds Savings as of the Merger Effective Date shall have the same rights and privileges in Northwest MHC as if such borrowing and/or deposit account, respectively, had been established at Northwest Bank, and all deposit accounts established at Leeds Savings prior to the Merger Effective Date shall confer on a depositor the same rights and privileges in Northwest MHC as if such deposit account had been established at Northwest Bank on the date established at Leeds Savings and the borrower members of Leeds MHC identified by Leeds prior to the Merger Effective Date will be given subscription rights to the extent permitted by regulatory authorities in any conversion of Northwest MHC to stock form that occurs prior to any merger of Leeds Savings with and into Northwest Bank if such borrowing remains outstanding at the time of such mutual-to-stock.

     (c) Each issued and outstanding share of Leeds Bankshares Common Stock held by Leeds MHC shall be canceled.

     (d) Each issued and outstanding share of Leeds Bankshares Common Stock (except shares held by Leeds MHC and otherwise provided in the Agreement) shall cease to be outstanding, shall cease to exist and shall be converted automatically into the right to receive $32.00 in cash (the "Merger Consideration").

     (e) Each issued and outstanding share of Leeds Bankshares Common Stock held by Northwest MHC shall cease to be outstanding and shall cease to exist.

     (f) Any shares of Leeds Bankshares Common Stock which are owned or held by either party hereto or any of their respective Subsidiaries (other than in a fiduciary capacity or in connection with debts previously contracted) at the Merger Effective Date shall cease to exist, the certificates for such shares shall be canceled as promptly as practicable, such shares shall not be converted into the Merger Consideration, and no cash shall be issued or exchanged therefor.

     (g) The holders of certificates representing shares of Leeds Bankshares Common Stock (any such certificate being hereinafter referred to as a "Certificate") shall cease to have any rights as stockholders of Leeds Bankshares.

     (h) Each option to purchase shares of Leeds Bankshares Common Stock outstanding pursuant to the Leeds Stock Option Plans, whether or not such option is exercisable as of the Merger Effective Date, shall, by reason of the Merger, cease to be outstanding and shall automatically be converted into the right to receive in cash an amount equal to (i) the difference (if a positive number) between (A) the Merger

BOARDS OF DIRECTORS
DECEMBER 3, 2002
PAGE 3

          Consideration and (B) the exercise price of each such option multiplied by (ii) the number of shares of Leeds Bankshares Common Stock subject to such option.

RP FINANCIAL BACKGROUND AND EXPERIENCE
--------------------------------------

     RP Financial, as part of its financial institution valuation and consulting practice, is regularly engaged in the valuation of insured financial institution securities in connection with mergers and acquisitions, initial and secondary stock offerings, mutual-to-stock conversions of thrift institutions, and business valuations for other purposes. As specialists in the securities of insured financial institutions, RP Financial has experience in, and knowledge of, the markets for the securities of such institutions, including institutions operating in Maryland and in the Mid-Atlantic U.S.

MATERIALS REVIEWED
------------------

     In rendering this opinion, RP Financial reviewed the following material:
(1) the Agreement, dated August 16, 2001 and as amended on April 30, 2002 and August 28, 2002, including exhibits; (2) the following information from Leeds Bankshares -- (a) audited financial statements for the fiscal years ended June 30, 1998 through 2002, and (b) stockholder, regulatory and internal financial and other reports through September 30, 2002 -- all with regard to balance sheet and off-balance sheet composition, profitability, interest rates, volumes, maturities, market values, trends, credit risk, interest rate risk, liquidity risk and operations; (3) discussions with Leeds Bankshares' management regarding past and current business, operations, financial condition, and future prospects; (4) an analysis of the pro forma impact on stockholders and depositors of Leeds Bankshares of alternative strategies as an independent institution, including the option of remaining in mutual holding company form and various options regarding the timing and pro forma impact of pursuing a second step conversion; (5) competitive, economic and demographic characteristics in the local market area; (6) the potential impact of regulatory and legislative changes on savings institutions; (7) the financial terms of recently completed second step conversions of mutual holding companies, regionally and nationally, and the terms of the six recent similar transactions announced involving the merger of mutual holding company institutions with and into larger mutual institutions; (8) the impact on depositors of Leeds Savings resulting from having their rights in Leeds MHC converted into similar rights in Northwest MHC and gaining access to the broader product line, significantly greater number of branches and ATMs and greater resources of Northwest Bancorp; and (9) Northwest Bancorp's financial condition as of September 30, 2002 regarding the ability to complete the merger from a cash and capital perspective.

     In rendering its opinion, RP Financial relied, without independent verification, on the accuracy and completeness of the information concerning Leeds Bankshares furnished by Leeds Bankshares to RP Financial for review for purposes of its opinion, as well as publicly-available information regarding other financial institutions and economic and demographic data. Leeds Bankshares did not restrict RP Financial as to the material it was permitted to review. RP

BOARDS OF DIRECTORS
DECEMBER 3, 2002
PAGE 4

Financial did not perform or obtain any independent appraisals or evaluations of the assets and liabilities and potential and/or contingent liabilities of Leeds Bankshares.

     RP Financial expresses no opinion on matters of a legal, regulatory, tax or accounting nature or the ability of the merger as set forth in the Agreement to be consummated. In rendering its opinion, RP Financial assumed that, in the course of obtaining the necessary regulatory and governmental approvals for the proposed merger, no restriction will be imposed on Northwest MHC, Northwest Bancorp or Northwest Bank that would have a material adverse effect on the ability of the merger to be consummated as set forth in the Agreement.


OPINION
-------

     It is understood that this letter is directed to the Boards of Directors of Leeds Bankshares and Leeds MHC in their consideration of the Agreement, and does not constitute a recommendation to any stockholder of Leeds Bankshares or depositor/member of Leeds MHC as to any action that they should take in connection with the Agreement, or otherwise.

     It is understood that this opinion is based on market conditions and other circumstances existing on the date hereof.

     It is understood that this opinion may be included in its entirety in any communication by Leeds Bankshares, Leeds MHC, or their Boards of Directors to the stockholders of Leeds Bankshares or depositor/members of Leeds MHC. It is also understood that this opinion may be included in its entirety in any regulatory filing by Leeds Bankshares, Leeds MHC, Northwest Bancorp or Northwest MHC, and that RP Financial consents to the summary of this opinion in the proxy materials relating to these parties, and any amendments thereto. Except as described above, this opinion may not be summarized, excerpted from or otherwise publicly referred to without RP Financial's prior written consent.

     Based upon and subject to the foregoing and other such matters we consider relevant, it is RP Financial's opinion that, as of the date hereof, the merger is fair to the members of Leeds MHC and the Merger Consideration to be received by the holders of Leeds Bankshares Common Stock, as described in the Agreement, is fair to such stockholders from a financial point of view.


                                               Respectfully submitted,

                                               RP FINANCIAL, LC.

                                               /s/ RP FINANCIAL, LC.

                                 REVOCABLE PROXY

                         LEEDS FEDERAL BANKSHARES, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                                DECEMBER 26, 2002

         The undersigned hereby appoints the official proxy committee consisting of the entire Board of Directors with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of Common Stock of Leeds Federal Bankshares, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders ("Meeting") to be held at 1101 Maiden Choice Lane, Baltimore, Maryland, on December 26, 2002 at 3:00 p.m, and at any and all adjournments thereof. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:

                                                                              FOR                AGAINST         ABSTAIN

1. To approve the Agreement and Plan of Merger, dated as of August 16, 2001, by and among Northwest Savings
   Bank, Northwest Bancorp, Inc. and Northwest Bancorp,                       / /                  / /             / /
   MHC and Leeds Federal Savings Bank, Leeds Federal
   Bankshares, Inc. and Leeds Federal Bankshares, MHC,
   and the transactions contemplated thereby;

                                                                              FOR                AGAINST

2. The election of one director to serve for a term of three
   years;                                                                     / /                  / /


                                                                              FOR                AGAINST         ABSTAIN

3. The ratification of the appointment of KPMG LLP as
   auditors for Leeds Federal Bankshares, Inc. for the                        / /                  / /             / /
   fiscal year ending June 30, 2003; and

To transact such other business as may properly come before the meeting or any adjournment thereof. The board of directors is not aware of any other business to come before the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ABOVE LISTED PROPOSAL.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSITION STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE MAJORITY OF THE BOARD OF DIRECTORS IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.
--------------------------------------------------------------------------------

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Should the undersigned be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of Leeds Federal Bankshares, Inc. at the Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of Leeds Federal Bankshares, Inc. at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Meeting.

The undersigned acknowledges receipt from Leeds Federal Bankshares, Inc. prior to the execution of this proxy of notice of the Meeting and a proxy statement dated November ____, 2002.


Dated: _________________, 2002                  / /  Check Box if You Plan
                                                     to Attend Meeting


-------------------------------                 --------------------------------
PRINT NAME OF STOCKHOLDER                       PRINT NAME OF STOCKHOLDER


-------------------------------                 --------------------------------
SIGNATURE OF STOCKHOLDER                        SIGNATURE OF STOCKHOLDER


Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.



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           PLEASE   COMPLETE AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE
                    ENCLOSED POSTAGE-PREPAID ENVELOPE.

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